As filed with the Securities and Exchange Commission on July 29, 2015
Registration No. 333-205157

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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Pre-Effective Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Incapital Trust Products II LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	[______] (I.R.S. Employer Identification Number)

Incapital Trust Products II LLC
Corporation Trust Center
1209 Orange Street
Wilmington, DE  19801
(302) 658-7581
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
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A. Brad Busscher, Esq.
General Counsel
Incapital LLC
200 South Wacker Drive
Suite 3700
Chicago, IL 60606
(312) 379-3700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
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Copies to:
Ze’-ev D. Eiger, Esq.
Anna T. Pinedo, Esq.
Morrison & Foerster LLP
250 West 55th Street
New York, NY 10019-9601
(212) 468-8000
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Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)(4)
BASICS CD Pass-Through Trust Certificates	$250,000,000	$1,000,000	100%	$29,050
TOTAL	250,000,000	$1,000,000	100%	$29,050

(1)  This registration statement also registers an indeterminate amount of trust certificates to be sold by the selling agents in connection with market-making activities.

(2)  Estimated solely for purposes of calculating the registration fee.

(3)  Pursuant to Rule 457(o) under the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the proposed maximum aggregate offering price for the BASICS CD Pass-Through Trust Certificates.

(4)  A registration fee of $116.20 was previously paid in connection with the registrant’s June 22, 2015 registration of the offering of $1,000,000 of BASICS CD Pass-Through Trust Certificates.

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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Introductory Note

The Registration Statement includes a prospectus with a corresponding form of prospectus supplement for offering series of trust certificates representing beneficial ownership interests in various trusts to be created from time to time, the assets of which will consist of a pool of certificates of deposit satisfying the criteria specified in the prospectus, deposited in trust by the registrant.  Each trust will issue only one series of trust certificates.

The information in this prospectus supplement is not complete and may be changed.  This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

FORM OF PROSPECTUS SUPPLEMENT
Subject to Completion, dated [__________], 2015

PROSPECTUS SUPPLEMENT (To Prospectus dated [__________], 2015)

$_________

Incapital Trust Products II Trust [ ]

BASICS

(BAsic Structured Income Certificates)

CD Pass-Through Trust Certificates

The trust will issue and sell a single series of trust certificates.  The trust certificates will represent undivided beneficial interests in the trust assets, which will consist of:

•	certificates of deposit (“CDs”) issued by at least ten different “eligible issuers;”

•	any payments on or with respect to those CDs; and

•	other assets described in the prospectus and this prospectus supplement.

Each issuer of underlying CDs will be, as of the initial issue date of the trust certificates, an “eligible issuer.”  “Eligible issuer” means a national banking association organized under the laws of the United States that has its deposits insured by the Federal Deposit Insurance Corporation, submits call reports to the applicable federal banking agency, and is a bank subsidiary of a reporting company under the Securities Exchange Act of 1934, as amended.

The underlying CDs will pay interest based only on fixed or floating interest rates and will have fixed maturity dates that cannot be extended or rolled.  The underlying CDs will not include any market or equity linked CDs.

The trust certificates:

•	will be issued in initial principal balances of $_____ and integral multiples of $_____;

•	will be entitled to distributions of interest [monthly], [quarterly], [semi-annually] on the __ day of each ____, commencing _____;

•	[will be subject to [mandatory][optional] redemption [briefly describe terms of redemption];]

•	[will not be listed on any exchange;]

•	at the time of their issuance, will be rated in one of the investment grade categories recognized by one or more nationally recognized statistical rating organizations;

•	will have an initial distribution rate of ___% per year, and a final scheduled distribution date of ______; and

•	will not represent an obligation of, or be guaranteed by, us or any other entity.

You should review the information in the section entitled “Risk Factors” beginning on page 8 of the accompanying prospectus prior to making a decision to invest in the trust certificates.

	Per Certificate	Total
Public Offering Price(1)	$	$

Selling Concession	$	$

Proceeds to Trust	$	$
____________
(1)  Plus distributions, if any, from [__________], 2015, if settlement occurs after that date.

We expect delivery of the trust certificates to be made to investors in book-entry only form through the facilities of The Depository Trust Company on or about [__________], 2015.
_____________________

The trust certificates are unsecured and are not savings accounts, deposits, or other obligations of a bank. The trust certificates are not guaranteed by a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
______________________
Incapital LLC

The date of this prospectus supplement is ___________

PROSPECTUS SUPPLEMENT
______________________

TABLE OF CONTENTS
______________________

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

In connection with deciding to invest in the trust certificates offered pursuant to this prospectus supplement, you should rely only on the information contained in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different or additional information.  If anyone provides you with different or additional information, you should not rely on it.  We are not, and neither the trust nor [any][the] selling agent[s] is, making an offer to sell the trust certificates or soliciting an offer to buy the trust certificates in any jurisdiction where the offer or sale is not permitted.  You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on their respective front cover pages.

This prospectus supplement and the accompanying prospectus provide only summary information with respect to the issuers of the underlying CDs that constitute the trust assets, or the “underlying CDs.”  More detailed information relating to the underlying CDs and their issuers can be found in the disclosure statements relating to the offering and sale of the underlying CDs by each related issuer.

The depositor confirms that this prospectus supplement and the accompanying prospectus, including the information in or incorporated by reference in this prospectus supplement or the accompanying prospectus, contain all information regarding the depositor, the trust and the terms of the trust certificates material to investors in the trust certificates and is not misleading in any material respect and that, to the knowledge of the depositor, the depositor has not omitted any information that would make any statement that is included or incorporated by reference in this prospectus supplement or the accompanying prospectus misleading in any material respect.

For 25 days, with respect to trust certificates approved for listing on a national securities exchange or for 90 days following the date of this prospectus supplement, all selling agents or dealers selling the trust certificates are required to deliver a copy of this prospectus supplement and the accompanying prospectus to their potential investors.  This is in addition to the selling agents’ or dealers’ obligation to deliver a copy of this prospectus supplement and the accompanying prospectus to their potential investors when acting as an agent of the depositor in soliciting offers to purchase trust certificates.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” or similar references are to Incapital Trust Products II LLC and all references to “you” refer to the holders of trust certificates.

SUMMARY

This summary highlights certain of the material terms of the trust certificates.  It does not contain all of the information that you need to consider in making a decision to invest in the trust certificates.  As a result, you should read carefully and in full this prospectus supplement and the accompanying prospectus, and the matters set forth under “Risk Factors” beginning on page 8 of the accompanying prospectus.

The Trust

Incapital Trust Products II Trust [ ], a newly formed Delaware statutory trust.

Securities Offered

CD Pass-Through Certificates of the Incapital Trust Products II Trust [ ].

Initial Aggregate Principal Balance of Trust Certificates

The initial aggregate principal balance of the trust certificates will equal the initial aggregate outstanding principal amount of the underlying CDs.

Denominations

The trust certificates will be issued in initial balances of $_____.  The $______ initial principal balance of each trust certificate will be reduced each time there is a distribution of principal on an underlying CD or if there is a removal event, tax wind-up event or investment company wind-up event, as described in the accompanying prospectus.

Issue Date of Trust Certificates

__________, 20__

Final Scheduled Distribution Date of Trust Certificates

__________, 20__

Trust Assets

The trust certificates represent undivided beneficial ownership interests in the assets of the trust.  The assets of the trust will consist of: (1) CDs issued by at least ten different “eligible issuers;” (2) any payments on or with respect to those CDs; and (3) other assets described in the prospectus and this prospectus supplement.  The underlying CDs will pay interest based only on fixed or floating interest rates and will have fixed maturity dates that cannot be extended or rolled.  Each issuer of underlying CDs will be, as of the initial issue date of the trust certificates, an “eligible issuer.”  “Eligible issuer” means a national banking association organized under the laws of the United States that has its deposits insured by the Federal Deposit Insurance Corporation, submits call reports to the applicable federal banking agency, and is a bank subsidiary of a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

[Substantially all][__%] of the underlying CDs will be redeemable, in whole or in part, prior to their stated maturity at the option of the related issuer at the redemption price applicable to those underlying CDs].

Reserve Account

The depositor will deposit with trustee on the closing date cash, letters of credit and short-term investments acceptable to the hired NRSROs in the amount of [$] .  The reserve account will initially be funded from a portion of the proceeds of the sale of the trust certificates.  [Collections with respect to the deposited assets not distributed with respect to the certificates shall be deposited in the reserve account.] Amounts deposited in the reserve account will be used by the trustee to (1) make payments of principal of and premium (if any) and interest on the certificates to the extent that funds are not otherwise available and (2) pay ongoing trust expenses.  Immediately after any distribution date, amounts in the reserve account in excess of [indicate formula] [may be paid to the depositor].]

Composition of the Trust

The following information will apply to the overall composition of the underlying CDs that the related issuers have agreed to sell to the depositor:

Number of issuers:

Aggregate principal amount:	$

Average principal amount:	$

Largest principal amount:	$

Weighted average maturity:

Weighted average interest rate:	% per year

Initial Distribution Rate

The trust certificates initially will have a distribution rate of [___%] per year, which will be equal to or greater than the weighted average interest rate of the underlying CDs.  This rate will change over time depending upon the weighted average interest rate of the underlying CDs remaining in the trust.

Scheduled Interest Distributions

Interest payments received by the trustee with respect to the underlying CDs and other trust assets will be payable [monthly on [___]  and on the [___] day of each month thereafter] [semiannually][quarterly] on ____[, _____, _____] and ____ of each year, beginning ______, and each of these dates is collectively referred to in this prospectus supplement as “regular distribution dates.”  On each of these dates, or if that date is not a business day, on the business day immediately following that regular distribution date, you will be entitled to receive, to the extent received by the trustee, a pro rata share of those interest payments.  Interest on the certificates will be computed on the basis of a 360-day year of twelve 30-day months.

Scheduled Principal Distributions

Upon the maturity or earlier redemption of the underlying CDs, which we refer to as a “final scheduled distribution date,” you will be entitled to receive your pro rata share, to the extent received by the trustee, of any payment of principal and any premium and interest with respect to the underlying CDs.  Upon the occurrence of a removal event, tax wind-up event or investment company wind-up event, or following the dissolution of the trust, your pro rata share of the underlying CDs will be distributed to you, except that you may receive cash in lieu of fractional underlying CDs, as described under “Description of the Trust Certificates – Removal of Underlying CDs” in the accompanying prospectus.

Special Distributions

If the trustee receives a payment on any underlying CDs after the regular distribution date with respect to that payment, then the trustee will make a special pro rata distribution of that payment immediately following receipt of that payment.  No additional amounts will accrue on any trust certificates or be owed to certificateholders as a result of the receipt of a payment on an underlying CD after the date of the distribution with respect to that payment.

Record Dates

Distributions on the trust certificates on a regular distribution date other than the final scheduled distribution date and on each special distribution date resulting from the failure of the related issuer of any underlying CDs held by the trust to make a required payment prior to the regular distribution date with respect to that payment will be made to holders as of the “record date” for that regular distribution date or special distribution date, as the case may be, which will be the business day immediately preceding that regular distribution date or special distribution date, as the case may be.

Removal of Underlying CDs

Underlying CDs will be removed from the trust upon the occurrence of a removal event, a tax wind-up event or an investment company wind-up event, each as described under “Description of the Trust Certificates–Removal of Underlying CDs” in the accompanying prospectus.

[[Mandatory][Optional] Redemption

[The trust certificates are mandatorily redeemable by the trust upon the occurrence of [specify circumstances].][The trust certificates are redeemable at the option of the trust at any time, in whole but not in part, at a redemption price of $[__] per trust certificate.]]

[Call Right

On or after the [closing date], call rights may be issued by the depositor that represent the right of the holders of the call rights to purchase outstanding trust certificates in whole or in part as discussed under “Description of the Trust Certificates—Call Right” in the prospectus.  The call rights are not being offered pursuant to this prospectus and will be offered only to certain institutional investors.

On any business day on or after [  ] that any call right holders designate as a “Call Date,” the call right holders may, upon notice of not less than [ ] days, (i) after the announcement of [describe event], the call right holder may, in the case of receipt of notice of [describe event], upon notice of not less than [ ] days, purchase your trust certificates in whole or in part at [call price].

Upon notice of exercise of any call rights, the trustee will direct The Depository Trust Company (“DTC”), relying on DTC’s published procedures, to select a stated amount of the trust certificates to be surrendered to the trustee in exchange for a pro rata portion of the call exercise price. The trustee will not exercise any discretion in connection with the exercise of the call right or the selection of the trust certificates.  Following its receipt of the trust certificates upon such exercise of any call rights, the trustee will surrender the trust certificates to the exercising call right holders.

If a call right holder also holds trust certificates on the date of the exercise of a call right, the call right holder may elect to call its own trust certificates before any other person’s trust certificates are called.

The call right holders are not required to exercise their call rights with respect to the trust certificates prior to their stated maturity date. The exercise of call rights will be subject to substantial restrictions, which are summarized in the accompanying prospectus and set forth in the call right documentation. For additional information on the exercise of call rights, see “Description of the Trust Certificates—Call Right” in the prospectus.]

Depositor

Incapital Trust Products II LLC, a wholly owned limited purpose subsidiary of Incapital Holdings LLC.

Trustee

U.S. Bank Trust National Association (“U.S. Bank”), a national banking association, will act as trustee, registrar and paying agent under the Trust Agreement. U.S. Bank Trust is a national banking association and a wholly-owned subsidiary of U.S. Bancorp.  U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 49 domestic and three international cities. The Trust Agreement will be administered from U.S. Bank’s corporate trust office located at 100 Wall Street, New York, New York or at such other address as the trustee may designate from time to time.

As of March 31, 2015, U.S. Bank was acting as trustee, registrar and paying agent with respect to over 85,000 issuances of securities with an aggregate outstanding principal balance of over $3.2 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. U.S. Bank has extensive experience in complying with the requirements of Regulation AB. Using information set forth in this prospectus supplement, the trustee will develop the cashflow model for the trust. Based on the underlying asset information provided at closing, the trustee will calculate the amount of principal and interest to be paid on each distribution date. In accordance with the cashflow model and based on the underlying asset information provided at closing, the trustee will perform distribution calculations, remit distributions on the distribution date to certificateholders and prepare statements to certificateholders detailing the payments received and the activity on the underlying asset(s) during the collection period.

Delaware Trustee

U.S. Bank Trust National Association.

Administrative Agent

Incapital Holdings LLC.

Form and Denomination

The trust certificates will be represented by global certificates deposited with the trustee as custodian for The Depository Trust Company, or “DTC,” and registered in the name of Cede & Co. or another nominee designated by DTC.  The trust certificates will be issued and delivered in book-entry only form through the facilities of DTC for the accounts of its participants, except in limited circumstances described under “Description of the Trust Certificates—Definitive trust certificates” in the accompanying prospectus.  The trust certificates will be denominated in, and distributions on the trust certificates will be payable in, U.S. dollars.

Listing

[The certificates will not be listed on any exchange.]  [Application has been made to list the trust certificates on the [____] under the proposed symbol [____]].

U.S. Federal Income Tax Consequences

The trust should be classified as a grantor trust for U.S. federal income tax purposes.  Each holder should be treated as if it owns a pro rata portion of the underlying CDs.  The trust should not be classified as a corporation or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.  See “U.S. Federal Income Tax Consequences” below and in the accompanying prospectus.

Ratings

The depositor expects that the notes will receive ratings from one nationally recognized statistical rating organization (“NRSRO”).  A rating of the trust certificates is not a recommendation to purchase, hold or sell them.  In addition, there can be no assurance that a rating of the trust certificates will remain for any given period of time or that a rating will not be downgraded or withdrawn entirely by a rating agency if, in its judgment, circumstances in the future so warrant.  See “Ratings” in this prospectus supplement.

Listing/Rating Agency Monitoring Fee

The hired NRSRO will receive a fee for monitoring the rating on the certificates equal to [ ] of the aggregate principal amount of the certificates per year beginning in [2015], which will be paid by the trust in [ ] installments.  If the certificates are listed, the [ ] exchange will receive a listing fee for the outstanding certificates listed on the [ ] exchange equal to [ ]% of the aggregate principal amount of the certificates beginning in 20___, which will be paid by the trust in [ ] installments.

Fees and Expenses

The funds collected on the underlying CDs that are available for distribution to certificateholders will be gross of any ongoing trust expenses paid by the trustee, which will be paid out of the reserve account. The following table identifies the amount or method of determination for each fee or expense that will be paid on each underlying CDs payment date:

Fee or Expense	General Purpose	Party Receiving Fee	Source of Funds	Amount

Trustee fee	Trustee compensation	Trustee	Reserve account	[ ]% of the aggregate outstanding principal amount of the certificates per year payable [semi-annually] on each distribution date

Rating agency monitoring fee	Rating agency compensation	Hired NRSRO	Reserve account	[ ]% of the aggregate outstanding principal amount of the certificates per year payable [semi-annually] on each distribution date

Fee or Expense	General Purpose	Party Receiving Fee	Source of Funds	Amount

[ ]Exchange listing fee	[ ] Exchange compensation	[ ] Exchange	Reserve account	[ ]% of the aggregate outstanding principal amount of the certificates per year payable [semi-annually] on each distribution date

Risk Factors

See “Risk Factors” in the accompanying prospectus for a discussion of the factors you should consider prior to investing in the trust certificates.

[Depending on the assets, additional risk factors may be added].

Contact Information for the Depositor

You may contact the depositor’s offices at Incapital Trust Products II LLC, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, or by calling (312) 379-3700.

TRANSACTION STRUCTURE*

* This diagram will be revised as needed to reflect the terms of a particular series.

RISK FACTORS

[Describe risk factors applicable to the specific CDs, other deposited assets, the certificates and the particular structure of the certificates being offered, factors relating to the yield on the certificates and risks associated with the deposited assets.]

FORMATION OF THE TRUST

The trust will be a Delaware statutory trust formed on the initial issue date of the trust certificates pursuant to a trust agreement, among Incapital Trust Products II LLC, as depositor (the depositor), U.S. Bank National Association, as trustee (the trustee), U.S. Bank Trust National Association, as the Delaware trustee, and Incapital Holdings LLC, as the administrative agent.  The trust agreement will provide for the operation of the trust in accordance with the description set forth herein and in the accompanying prospectus.

USE OF PROCEEDS

The proceeds from the sale of the trust certificates are expected to be $________.  A portion of the proceeds will be used to initially fund the reserve account, and the remaining proceeds will be deposited in the underlying CDs at an aggregate purchase price of $_____.  The difference between the aggregate public offering price set forth on the cover page of this prospectus supplement and the price paid by the trust for the underlying CDs deposited into the trust will equal the selling concession paid to the selling agent[s].  Expenses of the offering, as well as ongoing trust expenses, will be paid by the trust out of the reserve account.

SUPPLEMENTAL DESCRIPTION OF THE TRUST CERTIFICATES, THE UNDERLYING CDS AND OTHER ASSETS, AND THE TRUST

This prospectus supplement and the accompanying prospectus contain limited information with respect to the underlying CDs of the related issuers since they relate only to the trust certificates.  Relevant information is included in the disclosure statements of the related issuers relating to the offer and sale of their underlying CDs.

[The selling agent[s] have agreed to deliver directly to purchasers of the trust certificates copies of the disclosure statements of the issuers of the underlying CDs deposited into the trust.]

The trust will not have any assets other than underlying CDs and the other assets described in this prospectus supplement and the accompanying prospectus from which to make distributions on the trust certificates.  Consequently, the ability of certificateholders to receive distributions with respect to the trust certificates will depend entirely on the trust’s receipt of payments on the underlying CDs from the related issuers.

Issuers of Underlying CDs

The following chart identifies the issuers of the underlying CDs that will be included initially in the trust assets.  The chart also contains important information about these issuers.

As a prospective purchaser of trust certificates, you should review carefully the disclosure statements of the issuers of the underlying CDs and the terms of the underlying CDs as in your judgment is necessary to make an informed decision with respect to an investment in the underlying CDs.  The issuers of the underlying CDs are not participating in this offering of trust certificates in any way and have no obligations under the trust certificates.

Issuer	Address of Principal Place of Business

Information Regarding Underlying CD Issuers

[INSERT INFORMATION AS APPROPRIATE]

Composition of the Trust Assets; Terms of Underlying CDs

[The principal amount of underlying CDs of any single issuer to be held as assets of the trust will represent, at the initial issue date of the trust certificates, less than 10% of the aggregate principal amount of all underlying CDs held as assets of the trust.  In addition, the underlying CDs must at all times be issued by at least ten different national association banks organized under the laws of the United States. However, due to redemption or removal, or the maturity of, underlying CDs held by a trust, the concentration of assets of a trust may change following the issue date and it is possible that over time more than 10% of the assets of a trust will be comprised of underlying CDs of a single issuer.]  [The principal amount of underlying CDs of a single issuer, [Issuer], represent in excess of 10% of the aggregate principal amount of all underlying CDs held as assets of the trust.]  The assets of each trust may be comprised of underlying CDs of varying maturities.  The depositor will not enter into any arrangement with the underlying issuer or its affiliates in relation to the acquisition of CDs for deposit in the trust.

As of the date of this prospectus supplement, the following information will apply to the overall composition of the underlying CDs:

Number of issuers:

Aggregate principal amount:	$

Average principal amount:	$

Largest principal amount:	$

Weighted average maturity:

Weighted average interest rate:	% per year

The scheduled maturity dates of the underlying CDs range from ___________ __, 20__ to ___________ __, 20__, and the initial weighted average remaining life of the underlying CDs is _______ years.  We expect that the last distribution on the trust certificates will be made on ____________ __, 20__.

As of the date of this prospectus supplement, the following information will apply to the underlying CDs:

Issuer	Coupon/ Formula	Day-Count Convention	Interest Payment Date(s)	Principal Amount ($MM)	% of Aggregate Principal Amount	Maturity Date	First [Mandatory] [Optional] Redemption Date	[Mandatory] [Optional] Redemption Price

The following charts provide additional data regarding:

•	the estimated future average interest rates on the trust certificates; and

•	the estimated future payments that you may receive on the trust certificates.

These yields and payments may be affected by a variety of future events.  See “Risk Factors—The average maturity and yield to maturity of your trust certificates may vary” and “Risk Factors—A removal event, tax wind-up event or investment company wind-up event with respect to the trust certificates generally will result in the distribution of underlying CDs to you, which could result in a loss on your investment” in the accompanying prospectus for some of the future events that may impact these yields and payments  These yields and payments may also be affected by the income earned on eligible investments.

Date	Estimated Weighted Average Interest Rates

Estimated Future Payments
Year	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec

Expenses

Out of the reserve account, the trustee will pay its own fee for services, as well as legal, accounting, rating agency, exchange listing, organizational, administrative agent and other expenses incurred from time to time on behalf of the trust.  If funds in the reserve account are not sufficient to pay these actual trust expenses, then the depositor will be responsible to pay them on a subsequent distribution date.

Review of the Trust’s Assets

A review has been conducted of all of the trust’s assets as required under Rule 193 of the Securities Act of 1933, as amended (the “Securities Act”).  [INSERT INFORMATION REGARDING THE NATURE OF THE REVIEW PERFORMED WITH REGARD TO THE TRUST’S ASSETS AND THE FINDINGS AND CONCLUSIONS OF SUCH REVIEW AS REQUIRED UNDER ITEM 1111(A)(7) OF REGULATION AB][INSERT INFORMATION REGARDING THE DEVIATION OF ANY OF THE TRUST’S ASSETS FROM THE DISCLOSED UNDERWRITING CRITERIA AS REQUIRED UNDER ITEM 1111(A)(8) OF REGULATION AB]

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

The depositor and the selling agent[s] [have] entered into a selling agency agreement, dated as of [_______], pursuant to which, on the terms and subject to the conditions contained in that agreement, [the][each] selling agent has agreed that it will, on behalf of the depositor, use its reasonable efforts to solicit offers to purchase the certificates.  The certificates will only be offered for sale in the United States.

The offering period for the trust certificates will terminate on the initial issue date of the trust certificates.  The depositor reserves the right to withdraw, cancel or modify the offering of trust certificates without notice and may accept or reject offers to purchase the trust certificates, in whole or in part, in its sole discretion.

The selling agency agreement provides that the obligation of the selling agent[s] to solicit offers to purchase the trust certificates is subject to the approval of certain legal matters by its counsel to the accuracy in all material respects of the depositor’s representations in the selling agency agreement, to the delivery by the depositor of an officer’s trust certificate, to the effectiveness of the registration statement covering the trust certificates and to the trust certificates being assigned the ratings specified under “Ratings” in this prospectus supplement.

The selling agent[s] will receive a concession on the sale of the certificates in the aggregate amount of $_____.

The depositor will deposit the proceeds of the trust certificates with the underlying CD issuers which will then issue to the trust the underlying CDs that will be deposited in such trust.  These transactions will occur contemporaneously.  The depositor will be the issuer of the trust certificates within the meaning of the U.S. federal securities laws.  The trust and the selling agent[s] participating in the distribution of the trust certificates will be statutory underwriters within the meaning of the U.S. federal securities laws.  In addition, the depositor, the trust and the selling agent[s] participating in the distribution of the trust certificates will be statutory underwriters within the meaning of the U.S. federal securities laws with respect to the underlying CDs deposited into the trust.  Any discounts, concessions or commissions received by the selling agent[s] and any profit realized by them on the sale of those trust certificates may be deemed to be underwriting discounts and commissions under the U.S. federal securities laws.

[In addition, the depositor and each selling agent participating in the distribution of the trust certificates will be deemed to be statutory underwriters within the meaning of the U.S. federal securities laws with respect to the underlying CDs which were deposited into the trust.  Incapital LLC (“Incapital”), one of the selling agents is an affiliate of the depositor.  Incapital will conduct each offering of the trust certificates in compliance with the requirements of FINRA Rule 5121, regarding a FINRA member firm’s distribution of the securities of an affiliate.  Following the initial distribution of any of the trust certificates, Incapital may offer and sell those certificates in the course of its business as broker-dealer. Incapital may act as principal or agent in these transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Incapital may use this prospectus and the accompanying prospectus supplement in connection with any of these transactions. Incapital is not obligated to make a market in any of the trust certificates and may discontinue any market-making activities at any time without notice.]

Neither Incapital nor any other affiliated agent or dealer of the depositor utilized in the initial offering of the trust certificates will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

The trust certificates are a new issue of securities and, accordingly, prior to this offering, there was no market for the trust certificates.  [Although application has been made to list the trust certificates on the [___] Stock Exchange, there can be no assurance that any listing will be granted.]  In addition, there can be no assurance that any trading market for the trust certificates will develop or be maintained or be liquid.

LISTING AND GENERAL INFORMATION

[Application has been made to list the trust certificates on the [___] Stock Exchange.]  There can be no assurance that such listing will be granted. In connection with the listing application, the trust agreement and a legal notice relating to the issuance of the trust certificates will be deposited prior to listing with the [___] Stock Exchange, where copies of those documents may be obtained. You also may request copies of the above documents (free of charge) together with this prospectus supplement and the accompanying prospectus, the selling agency agreement and all future distribution statements, annual reports and other public filings of the trust, so long as the trust certificates are listed on the [___] Stock Exchange, at the main office of U.S. Bank National Association, our paying agent. The trust’s first distribution statement will be available within 15 calendar days following the trust’s receipt of any payments on the underlying CDs. In connection with the original distribution of the trust certificates, copies of the disclosure statements relating to the underlying CDs of the related issuers also will be available, upon request (free of charge), at the offices of our paying agent during usual business hours.

The trust is not involved in any litigation, arbitration or administrative proceeding relating to claims in amounts which may have or have had a significant effect on the trust, nor, so far as the depositor is aware, is any such litigation, arbitration or administrative proceeding involving it pending or threatened.

As of the initial issue date, the issuance of the trust certificates will have been authorized by the managing member of the depositor by a consent dated on ___________.  Since its formation, the depositor has not engaged in any activities except for the activities described herein relating to the issuance of the trust certificates.

The trust certificates will be assigned CUSIP number _________.

RATINGS

The depositor expects that the notes will receive ratings from a NRSRO.

The ratings address the likelihood of the receipt by the certificateholders of payments required under the trust agreement, and are based primarily on the credit quality of the deposited assets, as well as on the relative priorities of the certificateholders with respect to collections and losses with respect to the deposited assets. The rating on the certificates does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the deposited assets or the corresponding effect on yield to investors.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

The depositor has not requested a rating on the certificates by any rating agency other than the hired NRSRO. However, there can be no assurance as to whether any non-hired NRSRO will rate the certificates, or, if it does, what rating would be assigned by any such non-hired NRSRO. A rating on the certificates by a non-hired NRSRO, if assigned at all, may be lower than the ratings assigned to the certificates by the hired NRSRO.

U.S. FEDERAL INCOME TAX CONSEQUENCES

U.S. Federal Income Tax Consequences

The following discussion supplements the discussion under “U.S. Federal Income Tax Consequences” in the accompanying prospectus and is not exhaustive of all possible tax considerations. It is based upon the Code, regulations promulgated under the Code by the Treasury (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder.

This summary is directed solely to holders that are not excluded from the discussion of U.S. federal income taxation in the accompanying prospectus and that will purchase the trust certificates upon original issuance and will hold such certificates and the assets of the trust as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the trust certificates, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

Tax Classification of the Trust

In the opinion of Morrison & Foerster LLP, the trust, under current law, should not be classified as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and the trust should constitute a grantor trust for U.S. federal income tax purposes. This opinion is based on the assumption that there will be full compliance with the terms of the organizational documents relating to the trust [and any related documents and on a certificate received from the trust]. Accordingly, in the view of Morrison & Foerster LLP, the trust should not be subject to U.S. federal income tax and each certificateholder should be subject to U.S. federal income taxation as if it owned directly the portion of the underlying CDs allocable to the trust certificates, and as if it received (or accrued) directly its share of income received (or accrued) by the trust and as if it paid (or accrued) directly its share of expenses paid (or accrued) by the trust.  No assurance can be given that the IRS will agree with the foregoing characterization of the trust or that if challenged that the characterization will prevail.

For example, if the trust were to be classified as a tax partnership instead of a grantor trust, then the trust would not be subject to U.S. federal income tax, but each item of income, gain, loss and deduction generated as a result of the ownership of the underlying CDs by the trust would be allocated to the certificateholders as the partners in a tax partnership according to their respective interests in the trust. The amount of income reportable by the certificateholders as partners in a tax partnership could differ from that reportable by the certificateholders as holders of interests in a grantor trust. A cash basis certificateholder treated as a partner, for example, might be required to report income when it accrues to the trust rather than when it is received by the trust. As a result, the certificateholder might be taxed on an amount of income greater than the amount of interest received on the trust certificate. In addition, partnership characterization may have adverse state or local tax consequences for certificateholders. Certificateholders should consult their own tax advisors regarding the foregoing.

Because the trustee will treat the trust as a grantor trust for U.S. federal income tax purposes, it will not comply with the tax reporting requirements applicable to the possible alternative characterizations of the trust, including the one discussed above.

The following discussion assumes that the trust is, and the trust certificates represent interests in, a grantor trust for U.S. federal income tax purposes.

[INSERT ADDITIONAL TAX DISCUSSION AS APPROPRIATE]

LEGAL MATTERS

Morrison & Foerster LLP, New York, New York will pass upon certain legal matters relating to the trust certificates for the depositor and the selling agent[s].  The validity of the trust certificates and other matters of Delaware law will be passed upon for the depositor and any selling agents by Richards, Layton & Finger, P.A., Wilmington, Delaware.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the “SEC”) a registration statement under the Securities Act, relating to the trust certificates.  This prospectus supplement and the accompanying prospectus is part of the registration statement, but the registration statement includes additional information, including the form of the trust agreement for each trust.

We will file with the SEC periodic reports as required under the Exchange Act, and the rules and regulations of the SEC.  These reports will include:

•
current reports on Form 8-K that relate to the payments on the trust certificates and include specific information about the performance of the underlying CDs held as assets by a particular trust, including distribution reports;

•	annual reports on Form 10-K that include an annual statement from the trustee as to compliance with the trust agreement; and

•	a report of the independent public accountants for the trusts.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose information to you by referring you to one or more documents filed separately with the SEC.  Information that is incorporated by reference is considered to be a part of this prospectus.  We incorporate by reference any future periodic reports that we file with the SEC prior to the termination of our offering for the trust certificates, and, if applicable, the statements in those reports will add to or update the information contained in this prospectus supplement, the accompanying prospectus, or in previously filed periodic reports.  You should rely on the information contained in those reports if that information is different that the information contained in this prospectus supplement or in the accompanying prospectus.

You may read and copy any notices, reports, statements or other information that we file or cause to be filed at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms.  You also may obtain public filings from the SEC's Internet site (http://www.sec.gov), which contains reports, proxy and information statements and other information regarding issuers that file publicly with the SEC.

You may obtain additional information about us, the trusts and the trust certificates, at no cost, by writing to Incapital Trust Products II LLC, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, or by calling (312) 379-3700.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy the securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to Completion, Preliminary Prospectus dated [______], 2015

PROSPECTUS

$250,000,000

Incapital Trust Products LLC

Depositor and Sponsor

BASICS

BAsic Structured Income Certificates

CD Pass-Through Trust Certificates
(Issuable in series)

Each trust:

•	will be a separate Delaware statutory trust;

•	will issue only one series of trust certificates;

•	will own:

•	a security or pool of instruments that will include:

•	certificates of deposit (“CDs”) issued by at least ten different “eligible issuers;”

•	any payments on or with respect to those CDs; and

•	other assets described in the prospectus and this prospectus supplement.

Each issuer of underlying CDs will be, as of the initial issue date of the relevant trust certificates, an “eligible issuer.”  “Eligible issuer” means a national banking association organized under the laws of the United States that has its deposits insured by the Federal Deposit Insurance Corporation, submits call reports to the applicable federal banking agency, and is a bank subsidiary of a reporting company under the Securities Exchange Act of 1934, as amended.

The underlying CDs will pay interest based only on fixed or floating interest rates and will have fixed maturity dates that cannot be extended or rolled.  The underlying CDs will not include any market or equity linked CDs.

The trust certificates:

•	will in the aggregate represent all of the undivided beneficial ownership interests in the trust and will be paid only from the assets of the trust;

•	will be offered in amounts, at prices and on terms to be determined at the time of sale as described in the prospectus supplement accompanying this prospectus;

•	will be denominated, sold and payable in U.S. dollars or one or more foreign or composite currencies;

•	will be issued as part of a designated series; and

•	at the time of their issuance, will be rated in one of the investment grade categories recognized by one or more nationally recognized statistical rating organizations.

The certificateholders will be entitled to receive principal, premium, if any, and any interest from the assets deposited with the trust as specified in the accompanying prospectus supplement.

You should review the information in the section entitled “Risk Factors” beginning on page 8 of this prospectus, as well as any risk factors contained in the accompanying prospectus supplement, prior to making a decision to invest in the trust certificates.

The trust certificates will represent interests in the trust only and will not represent interests in or obligations of Incapital Trust Products II LLC, the trustee, the Delaware trustee or of the administrative agent of the trust or any of their respective affiliates.  The trust certificates are unsecured and are not savings accounts, deposits, or other obligations of a bank.  The trust certificates are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

The trust certificates may be offered or sold to or through underwriters, dealers or agents or directly to purchasers, as more fully described under “Plan of Distribution” and in the accompanying prospectus supplement.  This prospectus may be used to offer and sell trust certificates only if accompanied by a prospectus supplement that sets forth the aggregate principal balance and specific terms of the trust certificates.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Incapital LLC

The date of this prospectus is [______], 2015.

______________________________________________________________________

In connection with making a decision to invest in the trust certificates, you should rely only on the information contained in this prospectus and the accompanying prospectus supplement.  We have not authorized anyone to provide you with different or additional information.  If anyone provides you with different or additional information, you should not rely on it.  We are not, and neither the trust nor any selling agent is, making an offer to sell the trust certificates or soliciting an offer to buy the trust certificates in any state or jurisdiction where the offer or sale is not permitted.  You should not assume that the information contained in this prospectus or the accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on their respective front cover pages.

i

ABOUT THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the trust certificates in two separate documents: (i) this prospectus, which provides general information, some of which may not apply to a particular series of trust certificates, including your series of trust certificates; and (ii) the accompanying prospectus supplement, which will describe the specific terms of your series of trust certificates, including:

•	the series designation and aggregate principal amount of the trust certificates;

•	the authorized denominations of the trust certificates;

•	a description of the type, characteristics, and material terms of the underlying CDs, together with any other assets deposited in the trust;

•	the identity of each issuer of the underlying CDs and each obligor with respect to any other assets deposited in the trust;

•	the name of the trustee, the Delaware trustee and any administrative agent;

•	the applicable interest rate or, in the case of a variable rate, the method of calculating the interest rate;

•	the date or dates on which you will be entitled to receive principal, premium, if any, and/or interest;

•	the issue date of the trust certificates;

•	the final scheduled distribution date, if applicable;

•	the offering price or prices of the trust certificates;

•	any exchange terms, whether mandatory or optional, and any redemption terms of each series;

•	the listing of the trust certificates on any U.S. national or international securities exchange;

•
voting rights and required voting percentages with regard to certain actions by the depositor or the administrative agent, if any, or the trustee under the trust agreement, or with respect to the trust; and

•
any other material terms of trust certificates, including terms relating to the rights of the trust or any third party (which may include Incapital Trust Products II LLC or any of its affiliates) to call, redeem or purchase the trust certificates or the underlying CDs before the final scheduled distribution date.

See “Description of the Trust Certificates—General” for a listing of other items that we may include in the accompanying prospectus supplement.

The accompanying prospectus supplement also may add to, update or change the information contained in this prospectus.  You should read both this prospectus and the accompanying prospectus supplement, together with any additional information described under “Where You Can Find More Information.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” or similar references are to Incapital Trust Products II LLC as the depositor and sponsor of the trusts, references to a trust are to a trust or trusts to be formed by us as depositor and all references to “you” refer to the holders of trust certificates.

References in this prospectus to “U.S. dollars,” “U.S.$,” “USD,” “dollar” or “$” are to the lawful currency of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the “SEC”) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), relating to the trust certificates.  This prospectus is part of the registration statement, but the registration statement includes additional information, including the form of the trust agreement for each trust.  We intend to use this prospectus, which includes general information about the trust and the trust certificates, and an accompanying prospectus supplement, which will include specific information about a particular trust and the related trust certificates, to offer trust certificates of each trust.  You should read both the prospectus and the accompanying prospectus supplement before investing in the trust certificates.

Each trust will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  We will file with the SEC on behalf of each trust reports and other information as required under the Exchange Act, and the rules and regulations of the SEC.  You may read and copy any notices, reports, statements or other information that we file or cause to be filed at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  You also may obtain public filings from the SEC's Internet site (http://www.sec.gov), which contains reports, proxy and information statements and other information regarding issuers that file publicly with the SEC.  We do not intend to send any financial reports to certificateholders.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose information to you by referring you to one or more documents filed separately with the SEC.  Information that is incorporated by reference is considered to be a part of this prospectus.  We incorporate by reference any future documents that we file with respect to a trust with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before, on or after the date of this prospectus and prior to the termination of the offering of any series of trust certificates. Information that we file later with the SEC will automatically update the information in this prospectus.  In all cases, you should rely on the later information if that information is different than the information contained in this prospectus or the accompanying prospectus supplement.

You may request copies of the documents incorporated by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference in those documents), at no cost, by writing to Incapital Trust Products II LLC, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, or calling (312) 379-3700.

REPORTS TO CERTIFICATEHOLDERS

Unless and until definitive trust certificates are issued to you, unaudited reports containing information concerning each trust will be prepared annually by the trustee for that trust and sent on behalf of the trust only to Cede & Co., as nominee of The Depository Trust Company (“DTC”) and as registered holder of the trust certificates.  If a trust issues definitive certificates, the reports will be prepared by the trustee for that trust and sent on behalf of the trust to you in accordance with the trust agreement.  For more information, see “Description of the Trust Certificates—Global Trust Certificates” and “Description of the Trust Agreement—Reports to Certificateholders; Notices.”  These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.  We will cause each trust to file, on an individual basis, reports in accordance with Exchange Act requirements.  We do not intend to send any financial reports to you.

SUMMARY

This summary includes questions and answers to help you understand the trust certificates that we describe in this prospectus.  This summary is not complete and should be read together with the information contained in other parts of this prospectus and in the accompanying prospectus supplement.  You should read this prospectus and the accompanying prospectus supplement describing specific trust certificates carefully to understand fully the terms of the trust certificates that we may sell under this prospectus.

You should rely on the information provided in this prospectus and in any supplement to this prospectus, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.

What are the trust certificates?

Each trust will issue only one series of trust certificates.  The trust certificates represent an interest in the assets of a trust.  Holders of trust certificates will be entitled to receive all of the payments on the underlying CDs and other assets held by a particular trust.  If the trust does not receive a payment from the issuer of the underlying CDs, then the trust will not be able to distribute any amounts with respect to that payment to the holders of the trust certificates.  A prospectus supplement will describe each trust and the trust certificates that are being offered by that trust.

Each series of trust certificates will represent interests in the trust only and will not represent obligations of or interests in any of the depositor, the trustee, the Delaware trustee or any of their respective affiliates.

What assets will each trust hold?

Each series of trust certificates will represent in the aggregate the entire beneficial ownership interest in the assets of that trust.  The assets will include:

•	CDs issued by at least ten different “eligible issuers;”

•	any payments on or with respect to those CDs; and

•	other assets described in this prospectus and in the accompanying prospectus supplement.

The underlying CDs will pay interest based only on fixed or floating interest rates and will have fixed maturity dates that cannot be extended or rolled.

Each issuer of underlying CDs will be, as of the initial issue date of the relevant trust certificates, an “eligible issuer.”  “Eligible issuer” means a national banking association organized under the laws of the United States that has its deposits insured by the Federal Deposit Insurance Corporation (the “FDIC”), submits call reports to the applicable federal banking agency, and is a bank subsidiary of a reporting company under the Exchange Act.  For more information regarding “eligible issuers,” see “Description of the Underlying CDs and Other Assets Deposited in the Trust—Eligibility” below.  The accompanying prospectus supplement may include audited financial statements of the issuer of the underlying CDs as described in “Description of the Underlying CDs and Other Assets Deposited in the Trust—Eligibility.”  For more detailed information on the underlying CDs, see “Description of the Underlying CDs and Other Assets Deposited in the Trust.”

The depositor will consider a number of factors in selecting CDs for inclusion in a trust, including, but not limited to the credit quality of the CD issuer, the interest rate of the CD, and prevailing interest rates for other CDs issued by such CD issuer or other CD issuers for CDs of a similar maturity and credit quality.  These factors are relevant for the depositor to consider because (1) the credit quality of the CD issuer is an indicia of the likelihood of payment on the CD and (2) the higher the interest rate on a CD compared to other CDs issued by such CD issuer or other CD issuers for CDs of a similar maturity and credit quality, all else being equal, the more likely will such CD be selected by the depositor for inclusion in the trust’s portfolio.  The depositor also will evaluate whether there is market interest in a diversified pool of CDs, and, in that regard, will consider the average life and payment periods of the underlying CDs to be included in the trust.

Although the underlying CDs must at all times be issued by at least ten different eligible issuers, the assets of each trust may or may not be diversified.  The prospectus supplement relating to a trust will identify the trust assets and will discuss any risks related to concentration or lack of diversification.  In the prospectus supplement, the depositor will disclose any concentration issues.  The depositor may seek to diversify the assets of each trust so that initially less than 10% of the assets of a trust will be comprised of underlying CDs of a single issuer.  Even if the depositor initially seeks to diversify the trust assets, due to the redemption or removal, or maturity, of underlying CDs over time the concentration of assets of a trust may change following the issue date of the trust certificates and it is possible that over time 10% or more of the assets of a trust will be comprised of underlying CDs of a single issuer.

The depositor will deposit the proceeds of the trust certificates with the underlying CD issuers which will then issue to the relevant trust the underlying CDs that will be deposited in such trust.  These transactions will occur contemporaneously.  The depositor will ensure that:  (1) neither the issuer of the underlying CDs nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding (written or otherwise) relating to the underlying CDs or the issuance of the trust securities, (2) neither the issuer of the underlying CDs nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the asset-backed securities transaction; and (3) the depositor would be free to publicly resell the underlying CDs without registration under the Securities Act.

Each trust will hold the underlying CDs and all payments received by the trust in connection with the underlying CDs held by it.  Certain other assets may be deposited in the trust for a series of trust certificates.  These other assets may include cash and temporary “eligible investments” as described under “Description of the Trust Agreement—Collections and Other Administrative Procedures” below.

The assets deposited in each trust will be described in the accompanying prospectus supplement.  For a more detailed description, see “Description of the Underlying CDs and Other Assets Deposited in the Trust.”

The underlying CDs may be redeemed earlier as described under “Description of the Trust Certificates—Redemption.”

Underlying CDs may be removed from the trust in the event of a redemption of the underlying CDs or if the underlying CD issuer ceases to submit call reports to the appropriate federal banking agency.  See “Description of the Trust Certificates.”  See “Description of the Trust Agreement—Voting of Underlying CDs.”

Who is the depositor?

Incapital Trust Products II LLC, or the “depositor,” the “sponsor,” or the “depositor or sponsor” is a Delaware limited liability company and an indirect, wholly-owned, limited-purpose subsidiary of Incapital LLC, or Incapital.  Incapital is one of the largest distributors of fixed income securities in the United States and has significant experience in the fixed income markets.  The depositor is newly formed.

The business activities of the depositor are limited by its limited liability company agreement and include acquiring, owning, holding, selling, transferring, assigning or otherwise dealing with or in certain debt securities, financial assets or other rights to payment (including the deposited assets), the formation of one or more trusts or other issuing entities and the sale of trust certificates representing interests in pools of CDs and other assets held by the trust, and generally any activities that are incidental to the foregoing.

The depositor will deposit the proceeds of the trust certificates with the underlying CD issuers which will then issue to the relevant trust the underlying CDs that will be deposited in such trust.  These transactions will occur contemporaneously.  The trust certificates offered under this prospectus will be backed by the payments on the underlying CDs and also backed by or subject to any other assets arranged for by the depositor.  The depositor will sell the trust certificates issued through these repackaging transactions in public offerings.  The depositor regularly evaluates market conditions for CDs to identify opportunities to engage in repackaging transactions of this type.  The depositor’s principal office is Incapital Trust Products II LLC, c/o Corporation Trust Center, 1209 Orange Street, Wilmington, DE  19801.  The limited liability company agreement of the depositor provides that the depositor may conduct any lawful activities necessary or incidental to serving as depositor of one or more trusts that may issue and sell trust certificates.

What fees will the depositor and trustee receive as compensation for their services?

The prospectus supplement for each applicable series will set forth the fees (if any) paid to the depositor in connection with the offering of that series of trust certificate, and the compensation paid to the trustee for its services.

What denominations will the trust certificates be issued in?

The trust certificates will be issued in initial principal balances specified in the accompanying prospectus supplement.  The initial principal balance of each trust certificate will be reduced each time there is a distribution of principal on an underlying CD by the trust.  A portion of the principal balance of each trust certificate will be paid to you whenever an underlying CD reaches maturity or is redeemed or repaid early.  In addition, the principal balance of your trust certificate will be reduced if underlying CDs are removed from the assets of the trust and distributed to you following a removal event, tax wind-up event or investment company wind-up event, under circumstances we describe more fully in this prospectus or in the accompanying prospectus supplement.

What payments will a certificateholder be entitled to receive?

A certificateholder will be entitled to receive its pro rata portion of the payments received by the trust on the underlying CDs.  Any amounts received by the trust from the issuers of the underlying CDs will be passed through to the certificateholders.  Certificateholders will receive principal, premium, if any, and any interest from the trust’s assets.  The trust certificates will have an initial distribution rate (which will be equal to or greater than the weighted average interest rate of the underlying CDs) and a final scheduled distribution date, as specified in the accompanying prospectus supplement.

Will the trust make any payments if an issuer of the underlying assets does not make the required payments?

No, the trust will not be obligated to make any related payments or the corresponding distributions on your trust certificates if an issuer of the underlying CDs does not make the required payments.  As a result, if an issuer of one or more underlying CDs defaults on its payment obligations during any period when your trust certificates are outstanding, you may not receive distributions on your trust certificates in full for that period.

Can the rate of interest that a holder of the trust certificates receives from the underlying CDs change?

Yes.  Generally, the rate of interest that a certificateholder receives is either fixed or variable as described in the accompanying prospectus supplement.  In the case of a fixed rate certificate, the series will bear interest at a rate that is fixed and stated on the face thereof and in the applicable prospectus supplement.  In the case of a variable or floating rate certificate, the rate of interest will be calculated using various factors such as the interest rate basis, the spread and the spread multiplier as set forth in the accompanying prospectus supplement.  In addition, the rate of interest that a certificateholder receives will vary from the specified rate if underlying CDs are redeemed or are removed from the trust.

Are the trust certificates debt obligations?

The trust certificates will not be debt instruments other than for tax purposes.  The trust certificates will not be obligations of, or guaranteed by, us or any other entity.

Who will choose the underlying CDs held by each trust?

As depositor, we will select the underlying CD issuers and deposit the proceeds of the trust certificates in the underlying CDs to be deposited into each trust.  With respect to each trust, the accompanying prospectus supplement will describe the assets that we deposit in that trust and the terms of the underlying CDs.  The deposit of those assets will be for the benefit of the trustee and the certificateholders of the series.  The trustee will administer the underlying CDs and other deposited assets pursuant to the trust agreement and will receive a fee for those services.  For more detailed information about trust, see “Description of the Trust Agreement.”

Will a certificateholder have the right to receive the underlying CDs?

Generally, no.  The trust certificates will not entitle the certificateholders to receive the underlying CDs, except if those underlying CDs are removed from the assets of the trust, under the limited circumstances we describe in this prospectus or in the accompanying prospectus supplement.

Are the trust certificates exchangeable for the underlying CDs?

The depositor or trustee for that series or their respective affiliates and designees or other persons identified in the prospectus supplement may exchange a series of trust certificates for a pro rata portion of the underlying CDs.  A series of trust certificates may be designated as an exchangeable series and may be exchangeable pursuant to terms and conditions as set forth in the related Trust Agreement.  For more detailed information on the optional exchange right, see “Description of the Trust Agreement—Optional Exchange” in this prospectus.

Will the trust ever sell any of the underlying CDs?

The trusts will not dispose of any underlying CDs, regardless of adverse events, financial or otherwise, affecting the related issuers except as required by the trustee following a removal event, tax wind-up event or investment company wind-up event, under circumstances we describe more fully in this prospectus or in the accompanying prospectus supplement.

What is a “call right” and will the trust certificates be subject to a “call right”?

A call right on trust certificates is the right to purchase all or some of the trust certificates of a particular series or class from the holders of those certificates.  A call right on underlying CDs is the right to purchase all or some of the underlying CDs of a given series from the trust.

The trust certificates or underlying CDs may be subject to a “call right.”  A call right may initially be held by the depositor or an affiliate of the depositor.  Also, if specified in the relevant prospectus supplement, the depositor or an affiliate of the depositor may have the ability to transfer the call right.  The call right (if any) will not be offered pursuant to this prospectus.  The initial holder of a call right and every subsequent transferee thereof is required to be “qualified institutional buyer” as defined in Rule 144A under the Securities Act.  For more detailed information on the call right, see “Description of the Trust Certificates—Call Right.”

When can the trust redeem the trust certificates?

The trust certificates will be redeemed as a result, and to the extent of, the redemption of the underlying CDs.  The underlying CD issuers may redeem all or some of the underlying CDs before the stated maturity date at their option at the applicable redemption price or if they become obligated to pay additional amounts at the applicable redemption price. If an underlying CD issuer redeems less than all of the underlying CDs, then the trustee will redeem the trust certificates on a pro rata basis at the applicable redemption price. See “Description of the Trust Certificates —Redemption” for more information.

Are there any risks associated with my investment?

Yes.  There are risks associated with an investment in the trust certificates.  Please refer to “Risk Factors” on page 8.

How will the trusts and the trust certificates be treated for U.S. federal income tax purposes?

We anticipate that each trustee will take the position that each trust will constitute a grantor trust for U.S. federal income tax purposes, and we expect to file for each series of trust certificates a current report on Form 8-K containing a legal and tax opinion of counsel that states that the trust should constitute a grantor trust for U.S. federal income tax purposes. Accordingly, we anticipate that no trust should be subject to U.S. federal income tax, and each certificateholder should be subject to U.S. federal income taxation as if it owned directly the portion of the trust assets, including the underlying CDs, allocable to its trust certificates, and as if it received (or accrued) directly its share of income received (or accrued) by the particular trust and as if it paid (or accrued) directly its share of expenses paid (or accrued) by the particular trust. Please refer to “U.S. Federal Income Tax Consequences” beginning on page 52 for a more complete discussion of how the trusts and the trust certificates will be treated for U. S. federal income tax purposes.

Does ERISA impose any limitations on purchases of the trust certificates?

Yes.  An employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”) or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), including individual retirement accounts, individual retirement annuities or Keogh plans, or any entity the assets of which are deemed to be “plan assets” under ERISA regulations, will be permitted to purchase, hold and dispose of the notes only on the condition that the plan or entity makes the deemed representation that its purchase, holding and disposition of the trust certificates will not constitute a prohibited transaction under Section 4975 of the Code.

Will the trust certificates be listed on an exchange?

The certificates are not required to be listed on any securities exchange or quoted on any automated quotation system.  We may, however, apply to list the trust certificates on any national or international securities exchange.

Will the trust certificates be rated?

The trust certificates of each series will be rated in one of the investment grade categories by one or more nationally recognized statistical rating organizations at the time of issuance.  However, a rating of the trust certificates is not a recommendation to purchase, hold or sell them.  In addition, there can be no assurance that a rating of the trust certificates will remain for any given period of time or that a rating will not be downgraded or withdrawn entirely by a rating agency if, in its judgment, circumstances in the future so warrant.  For more information, see “Risk Factors—A ratings downgrade or withdrawal is likely to reduce the market value of your trust certificates.”

RISK FACTORS

Your investment in the trust certificates entails risks.  Prospective investors should consider, among other things, the risk factors set forth below and any additional risk factors set forth in the accompanying prospectus supplement describing those trust certificates.  The risk factors set forth below relate to each trust that we form.

There will be no existing market for the trust certificates upon their initial issuance.

There will be no existing market for the trust certificates upon their initial issuance and there can be no assurance as to:

•	the development, liquidity or maintenance of any public market for the trust certificates;

•	your ability to sell any of your trust certificates at the desired time or at all; or

•	the price, if any, at which you will be able to sell your trust certificates.

We may apply to list the trust certificates on a national securities exchange.  We cannot assure you that the trust certificates will be listed or, if listed, that they will continue to be eligible for trading in the future on the applicable exchange.

Future trading prices of the trust certificates will depend on many factors, including, among others:

•	prevailing interest rates;

•	the business, prospects, financial condition and results of operations of the related issuers of the underlying CDs held by the trust; and

•	the market for similar securities.

The trust certificates may not be actively traded.

The certificates are not required to be listed on any securities exchange or quoted on any automated quotation system.  There may be little or no secondary market for the trust certificates.  Even if there is a secondary market, it may not provide significant liquidity.

The trust certificates may trade at a price that is not equal to the value of the underlying CDs of the trust.

The trust certificates may trade at a price less than the market value of the underlying CDs.  This may occur whether or not there is a liquid market for the trust certificates.

Market demand for asset-backed securities such as the trust certificates, may be reduced due to continued adverse market and economic conditions and negative publicity relating to the asset backed securities markets in general, which may limit your ability to resell your trust certificates or reduce the market value of your trust certificates.

The capital and credit markets, and the asset-backed securities market in particular, have recently experienced and continue to experience disruptions and volatility, and the global recession has resulted in a general tightening of the credit markets, reduced asset values, reduced business profits and an increased rate of business delinquency.  Additionally, asset-backed securities and securitizations have recently received substantial negative publicity over the past few years, and, as a result, may be perceived negatively in the marketplace or by certain investors.  If, however, these trends continue or worsen, this may result in reduced market demand for asset-backed securities, including the trust certificates.  As a result, your ability to resell your trust certificates may be limited and the market price of your trust certificates may decline.

The trust certificates will not represent a recourse obligation of the depositor or of others, and your recourse will be limited.

Your trust certificates will only represent an interest in the assets of a single trust, and will not represent our obligation or an obligation of any administrative agent, any selling agent, the underlying CD issuer(s), any of our or their respective affiliates or any other entity.  None of us, any selling agent or any of our or their respective affiliates will insure or guarantee the trust certificates.  Although the underlying CDs may be government guaranteed, none of the FDIC, the United States government or any other U.S. government agency or instrumentality will guarantee the trust certificates.  Any obligation we have with respect to the trust certificates of any series will only be pursuant to some limited representations and warranties with respect to the underlying CDs or any other assets deposited in the trust.  Recourse with respect to the satisfaction of these obligations will be limited to any recourse for a breach of a corresponding representation or warranty that we may have against the seller of the underlying CD or the other assets deposited in the trust.  We do not have, and do not expect in the future to have, any significant assets.

Each series of trust certificate will represent an interest in the assets of a single trust, and the payments made by the issuers of the underlying CDs held by the trust will be the only significant source of payment for your trust certificates.

Each trust will not have any significant assets other than the underlying CDs of the related issuers and no other significant assets will be available to the trust to make payments or distributions with respect to your trust certificates.  The payments made by the related issuers on the underlying CDs to the trust will be the only significant source of payment for your trust certificates.  The trust also may hold cash and temporary eligible investments that may be used as a source of payment for your trust certificates.

If the underlying CD issuer redeems the underlying CDs before their maturity date, or if your trust certificates are subject to call or redemption rights of third parties, you may not be able to hold your investment to maturity.

Several factors may affect the timing of distributions on your trust certificates and reduce your ability to realize a comparable yield upon reinvestment of funds.  If the underlying CD issuer exercises any right of redemption in respect to the underlying CDs deposited in the trust, it may affect the yield you will receive on your trust certificates.  Provisions in an underlying CD master certificate for optional or mandatory redemption or repayment before stated maturity, if exercised, will reduce the weighted average life of the underlying CDs and the related series of trust certificates.  Tax, accounting, economic and other factors will influence whether an underlying CD issuer exercises any right of redemption in respect of underlying CDs.  We cannot assure you that any underlying CD redeemable at the option of the underlying CD issuer will remain outstanding until its stated maturity.  All else remaining equal, if prevailing interest rates are below the interest rates on the related underlying CDs, we expect the likelihood of the exercise of any optional redemption right to increase.  Upon a redemption of the underlying CDs, the trust will redeem any trust certificates that are not called prior to redemption by any parties that may hold call rights on the trust certificates.  Prevailing interest rates at the time of an early redemption may be lower than the yield on your trust certificates; therefore, you may be unable to realize a comparable yield upon reinvestment of your funds from an early redemption.

The value of your investment will be affected adversely by negative performance of the underlying CDs.

The market value of the trust certificates will be derived primarily from the market value of the underlying CDs.  Consequently, the performance of the underlying CDs held by a trust will affect the value of your investment in the trust certificates issued by the trust.  An underlying CD would negatively perform, assuming a certificateholder holds other deposits at the applicable underlying CD issuer (in which case, such certificateholder would have less than the maximum pass-through FDIC deposit insurance for the underlying CD), if (1) the applicable underlying CD issuer were to fail and be put into receivership or (2) there is a failure to pay interest or principal on such underlying CD for any other reason.  If the underlying CDs negatively perform, you may experience a loss on your investment in the trust certificates.  For more information regarding pass-through FDIC deposit insurance, see “Certain Regulatory Considerations—FDIC Insurance—FDIC Deposit Insurance Pass-Through.”

A continued slowdown in the economy or a development adversely affecting an issuer's creditworthiness, may result in that issuer being unable to generate earnings or sell assets at the rate and at the prices that are required to produce sufficient cash flow to meet its obligations to pay principal and interest in respect of its underlying CDs, which would result in the trust’s not making full distributions to you on your trust certificates.

Accordingly, you are strongly encouraged to obtain as much information about the underlying CDs as you would if you were investing directly in the underlying CDs.  In particular, you are urged to review carefully any risk factors included in the disclosure statements of the issuers of the underlying CDs and in their call reports submitted to the appropriate federal banking agencies.

The FDIC’s powers as receiver or conservator could adversely affect the underlying CDs and thus your return on the trust certificates.

If the FDIC were appointed as conservator or receiver of an underlying CD issuer, the FDIC would be authorized to disaffirm or repudiate any contract to which such underlying CD issuer is a party, the performance of which was determined to be burdensome, and the disaffirmance or repudiation of which was determined to promote the orderly administration of such underlying CD issuer’s affairs. It is likely that for this purpose, deposit obligations, such as the underlying CDs, would be considered “contracts” within the meaning of the foregoing and that the underlying CDs could be repudiated by the FDIC as conservator or receiver of such underlying CD issuer. This repudiation should result in a claim by a depositor against the conservator or receiver for the principal of and stated interest on the underlying CDs.

The FDIC as conservator or receiver also may transfer to another insured depository institution any of the insolvent institution’s assets and liabilities, including liabilities such as the underlying CDs, without the approval or consent of the beneficial owners of the underlying CDs. The transferee depository institution would be permitted to offer beneficial owners of the underlying CDs the choice of (i) repayment of the principal amount of the underlying CDs or (ii) substitute terms which may be less favorable. If an underlying CD is paid off prior to its stated maturity date, either by a transferee depository institution or the FDIC, its beneficial owner may not be able to reinvest the funds at the same rate of return as the rate on the original underlying CD.

The FDIC has taken the position that certain payments in respect of the underlying CDs are not insured by the FDIC.

If FDIC insurance payments become necessary for the underlying CDs, the FDIC is required to pay the principal of and the accrued amount of the stated interest on the underlying CDs, as prescribed by law, subject to deposit insurance limitations and other conditions described in “Certain Regulatory Considerations.”  Except to the extent insured by the FDIC as described in the “Certain Regulatory Considerations,” the underlying CDs are not otherwise insured by any governmental agency or instrumentality or any other person.  However, the FDIC has taken the position that the portion of the redemption price in excess of the principal amount, if the underlying CDs are called or redeemed early, is not insured by the FDIC.

Although the trust certificates will not themselves be insured by the FDIC, the FDIC deposit insurance for the certificateholders’ interests underlying CDs held by the trust will pass through to certificateholders; provided that certain information regarding the certificateholders is provided to and maintained by the trust’s administrator.  As a result, the FDIC deposit insurance passed through to each certificateholder, with respect to each underlying CD issuer, will be up to $250,000 for all of the CDs of such issuer held by the trust, assuming such certificateholder does not hold any other deposits at such issuer.  For more information, see “Certain Regulatory Considerations—FDIC Insurance—FDIC Deposit Insurance Pass-Through.”

The average maturity and yield to maturity of your trust certificates may vary.

Upon the scheduled maturity or earlier redemption of any underlying CDs held as assets of a particular trust, you will be entitled to receive your share, to the extent received by the trustee, of any payment of principal, premium, if any, and any interest with respect to those underlying CDs in accordance with the accompanying prospectus supplement.

The accompanying prospectus supplement will contain information with respect to the stated maturities of the related underlying CDs and the terms, if any, upon which the underlying CDs are subject to redemption or repayment prior to maturity.  The applicability of these terms will affect the weighted average life of the trust certificates.

An issuer’s election to exercise a right of redemption may be based on a variety of tax, accounting, economic and other factors.  If prevailing interest rates fall below the interest rates then borne by the related underlying CDs, the likelihood that an issuer might exercise an optional redemption right would be expected to increase, although there can be no assurance that the issuer will exercise this right.

Redemption of the underlying CDs, which may have varying maturities, will affect the average maturity and yield to maturity of your trust certificates.  The extent of this effect will depend upon the degree to which the rate and timing of payments on your trust certificates is sensitive to the rate and timing of payments on the underlying CDs being redeemed.  See “An investment in the trust certificates will subject you to interest rate risk'” below.  If principal is repaid (whether resulting from payments at or prior to their stated maturities or otherwise) on the underlying CDs with a higher interest rate than the prevailing interest rates, it will not be possible to invest those repayments in a comparable security at or above the interest rates then borne by those underlying CDs.  This adverse effect may be reduced to the extent that the issuer of the underlying CD is required to pay a premium in connection with the redemption.

The accompanying prospectus supplement will describe any calls, puts or other redemption options, and other terms applicable to the underlying CDs.  See “Description of Trust Certificates” below.

If your trust certificates are subject to call or redemption rights of third parties, you may not be able to hold your investment to maturity.

We, any selling agent, or our or their respective affiliates or designees, or others, as specified in the accompanying prospectus supplement, may hold the right to purchase from the certificateholders all or some of the trust certificates of a given series or class.  For further information regarding rights of third parties, see “Description of the Trust Certificates—Call Right.”

We cannot assure you that you will be able to hold to maturity an investment in trust certificates subject to call rights.  In particular, upon the exercise of a call right, the investment represented by the trust certificates will have a shorter maturity than if that right were not exercised.  The likelihood that a call right will be exercised increases as interest rates generally prevailing in the market for debt securities fall relative to those in effect on the dates or periods when the series of trust certificates may be issued.  Any reduction in interest rates would increase the value of the underlying CDs and make the exercise of a call right more likely.  However, a reduction in interest rates may also result in a reinvestment risk to certificateholders.  If a reduction of interest rates occurs and a call right is exercised, then the interest rates at which a certificateholder can reinvest the proceeds received from the exercise of that call right may be lower than the return that the certificateholders would have earned over the remaining life of the trust certificates if a call right were not exercised.

The exercise of an optional exchange right may decrease the amount of outstanding trust certificates.

The prospectus supplement for a series of trust certificates may designate the series as an exchangeable series.  An exchangeable series is a series in which any of us, any selling agent, the trustee for that series or our or their respective affiliates and designees or other persons identified in the accompanying prospectus supplement may, subject to a number of limitations, exchange their trust certificates for a pro rata portion of the underlying CDs.  For more detailed information on the optional exchange right, see “Description of the Trust Certificates—Optional Exchange.”  The exercise of an optional exchange right will decrease the aggregate amount of the exchangeable series of trust certificates outstanding.

An investment in the trust certificates will subject you to interest rate risk.

Because the market value of the trust certificates will be derived primarily from the market value of the underlying CDs, an investment in the trust certificates should be made with an understanding of the risks that an investment in securities representing beneficial interests in CDs may entail.  These risks include:

•
the risk that the market value of the trust certificates will decline as a result of increases in prevailing interest rates, to the extent that you wish to sell the trust certificates and the particular trust holds fixed rate underlying CDs; or

•	the risk that the yield on the trust certificates will decline as a result of decreases in prevailing interest rates, to the extent that the particular trust holds floating rate underlying CDs.

In recent years, interest rates have declined, which has had an adverse effect on the value of floating rate debt obligations generally.  In addition, the high inflation of prior years, together with the fiscal measures adopted in response to the inflation, resulted in fluctuations in interest rates and, therefore, in the value of fixed rate debt obligations generally.  Generally, CDs with longer maturities are more likely to fluctuate in value than CDs with shorter maturities.

The trust certificates that have floating rates bear additional risks.

If your trust certificates have variable interest rates, there will be additional significant risks not associated with a fixed-rate security.  These risks include fluctuation of the interest rates and the possibility that you will receive interest that is lower than expected.  We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of market volatility and other risks and their impact on the value of, or payments made on, your floating rate certificate.  In recent years, interest rates have been volatile, and that volatility may be expected in the future.

The value of the trust certificates is correlated with the value of the underlying CDs, rather than the value of CDs generally.

Movements in the rates on CDs are correlated with movements in interest rates.  However, the aggregate value of the underlying CDs may decline if interest rates subsequently rise given that CDs subsequently issued will have higher interest rates and thus a higher value than the underlying CDs.  Since the value of the trust certificates is correlated with the value of the underlying CDs, rather than the value of CDs generally, a decline in the aggregate value of the underlying CDs will result in a decline in the value of the trust certificates.

You should evaluate information about each issuer of the underlying CDs, including the related disclosure statements.

In deciding whether to invest in or to sell trust certificates, you should evaluate information about each issuer of the underlying CDs as if you were investing directly in that issuer and its securities.  You should not construe the trust’s issuance of the trust certificates as the depositor’s or the trustee’s endorsement of the financial condition or business prospects of the underlying CD issuer.  The information that each underlying CD issuer makes available to the public is important in considering whether to invest in or sell trust certificates.  If an issuer of underlying CDs ceases to submit call reports with the appropriate federal banking agency, a removal event may occur, and the trust agreement may provide that the trust sell or distribute the underlying CDs notwithstanding market conditions at the time, and the trustee will not have discretion to do otherwise.  This sale or distribution may result in greater losses than might occur if the trust continued to hold the underlying CDs.  Other issuers of the same asset class do not offer comparable diversity.

A removal event, tax wind-up event or investment company wind-up event with respect to the trust certificates generally will result in the distribution of underlying CDs to you, which could result in a loss on your investment.

The underlying CDs held by a trust generally will be distributed to certificateholders of that trust if a removal event, tax wind-up event or investment company wind-up event with respect to the trust certificates occurs.  We describe these events below under the heading “Description of the Trust Certificates—Removal of Underlying CDs.”

If a removal event occurs, the trustee will notify you of the removal event, will remove the underlying CDs that are the subject of the removal event from the trust assets and will distribute your portion of those securities to you.

If a tax wind-up event or an investment company wind-up event occurs with respect to a trust, the trustee will notify you of the event, will remove the underlying CDs from the trust assets and will distribute your portion of those securities to you.

A removal event also will occur with respect to all the assets of the trust if, at any time, the aggregate principal amount of the assets that remain in the trust is less than 30% of the original aggregate principal amount of the assets.  Following a removal event of this kind, a trust wind-up event will occur and we will dissolve the trust.

Following a removal event, tax wind-up event or investment company wind-up event, if the trustee cannot distribute all of the underlying CDs that you and each other holder of trust certificates would otherwise be entitled to receive, because of a failure to satisfy the authorized minimum denominations of those underlying CDs, the trustee will deliver (1) underlying CDs in integral multiples of the authorized minimum denominations to you and each other holder of trust certificates and (2) underlying CDs attributable to the fractional amount of underlying CDs to which you and each other holder would be entitled, were there no authorized minimum denomination requirement, to the administrative agent.  The administrative agent will use its reasonable efforts to sell your share of those underlying CDs attributable to fractional amounts.  Upon the sale, the administrative agent will promptly deliver the proceeds received from each of those sales (less fees of the administrative agent) to the trustee for distribution to you and each other holder of trust certificates.

The value of the underlying CDs distributed to you, or the sale proceeds received by you, as applicable, may be less than the corresponding reduction in your aggregate principal balance, especially in light of the circumstances causing that distribution, which may result in a loss on your investment in the trust certificates.  See also “Description of the Trust Certificates—Sale Procedures.”  The liquidity of the underlying CDs distributed to you may be limited.  See “An investment in the trust certificates will subject you to interest rate risk” above.  In addition, any sale of underlying CDs following a removal event, tax wind-up event, or investment company wind-up event would affect you adversely if prevailing interest rates have declined and reinvestment of the sale proceeds in a comparable security at or above the interest rate borne by those underlying CDs is not possible.

In addition, as underlying CDs mature or are redeemed, or removal events occur, the pool of underlying CDs held by a particular trust will become less diversified.  This could increase your risk of loss resulting from the decline in one or more of the economic factors affecting any of the remaining underlying CDs.

A sale of your share of underlying CDs following a removal event, tax wind-up event or investment company wind-up event may have tax consequences.

If you or the administrative agent acting on your behalf sells your share of any underlying CDs that are removed from the assets of the particular trust following the occurrence of a removal event, tax wind-up event or investment company wind-up event, a taxable event for U.S. federal income tax purposes will result and you will be required to recognize any gain or loss on that sale.  See “U.S. Income Tax Consequences” in this prospectus for a discussion of the tax consequences of that sale, as well as the tax consequences of an investment in the trust certificates.

A ratings downgrade or withdrawal is likely to reduce the market value of your trust certificates.

Upon issuance, the trust certificates of each series will be rated in one of the investment grade categories by one or more nationally recognized statistical rating organizations.  These rating agencies will be solely responsible for selecting the criteria for rating the trust certificates.  They may rate a series of trust certificates on the basis of several factors, including:

•	the underlying CDs; and

•
the relative priorities of the certificateholders of that series or class to receive collections from the trust and to assert claims against the trust with respect to the underlying CDs and any other assets deposited in the trust.

A rating of the trust certificates is not a recommendation to purchase, sell or hold a security because the ratings do not comment on the market price of those trust certificates or their suitability for a particular investor.  In addition, there can be no assurance that any rating of the trust certificates will remain for any given period of time or that a rating will not be downgraded or withdrawn entirely by the related rating agency if, in its judgment, circumstances (including, without limitation, the ratings of the underlying CDs) so warrant.  A downgrade or withdrawal of a rating by a rating agency is likely to have an adverse effect on the market value of your trust certificates, which effect could be material.

The trusts will not manage actively the underlying CDs to avoid adverse events.

The trustee of a trust relating to a particular series of trust certificates will hold, for the benefit of certificateholders, the underlying CDs.  The remedies available to the trustee are predetermined and therefore an investor in the trust certificates has less discretion over the exercise of remedies than if that investor directly invested in the applicable underlying CDs.  The trusts generally will not dispose of any underlying CDs, regardless of adverse events, financial or otherwise, affecting the related issuers except as required by the trustee following a removal event, tax wind-up event or investment company wind-up event, regardless of adverse events, financial or otherwise, that may affect the value of the underlying CDs or the issuer of the underlying CDs.

Under some circumstances described in the accompanying prospectus supplement, the trustee will, or at the direction of a specified percentage of certificateholders of the relevant series, dispose of, or take other actions with respect to, the underlying CDs and other assets deposited in the trust.  In some limited circumstances, such as a mandatory redemption of underlying CDs, which are described below under “Description of Trust Certificates,” the trustee may dispose of the underlying CDs and other assets deposited in the trust before maturity.  The accompanying prospectus supplement will describe the particular circumstances, if any, under which the underlying CDs and other deposited assets may be disposed of before maturity and additional risk factors relating to any such disposition.

For information that may affect adversely the value of the underlying CDs (and, consequently, the value of your trust certificates), you are urged to review the disclosure statements related to those underlying CDs, as well as the call reports submitted by the related issuer to the applicable federal banking agency.

You will have limited voting rights.

The trust agreement governing the terms of your trust certificates may be amended or modified without your consent.  In particular, the trust agreement may be amended or modified in a way that materially and adversely affects your trust certificates if holders of a majority of the aggregate principal balance of trust certificates outstanding under the trust agreement consent to the amendment or modification.  See “Description of the Trust Agreement—Amendment.”  The holders of a majority of the aggregate principal balance of trust certificates outstanding under the trust agreement also may direct the trustee to take actions with respect to the underlying CDs without your consent.  See “Description of the Trust Agreement—Voting of Underlying CDs.”

Because global securities, and not individual, physical certificates, initially will represent the trust certificates of each series, your ability to pledge your trust certificates may be limited.

One or more global securities deposited with or on behalf of a depositary will initially represent the trust certificates of each series.  You will not receive individual, physical trust certificates.  Consequently, unless and until individual, physical trust certificates of a particular series are issued, you will not be a recognized certificateholder under the applicable trust agreement.  Until that time, you will only be able to exercise your rights indirectly through the depositary and its participating institutions.  As a result, your ability to pledge your trust certificates to persons or entities that do not participate in the depositary’s system, or otherwise to act with respect to your trust certificates, may be limited.  For more details, see “Description of the Trust Certificates—Global Trust Certificates” in this prospectus and any further description contained in the accompanying prospectus supplement.

CERTAIN REGULATORY CONSIDERATIONS

The following discussion pertains to the underlying CDs and underlying CD issuers rather than the trust certificates and any trust.  This section is not a complete summary of all relevant regulatory considerations pertaining to the underlying CDs.  The trust certificates are unsecured and are not savings accounts, deposits, or other obligations of a bank. The trust certificates are not guaranteed by a bank and are not insured by the FDIC or any other governmental agency.

General

Each underlying CD issuer is a national banking association organized under the laws of the United States, subject to regulation, supervision, and examination by the Office of the Comptroller of the Currency (the “OCC”), the primary regulator of U.S. national banks.  In addition, each underlying CD issuer also is required to comply with certain laws and regulations administered by the FDIC, as the insurer of its deposits and, with respect to various aspects of the underlying CD issuer’s activities, certain laws and regulations administered by the U.S. Board of Governors of the Federal Reserve System (the “Federal Reserve Board”).  As a result, each underlying CD issuer’s business, financial condition, and prospects can be materially affected not only by management decisions and general economic conditions, but also by applicable statutes and regulations and other regulatory pronouncements and policies promulgated by these and other regulatory agencies with jurisdiction over the underlying CD issuer.  Furthermore, these statutes, regulations, and other pronouncements and policies are intended primarily to protect each underlying CD issuer’s depositors and the Deposit Insurance Fund of the FDIC, not to protect holders of other obligations of the underlying CD issuer.

Upon the insolvency of an insured depository institution such as an underlying CD issuer and in certain other circumstances, including the undercapitalization of or unsafe or unsound practices by the insured depository institution, the FDIC may be appointed the conservator or receiver under the U.S. Federal Deposit Insurance Act.  In such case, among other rights and powers, the FDIC has the power to transfer any assets and liabilities to a new obligor without the approval of the institution’s creditors, to enforce the institution’s contracts pursuant to their terms without regard to provisions providing for termination, default, acceleration or exercise of rights upon insolvency or appointment of a conservator or receiver, or to repudiate or disaffirm any contract or lease to which the institution is a party.  These provisions would be applicable to an underlying CD issuer’s obligations and liabilities.  Under U.S. federal law, the claims of a receiver of an insured depository institution for administrative expenses and the claims of holders of deposit liabilities (including the FDIC) have priority over the claims of other unsecured creditors of the institution.  As a result, whether or not the FDIC would ever seek to repudiate any obligations held by creditors of an underlying CD issuer, such persons would be treated differently from, and could receive, if anything, substantially less than, the underlying CD issuer’s depositors.

FDIC Insurance

The summary of FDIC deposit insurance laws and regulations contained herein is not intended to be a full restatement of applicable laws and FDIC regulations and interpretations.  In addition the applicable laws and FDIC regulations and interpretations may change from time to time and, in certain instances, additional terms and conditions may apply which are not described herein.  Accordingly, the discussion herein is qualified in its entirety by applicable laws and the FDIC regulations and interpretations.

CDs, including the underlying CDs, are protected by federal deposit insurance provided by the Deposit Insurance Fund, which is administered by the FDIC and backed by the full faith and credit of the U.S. Government, up to a maximum amount for all deposits held in the same ownership capacity per depository institution, which is currently $250,000.

FDIC Coverage of Deposits Assumed Pursuant to Merger or Consolidation

If CDs or other deposits of a holder at the CD issuer are assumed by another depository institution pursuant to a merger or consolidation, such CDs or deposits will continue to be separately insured from the deposits that such holder might have established with the acquirer until (a) for assumed CDs and time deposits that mature within six months after the assumption but are renewed at the same dollar amount (either with or without accrued interest having been added to the principal amount) and for the same term as the original deposit, the renewed maturity date of the CDs or other time deposit, (b) for assumed CDs and time deposits that mature more than six months after the assumption, the maturity date of such CDs or other time deposits or (c) with respect to deposits which are not time deposits, the expiration of a six-month period from the date of the acquisition.  Thereafter any assumed deposits will be aggregated with the existing deposits with the acquirer held in the same legal capacity for purposes of federal deposit insurance.  Any deposit opened at the acquired institution after the acquisition will be aggregated with deposits established with the acquirer for purposes of federal deposit insurance.

Individual Customer Accounts

Funds owned by an individual or entity and held in an account in the name of an agent or nominee of that individual (such as CDs held in a brokerage account) are not treated as owned by the agent or nominee, but are added to other deposits of that individual or entity held in the same right and capacity and are insured up to the applicable Deposit Insurance Limitation in the aggregate.

FDIC Deposit Insurance Pass-Through

Although the trust certificates will not themselves be insured by the FDIC, the FDIC deposit insurance for the certificateholders’ interests underlying CDs held by the trust will pass through to certificateholders; provided that certain information regarding the certificateholders is provided to and maintained by the trust’s administrator.  As a result, the FDIC deposit insurance passed through to each certificateholder, with respect to each underlying CD issuer, will be up to $250,000 for all of the CDs of such issuer held by the trust, assuming such certificateholder does not hold any other deposits at such issuer.  For example, if there are ten underlying CD issuers in the trust’s pool of assets, each certificateholder holds a principal amount of trust certificates of $2,500,000 and the gross proceeds of such trust certificates are deposited equally among all ten underlying CD issuers (for each certificateholder, $250,000 deposited in each underlying CD issuer and no other deposits held by such certificateholder at such underlying CD issuer), then the FDIC insurance passed through to each certificateholder will be $250,000 for the funds deposited in each underlying CD issuer.

Certificateholders’ funds are allocated equally among the CD issuers.  The maximum amount of certificateholders’ funds that can be insured is $250,000 multiplied by the product of the number of certificateholders and the number of underlying CD issuers in the trust’s pool of assets; provided that the certificate holder does not have any funds deposited in any of the underlying CD issuers other than the underlying CDs.  The $250,000 limit includes the principal and accrued interest for all of the CDs of such issuer held by the trust, when aggregated with all other deposits held by such certificateholder directly, or through others, in the same legal category of account ownership in the same issuer.  For example, if a certificateholder has a deposit account at an underlying CD issuer of $75,000 in the same legal category of account ownership, and has $200,000 deposited in the same underlying CD issuer through its holding of trust certificates, only $250,000 of the $275,000 deposited in such underlying CD issuer is insured by the FDIC.  A number of factors can affect the pass through of insurance coverage for a certificateholder, including bank mergers.  Because none of the depositor, the trust, the trustee, the administrative agent or any selling agent would be aware of deposits made by a certificateholder in an underlying CD issuer, such certificateholder is responsible for monitoring the total amount of all deposits it has at each underlying CD issuer for purposes of calculating the pass through of FDIC insurance.  In addition, if for any reason the principal amount of trust certificates held by a certificateholder exceeds the number of underlying CD issuers multiplied by $250,000, the excess funds would not be insured by the FDIC.  None of the depositor, the trust, the trustee, the administrative agent or any selling agent is responsible for any insured or uninsured portion of a certificateholder’s deposits in any underlying CD issuer.  For more information on legal categories of account ownership and FDIC deposit insurance coverage go to https://www.fdic.gov/deposit/deposits/brochures/your_insured_deposits-english.html.

The relevant selling agent will obtain from each certificateholder the following information and provide such information to the administrative agent:  the name, address and taxpayer identification number of such certificateholder and the principal amount of trust certificates or beneficial interests therein held by such certificateholder.  The administrative agent will maintain a record of such information and will request the relevant selling agent to update this information periodically.  In addition, the depositor will provide to the administrative agent to include in the same record, for each underlying CD issuer, the principal amount of all CDs of such issuer held by the trust, and this information will be updated periodically.

Each certificateholder hereby acknowledges that the administrative agent will furnish such information (1) pursuant to any order from a judicial body or administrative agency involved in a judicial or administrative proceeding or if it has been served with legal process demanding such information pursuant to any judicial or administrative proceeding or inquiry, or (2) if it has received a request for such information from any applicable federal or state bank regulatory authority.

THE DEPOSITOR AND SPONSOR

Incapital Trust Products II LLC is the depositor.  We were formed as a limited liability company under the laws of Delaware, and are a wholly owned limited purpose subsidiary of Incapital Holdings LLC (“Incapital Holdings”).  We will not engage in any business or activities other than creating trusts for the purpose of issuing and selling securities (including the trust certificates), acquiring, owning, holding and transferring assets (including the underlying CDs) in connection with creating trusts, registering the trust certificates with the SEC and complying on behalf of each trust with the related reporting and filing requirements under the Exchange Act, holding and transferring interests in the trust certificates and retained interests in trust assets and engaging in related activities and transactions.  We do not own any assets and do not expect to acquire any assets other than those to be transferred to the trusts.  We will not guarantee or otherwise be obligated under the trust certificates.

Our principal executive office is located at Incapital Trust Products II LLC, c/o Corporation Trust Center, 1209 Orange Street, Wilmington, DE  19801.

Our rights and duties under the trust agreement following the issuance of trust certificates will include: (i) removing the trustee and appointing a successor trustee in the event of the trustee’s resignation or removal, (ii) furnishing to the trustee the names and addresses of holders of trust certificates, (iii) filing periodic reports in relation to the trust under the Exchange Act for so long as such reporting obligations apply to the trust, (iv) furnishing to the trustee certain other reports, and (v) providing for the payment of the fees of the trustee to the extent not available in the certificate account and providing indemnification to the trustee for certain extraordinary expenses up to the limits specified in the trust agreement.

Our LLC Agreement sets out a number of provisions intended to prevent us from being consolidated with Incapital Holdings or its affiliates in the event of an insolvency proceeding with respect to Incapital Holdings.  These include requirements that we must maintain a separate office through which our business shall be conducted, that we must pay our liabilities with our own funds, that we must maintain separate corporate records, books and financial statements, and that we must not commingle our funds or other assets with those of our affiliates.  Our limited activities are also intended to prevent us from having any indebtedness that could result in the initiation of any insolvency proceeding in relation to us.

FORMING THE TRUSTS

We will create a separate trust to issue each series of trust certificates.  Each trust will be a Delaware statutory trust formed on the issue date of the related trust certificates, and will be formed pursuant to a certificate of trust and a trust agreement among us, a trustee, a Delaware trustee and an administrative agent.  Each trust will only issue one series of trust certificates.  We will seek to qualify each trust agreement under the Trust Indenture Act of 1939.  On the initial issue date of the trust certificates, we will deposit with the particular trust the underlying CDs of the related issuers specified in the accompanying prospectus supplement and any other assets to be deposited in the trust.  The trustee, on behalf of the trust, will accept the deposit of those underlying CDs and will deliver the related trust certificates in accordance with our instructions.  The trustee will establish a separate collection account to hold payments on those underlying CDs of the particular trust.  The trustee will administer the underlying CDs deposited in the trust in accordance with the trust agreement and will be entitled to a fee for its services.

The accompanying prospectus supplement will describe the property of each trust, which may consist of:

•	underlying CDs, or interests in those underlying CDs and any other assets, as may be specified in the trust agreement;

•	assets that may be identified as deposited in the related certificate account, as described below;

•	rights under the agreement or agreements pursuant to which the trustee has acquired the underlying CDs and other assets deposited in the trust; and

•	any cash or other property received upon the sale, exchange, collection or other disposition of any of the items described above.

The trustee will make payments or distributions on the related trust certificates only out of available assets in the particular trust.  If any issuer fails to make any required payment on its underlying CDs held as assets of the particular trust for any period, no other entity will have any obligation to make these payments or distributions.

Unless the context otherwise requires, the terms “trust certificates” or “certificates” in this prospectus means the trust certificates of the particular trust only.  Holders of trust certificates of one trust, which are referred to as “certificateholders” in this prospectus, will not have any rights with respect to the trust certificates of any other trust or the underlying CDs held as assets of any other trust.

USE OF PROCEEDS

A portion of the proceeds from the sale of each series of the trust certificates, net of any discounts, commissions or compensation payable to selling agents, will be used to initially fund the reserve account, and the remaining proceeds will be deposited in the underlying CDs of the issuers referred to in the accompanying prospectus supplement.  Expenses of the offering, as well as ongoing trust expenses, will be paid by the trust out of the reserve account.

MATURITY AND YIELD CONSIDERATIONS

Each prospectus supplement will, to the extent applicable, contain information regarding the types and maturities of the underlying CDs and the terms, if any, upon which they may be subject to early redemption or repayment.  The exercise of any provisions for the redemption or repayment of underlying CDs before their stated maturity will reduce the weighted average life of the underlying CDs and the related series of trust certificates.

Some terms of the underlying CDs and other assets deposited in the trust may affect the effective yield of the trust certificates of any series.  In addition, the manner and priorities of allocations of collections with respect to those underlying CDs and other assets can also affect the effective yield of the trust certificates of any series.  With respect to any series of trust certificates, a variety of tax, accounting, economic, and other factors will influence whether an underlying CD issuer exercises any redemption right in respect of its CDs.  All else remaining equal, if prevailing interest rates are below the interest rates on the related underlying CDs, we would expect the likelihood of redemption to increase.

The extent to which the yield to maturity of trust certificates may vary from the anticipated yield due to the rate and timing of payments on the underlying CDs will depend upon the degree to which the timing of payments on the trust certificates is sensitive to the rate and timing of payments on the underlying CDs deposited in the trust.

If the interest rate of any series of trust certificates, or class within that series, is based on variable or adjustable interest rates, variations in the interest rates applicable to, and corresponding payments in respect of, the trust certificates will also affect the yield to maturity of the certificates.  Disproportionate principal payments, if any, applicable to any series of trust certificates may affect the yield on those certificates which have distribution rates higher or lower than the applicable reference interest rate.  These disproportionate principal payments may result from differences in amortization schedules, payments due on scheduled maturity or upon early redemption.

The prospectus supplement for each series of trust certificates will set forth the specific information regarding yield and maturity considerations applicable to that series and the related underlying CDs deposited in the trust.

DESCRIPTION OF THE UNDERLYING CDS AND OTHER ASSETS DEPOSITED IN THE TRUST

General

The accompanying prospectus supplement for the series of trust certificates being offered will set forth limited information with respect to the underlying CDs and other assets deposited in a trust. The selling agent also will deliver the disclosure statements of the underlying CDs deposited into a trust.

Each trust will be able to make distributions on its trust certificates solely from payments received from the issuers of its underlying CDs and other assets deposited in the trust.  Consequently, your ability to receive distributions with respect to your trust certificates will depend entirely on the trust's receipt of payments on the underlying CDs and other assets held by that trust.  You should consider carefully the business, prospects, financial condition and results of operations of the issuers of the underlying CDs and other assets held by that particular trust, and their respective abilities to make payments with respect to those underlying CDs and other assets.

Each series of trust certificates will represent in the aggregate the beneficial ownership interest in an aggregate amount of principal of and premium, if any, and interest on the underlying CDs and other assets deposited in the trust. The assets deposited in a trust will consist of the following, issued under federal or state law:

•	CDs issued by at least ten different national association banks organized under the laws of the United States;

•	any payments on or with respect to those CDs; and

•	other assets described in the prospectus and this prospectus supplement.

The underlying CDs will pay interest based only on fixed or floating interest rates and will have fixed maturity dates that cannot be extended or rolled.

Although the underlying assets will be issued under federal or state law, none of the United States or any U.S. government-sponsored entity provides any guarantee of the trust certificates issued in connection with this prospectus or an accompanying prospectus supplement.

Assets are considered for selection and deposit with a trust if they meet the criteria for pool assets that allow trust certificates in respect of these assets to be sold pursuant to our registration statement on Form S-3 by assessing the market demand for trust certificates backed by these assets.

The assets deposited in a trust may also include cash and cash equivalents.

The depositor will consider a number of factors in selecting CDs for inclusion in a trust, including, but not limited to the credit quality of the CD issuer, the interest rate of the CD, and prevailing interest rates for other CDs issued by such CD issuer or other CD issuers for CDs of a similar maturity and credit quality.  These factors are relevant for the depositor to consider because (1) the credit quality of the CD issuer is an indicia of the likelihood of payment on the CD and (2) the higher the interest rate on a CD compared to other CDs issued by such CD issuer or other CD issuers for CDs of a similar maturity and credit quality, all else being equal, the more likely will such CD be selected by the depositor for inclusion in the trust’s portfolio.  The depositor also will evaluate whether there is market interest in a diversified pool of CDs, and, in that regard, will consider the average life and payment periods of the underlying CDs to be included in the trust.

A review will be conducted of the assets in the pool as required under Rule 193 of the Securities Act. The review will cover all the assets in the pool.  In addition, the applicable prospectus supplement will provide disclosure regarding the nature of the review performed with regard to assets in the pool and the findings and conclusions of such review as required under Item 1111(a)(7) of Regulation AB.  In addition, the applicable prospectus supplement will also provide disclosure if any assets in the pool deviate from the disclosed underwriting criteria as required under Item 1111(a)(8) of Regulation AB.  From time to time, significant events affecting underlying CDs, including but not limited to redemptions or prepayments, may occur.  The occurrence of any of these events with respect to a specific issuer could have an adverse impact on the securities of other issuers, particularly if both issuers operate in the same industry or region.  If this were to occur, this may adversely affect the underlying CDs of all or a portion of trust certificates issued by the trust, including your ability to hold your trust certificates to maturity.  We cannot assure you that these events will not occur with respect to the underlying CDs for your trust certificates.

The accompanying prospectus supplement will describe the “deposited assets,” a term that refers to the underlying CDs and, as applicable, any other assets described in this prospectus.   If the underlying CDs represent obligations issued by one or more underlying CD issuers, the underlying CDs will satisfy the eligibility criteria described in the section below under “Eligible Issuers.”  No underlying CD issuer will participate in the offering of the trust certificates, nor will an underlying CD issuer receive any of the proceeds from the sale of underlying CDs or from the issuance of the trust certificates.

Deposited assets for a given series of trust certificates and the related trust will not constitute deposited assets for any other series of trust certificates or related trust, and the trust certificates of a given series will possess an equal and ratable undivided ownership interest in the deposited assets.

This prospectus relates only to the trust certificates offered through it and does not relate to the underlying CDs.  The following description of the underlying CDs and other assets deposited in a trust and the underlying CD issuer is intended only to summarize material characteristics of the underlying CDs that we are permitted to deposit in a trust.  It does not purport to be a complete description of any prospectus or prospectus supplement relating to underlying CDs or of any underlying CD master certificate.

The accompanying prospectus supplement will describe the material terms of the deposited assets.

Eligible Issuers

Each issuer of underlying CDs will be, as of the initial issue date of the related trust certificates, an “eligible issuer.”  “Eligible issuer” means a national banking association organized under the laws of the United States that has its deposits insured by the FDIC, submits call reports to the applicable federal banking agency, and is a bank subsidiary of an Exchange Act reporting company.  The accompanying prospectus supplement will provide only limited information about each underlying CD issuer, such as its name and the address of its principal offices, unless a trust includes underlying CDs the issuer of which constitutes a “Significant Obligor” as defined in Regulation AB.

Neither the issuer of the underlying CDs nor any of its affiliates will have any direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to the issuance, sale or offering of the related series of trust certificates.

The assets of each trust may or may not be diversified.  The prospectus supplement relating to a trust will identify the trust assets and will discuss any risks related to concentration or the lack of diversification.  The depositor may seek to diversify the assets of each trust so that initially less than 10% of the assets of a trust will be comprised of underlying CDs of a single issuer.  Even if the depositor initially seeks to diversify the trust assets, due to the redemption or removal, or maturity, of underlying CDs over time the concentration of assets of a trust may change following the issue date of the trust certificates and it is possible that over time 10% or more of the assets of a trust will be comprised of underlying CDs of a single issuer.

The depositor will deposit the proceeds of the trust certificates with the underlying CD issuers which will then issue to the relevant trust the underlying CDs that will be deposited in such trust.  These transactions will occur contemporaneously.  The depositor will ensure that:  (1) neither the issuer of the underlying CDs nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding (written or otherwise) relating to the underlying CDs or the issuance of the trust securities, (2) neither the issuer of the underlying CDs nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the asset-backed securities transaction; and (3) the depositor would be free to publicly resell the underlying CDs without registration under the Securities Act.

Neither we, the trustee, the administrative agent, the selling agent nor any of our or their respective affiliates assumes any responsibility for the accuracy or completeness of any publicly available information concerning any underlying CD issuer, including, without limitation, any investigation as to its financial condition or creditworthiness, or concerning any underlying CDs, whether or not that information is available from the FDIC or otherwise would be considered in making a decision to purchase the trust certificates.  The above will not apply to any information concerning the underlying CDs and any underlying CD issuer that is expressly stated in this prospectus or an accompanying prospectus supplement.  The above will not apply, for example, to identifying information or to information of the type described in an accompanying prospectus supplement under “Description of the Underlying CDs and Other Assets Deposited in the Trust.” Each prospectus supplement in relation to a series of trust certificates will set forth the material terms of the underlying CDs.

Description of CDs

At maturity, the trust, as the holder of the underlying CDs, will receive the principal amount of the underlying CDs plus interest, if any, which will be determined by reference to the securities of one or more issuers, one or more interest rates, currencies, one or more commodities or other properties, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and/or one or more indices, formulas or baskets of or based on the foregoing items.  Accordingly, the trust may receive an amount at maturity or date of earlier redemption or repayment, if applicable, that is greater than or equal to, but not less than, the amount of the initial deposit.  The applicable disclosure statement will describe the terms of the CD and other specific information regarding such CD.  Unless otherwise provided in the applicable disclosure statement, there will be no other payment of interest, periodic or otherwise on the CD.

CDs are protected by federal deposit insurance provided by the Deposit Insurance Fund, which is administered by the FDIC and backed by the full faith and credit of the U.S. Government, up to a maximum amount for all deposits held in the same ownership capacity per depository institution, which is currently $250,000.  For more information, see “Certain Regulatory Considerations.”

The underlying CDs will pay interest based only on fixed or floating interest rates and will have fixed maturity dates that cannot be extended or rolled.

Additions, Early Redemptions, and Withdrawals

A CD holder is not permitted to make any additions to any CD.  The CD holder agrees with the CD issuer to keep the funds on deposit for the entire term of the CD.  Accordingly, unless otherwise provided in the applicable disclosure statement, no early redemptions or withdrawals of CDs will be available under any circumstances.

If the applicable disclosure statement provides for early redemptions (at the option of the CD issuer and/or at the option of the CD holder) or withdrawals, such disclosure statement will set forth the method for calculating the early redemption or withdrawal amount the CD holder will be entitled to receive.  Upon early redemption or withdrawal of a CD, the amount the CD holder receives may be less, and possibly significantly less, than the principal amount of the CD.  A CD may also be subject to automatic redemption under certain circumstances if so provided in the applicable disclosure statement.

If the CD issuer were to fail between an early redemption date (specified in the applicable disclosure statement) and the time the CD holder received the early redemption amount (as specified in the applicable disclosure statement), any excess of the early redemption amount over the principal amount deposited would not be insured by the FDIC.

Additional Information for the Underlying CDs to be Provided in the Accompanying Prospectus Supplement

The accompanying prospectus supplement for the trust certificates being offered will specify the following information for the underlying CDs of each issuer to be held as assets of the particular trust:

•	the title and series of the underlying CDs;

•	the name of the issuer;

•
the principal amount of the underlying CDs to be held as assets of the trust and the percentage of the aggregate principal amount of all underlying CDs represented by each underlying CD issuer’s securities;

•	the form (including the depositary for any global underlying CDs) and minimum denominations of the underlying CDs;

•	the interest rate, or method of calculation of the interest rate, on its underlying CDs, the interest day count convention, the date from which interest will accrue and the interest payment dates;

•	the stated maturity date of its underlying CDs;

•	any redemption provisions applicable to the underlying CDs (whether mandatory or optional), including the price, timing and any requirement for a sinking fund;

•
information on the overall composition of all underlying CDs to be held as assets of the trust as of the initial issue date of the trust certificates, including number of issuers, aggregate principal amount, largest principal amount, average principal amount, weighted average maturity, weighted average interest rate, and the respective percentages of each; and

•	any other material terms of the underlying CDs.

If an underlying CD issuer ceases to submit call reports to the relevant federal banking agency, the actions described under “Description of the Trust Certificates—Removal of the Underlying CDs” will be carried out by the trustee and us.

Reserve Accounts

If the accompanying prospectus supplement so provides, the trustee, its affiliate or designee, or another person specified in the prospectus supplement will deposit or cause to be deposited into a reserve account maintained with an eligible institution, which may be the trustee, any combination of cash or permitted investments in specified amounts. These amounts will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, a reserve account may be funded through application of a portion of collections received on the deposited assets for a given series of trust certificates, in the manner and priority specified in the accompanying prospectus supplement. Amounts may be distributed to certificateholders of the class or group of classes within the series, or may be used for other purposes, in the manner and to the extent provided in the prospectus supplement. Amounts deposited in any reserve account will be invested in permitted investments by, or at the direction of, the trustee, us or our or their affiliate or designee, or any other person as may be specified in the accompanying prospectus supplement.

Collections

The trust agreement will establish procedures by which the trustee, or its affiliate or designee, or any other person that may be specified in the accompanying prospectus supplement, is obligated, for the benefit of the certificateholders of each series of trust certificates, to administer the related deposited assets. Administering the deposited assets will include making collections of all payments made on those assets and depositing those collections from time to time before any applicable distribution date into a “certificate account,” which will be a segregated trust account maintained or controlled by the applicable trustee for the benefit of the series. If an administrative agent is appointed, it will direct the trustee, and otherwise the trustee will make all determinations, as to:

(A) the appropriate application of the collections, and other amounts available for distribution, to the payment of any administrative or collection expenses, such as the administrative fee; and

(B) the payment of amounts then due and owing on the trust certificates of the trust series, all in the manner and priorities described in the accompanying prospectus supplement.

The accompanying prospectus supplement will specify the collection periods, if applicable, and distribution dates for a given series of trust certificates and the particular requirements relating to the segregation and investment of collections received on the deposited assets during a given collection period or on or by specified dates. We cannot assure you that amounts received from the deposited assets for the benefit of certificateholders for a particular series over a specified period will be sufficient to pay amounts then due and owing to holders of the trust certificates.

Available Information

Each underlying CD issuer submits call reports to the relevant federal banking agency. Each call report consists of a balance sheet, income statement, changes in equity capital and other supporting schedules as of the end of the period to which the call report relates. The call reports are prepared in accordance with regulatory instructions issued by the Federal Financial Institutions Examination Council. While the call reports are supervisory and regulatory documents and do not provide a complete range of financial disclosures about an underlying CD issuer, the call reports nevertheless provide important information concerning the underlying CD issuer’s financial condition. The publicly available portions of each underlying CD issuer’s call reports are on file with, and publicly available at, the FDIC, 550 17th Street, N.W., Washington, D.C. 20429. The FDIC also maintains a website at http://www.fdic.gov that contains the publicly available portions of each underlying CD issuer’s call reports.

A prospective certificateholder should obtain and evaluate the same information concerning the relevant underlying CD issuer as it would obtain and evaluate if it were investing directly in the underlying CDs or in the issuer of the underlying CDs.

DESCRIPTION OF THE TRUST CERTIFICATES

General

The related trust will issue each series of trust certificates pursuant to the trust agreement for that series among us, the trustee and the administrative agent.  See “Description of the Trust Agreement.”  The provisions of the applicable trust agreement may vary depending upon the terms of the trust certificates being issued, the underlying CDs and any other assets deposited in the trust, and the related trust.  The term “trust certificate,” with respect to any series, refers to all of the trust certificates of that series, whether or not offered in this prospectus and by the accompanying prospectus supplement, unless the context otherwise requires.

Only trust certificates rated in one of the investment grade rating categories by a nationally recognized statistical rating organization will be offered by this prospectus.  This prospectus may be used to offer and sell trust certificates only if accompanied by a prospectus supplement that sets forth the aggregate principal balance and specific terms of those trust certificates.

There is no limit on the amount of trust certificates that may be issued under a trust agreement.  The series of trust certificates issued by the particular trust will represent all of the beneficial ownership interests in the assets of that trust, which will consist of: (1) CDs issued by at least ten different national association banks organized under the laws of the United States; (2) any payments on or with respect to those CDs; and (3) other assets described in this prospectus and the accompanying prospectus supplement.  See “—Removal of Underlying CDs” and “Description of the Trust Agreement—Assignment of Claims; Distribution of Underlying CDs” for a discussion of the circumstances under which underlying CDs may be removed from the assets of the particular trust and the accompanying prospectus supplement for a discussion of the circumstances under which underlying CDs may be redeemed prior to their stated maturities.  The trustee will hold the assets of the particular trust for the benefit of certificateholders.

The accompanying prospectus supplement for a series of trust certificates will specify the following information for the trust certificates that are not otherwise disclosed in this prospectus:

•	the title of the trust certificates;

•	the initial issue date of the trust certificates;

•	the price to public of the trust certificates;

•	the initial aggregate principal balance of the series of trust certificates;

•
material information regarding the type, characteristics and specifications of the underlying CDs and any other assets that we deposit in the related trust, including, with respect to any underlying CDs which at the time represent a significant portion of the assets in the trust;

•	information regarding the material terms of each underlying CD;

•	the identity of the issuer;

•	where publicly available information regarding the issuer may be obtained;

•	the method for allocating to the certificateholders of that class any collections from and defaults or losses on assets deposited in the trust;

•
a summary of the closing conditions for the trust certificates, including any provisions relating to the reduction of the aggregate principal balance of the trust certificates initially offered, and a summary of the closing conditions for the related underlying CDs;

•	whether the trust certificates of that series are fixed rate certificates or floating rate certificates;

•	the applicable interest rate for the fixed rate certificates and the method for calculating the interest rate that is applicable to the series of floating rate certificates;

•	the date or dates on which interest will accrue;

•
the initial distribution date on the trust certificates (which will be equal to or greater than the weighted average interest rate of the applicable underlying CDs) and the regular distribution dates and record dates for the trust certificates;

•	the final scheduled distribution date of the trust certificates;

•	provisions for special distributions on the trust certificates and the dates for these distributions;

•	the related record dates, if any, for determining the amounts of those distributions;

•	the party or parties responsible for the funding of the trust expenses and the reserve account;

•
the option, if any, of any specified third parties, which may include us, the selling agent or our or their respective affiliates, to purchase trust certificates held by a certificateholder and the periods within which or the dates on which, and the terms and conditions upon which that option may be exercised, in whole or in part;

•
the circumstances and conditions under which any of us, the selling agent or the trustee, or our or their respective affiliates and designees, or any other person identified in the accompanying prospectus supplement may exercise an optional exchange right and the periods within which or the dates on which, and the terms and conditions upon which any of those parties may exercise any optional exchange, in whole or in part and will state that the exchange right will be exercisable only to the extent that the exercise of the right would not affect the trust’s ability to be exempt under Rule 3a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and all applicable rules, regulations and interpretations and would not affect the treatment of the trust as a “grantor trust” under the Code;

•	the listing of the trust certificates on any U.S. national or international securities exchange;

•	the form (including identity of any depositary for global trust certificates) and denominations of the trust certificates;

•	the names of any and all selling agents for the sale of the trust certificates and the aggregate amount of their discounts or commissions;

•	any material U.S. federal income tax consequences or considerations under ERISA, relating to the trust certificates;

•	any risk factors not disclosed in this prospectus that should be reviewed by investors prior to making a decision to invest in the trust certificates;

•	the name of the administrative agent and the trustee; and

•	any other material terms of the series or class within that series of trust certificates.

Each certificateholder hereby acknowledges that the administrative agent will furnish the certificateholder  information (1) pursuant to any order from a judicial body or administrative agency involved in a judicial or administrative proceeding or if it has been served with legal process demanding such information pursuant to any judicial or administrative proceeding or inquiry, or (2) if it has received a request for such information from any applicable federal or state bank regulatory authority.  The term “certificateholder information” means the name, address and taxpayer identification number of each certificateholder and the principal amount of trust certificates or beneficial interest therein held by such certificateholder.

Nature of the Trust Certificates

We will arrange for the issuance of the trust certificates by the particular trust and will sell the underlying CDs to that trust in exchange for the proceeds of the issuance of the trust certificates.  The trust certificates are “pass-through” securities that represent undivided beneficial ownership interests in the assets of the particular trust.  All payments on the underlying CDs held by the particular trust will be “passed through” to certificateholders.

The trust certificates will entitle their holders to receive periodic distributions from payments by the related issuers on the underlying CDs held by the particular trust, but only to the extent of these payments if, and when, made.  If any issuer fails to make any required payment on its underlying CDs then held by the particular trust, then that trust will not be able to distribute any amounts with respect to that payment to the holders of the trust certificates.

Because the trust certificates will represent beneficial ownership interests in the assets of the particular trust, and will not be debt instruments that are obligations of, or guarantees by, us or any other entity, they technically will not have a principal amount that must be repaid or bear any interest.  However, because the distributions on the trust certificates will represent distributions of principal of, premium, if any, and any interest on trust assets that are CDs, for convenience, we often refer in this prospectus to distributions that represent a return of an initial investment or a premium on an initial investment as “principal” and to distributions that represent the yield on an investment as “interest,” in accordance with customary market practice.

We may, and any selling agent or any of our or their affiliates may, purchase trust certificates at any time and at any price in the open market or otherwise.

Distributions

Each series of trust certificates may have different applicable distribution rates, which may be fixed or floating as described below.   In this prospectus, “certificate principal balance” means amounts in respect of principal out of the future cash flows of the assets deposited in the trust.  The applicable distribution rate will be described in the accompanying prospectus supplement and will be based upon the rate of interest received on the underlying CDs and any payments in respect of any retained interest.  For a detailed description of “retained interest,” see “Description of the Trust Agreement—Retained Interest.”  The applicable distribution rate may be either a fixed rate or a floating rate.

Fixed Rate Certificates.  Each series of trust certificates with a fixed distribution rate will pay distributions on the outstanding principal balance of that series, from its original issue date or from the last date to which distributions have been paid, at the fixed distribution rate stated on its face and in the accompanying prospectus supplement until the principal amount of that series is distributed or made available for repayment.

The accompanying prospectus supplement may specify that the fixed distribution rate can be reset on one or more specified dates to another fixed distribution rate specified in the accompanying prospectus supplement.  After a fixed distribution reset date, distributions will be paid on the outstanding principal balance of that series at the reset fixed distribution rate until that rate is subsequently reset or until the principal amount of that series is distributed or made available for repayment.

Interest on each series of fixed rate certificates will be distributable in arrears or in advance on each distribution date as specified in the accompanying prospectus supplement.  Each distribution of interest payments shall include interest accrued on the underlying CDs through the day specified in the accompanying prospectus supplement.

With respect to a fixed rate trust certificate, accrued distributions will be calculated by multiplying the certificate’s principal balance with respect to a distribution reset period by the product of the applicable distribution rate and one of the following day count fractions, as specified in the accompanying prospectus supplement:

•	if “1/1” is specified, 1;

•
if “Actual/365”, “Act/365”, “A/365”, “Actual/Actual” or “Act/Act” is specified, the actual number of days in the distribution reset period in respect of which payment is being made divided by 365 (or, if any portion of that distribution reset period falls in a leap year, the sum of (i) the actual number of days in that portion of the distribution reset period falling in a leap year divided by 366 and (ii) the actual number of days in that portion of the distribution reset period falling in a non-leap year divided by 365);

•
if “Actual/365 (Fixed)”, “Act/365 (Fixed)”, “A/365 (Fixed)” or “A/365F” is specified, the actual number of days in the distribution reset period in respect of which payment is being made divided by 365;

•	if “Actual/360”, “Act/360” or “A/360” is specified, the actual number of days in the distribution reset period in respect of which payment is being made divided by 360;

•
if “30/360”, “360/360” or “Bond Basis” is specified, the number of days in the distribution reset period in respect of which payment is being made divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (i) the last day of the distribution reset period is the 31st day of a month but the first day of the distribution reset period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month or (ii) the last day of the distribution reset period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month));

•
if “30E/360” or “Eurobond Basis” is specified, the number of days in the distribution reset period in respect of which payment is being made divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the distribution reset period unless, in the case of the final distribution reset period, the maturity date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month); or

•	the day count fraction applicable to the underlying CDs.

Floating Rate Certificates.  Each series of trust certificates with a variable distribution rate will be designated as a “Floating Rate Certificate” unless in the accompanying prospectus supplement it is designated as an “Inverse Floating Rate Certificate,” a “Floating Rate/Fixed Rate Certificate,” a “Fixed Rate/Floating Rate Certificate,” a “Floating Rate/Inverse Floating Rate Certificate,” an “Inverse Floating Rate/Floating Rate Certificate,” a “Fixed Rate/Inverse Floating Rate Certificate” or an “Inverse Floating Rate/Fixed Rate Certificate.”  All series of trust certificates with a variable distribution rate will pay distributions on the outstanding principal balance of that series at the initial applicable distribution rate set forth on its face and in the accompanying prospectus supplement from its original issue date to but excluding the first distribution reset date for that series.  The distribution reset date is the first day of each daily, weekly, monthly, quarterly, semiannual or annual distribution reset period, specified in the accompanying prospectus supplement for the series.

Thereafter, the applicable distribution rate on the series for each distribution reset date will be:

(A)  for trust certificates designated as “Floating Rate Certificates,” determined by reference to an interest rate basis, or “base rate,” plus or minus the spread, if any, or multiplied by the spread multiplier, if any,

(B)  for trust certificates designated as “Inverse Floating Rate Certificates,” equal to the fixed distribution rate specified in the accompanying prospectus supplement minus the rate determined by reference to the applicable base rate, plus or minus the spread, if any, or multiplied by the spread multiplier, if any,

(C)  for trust certificates designated as “Floating Rate/Fixed Rate Certificates,” determined by reference to a base rate, plus or minus the spread, if any, or multiplied by the spread multiplier, if any, until the date specified in the accompanying prospectus supplement as the date on which distributions will begin to be calculated on the basis of a fixed distribution rate and as of that date the applicable distribution rate will be the fixed distribution rate specified in the accompanying prospectus supplement or, if no such rate is specified, the applicable distribution rate in effect on the day immediately preceding the date on which distributions will begin to be calculated on the basis of a fixed distribution rate,

(D)  for trust certificates designated as “Fixed Rate/Floating Rate Certificates,” equal to a fixed distribution rate until the date specified in the accompanying prospectus supplement as the date on which distributions will begin to be determined by reference to a base rate plus or minus the spread, if any, or multiplied by the spread multiplier, if any,

(E)  for trust certificates designated as “Floating Rate/Inverse Floating Rate Certificates,” determined by reference to a base rate, plus or minus the spread, if any, or multiplied by the spread multiplier, if any, until the date specified in the accompanying prospectus supplement as the date on which distributions will begin to be calculated on the basis of a distribution rate equal to the fixed distribution rate specified in the accompanying prospectus supplement minus the rate determined by reference to a base rate, plus or minus the spread, if any, or multiplied by the spread multiplier, if any,

(F)  for trust certificates designated as “Inverse Floating Rate/Floating Rate Certificates,” calculated on the basis of a distribution rate equal to the fixed distribution rate specified in the accompanying prospectus supplement minus the rate determined by reference to a base rate, plus or minus the spread, if any, or multiplied by the spread multiplier, if any, until the date specified in the accompanying prospectus supplement as the date on which distributions will begin to be determined by reference to a base rate, plus or minus the spread, if any, or multiplied by the spread multiplier, if any,

(G)  for trust certificates designated as “Fixed Rate/Inverse Floating Rate Certificates,” equal to a fixed distribution rate until the date specified in the accompanying prospectus supplement as the date on which distributions will begin to be calculated on the basis of a distribution rate equal to the fixed distribution rate specified in the accompanying prospectus supplement minus the rate determined by reference to a base rate, plus or minus the spread, if any, or multiplied by the spread multiplier, if any, or

(H)  for trust certificates designated as “Inverse Floating Rate/Fixed Rate Certificates,” calculated on the basis of a distribution rate equal to the fixed distribution rate specified in the accompanying prospectus supplement minus the rate determined by reference to a base rate, plus or minus the spread, if any, or multiplied by the spread multiplier, if any, until the date specified in the accompanying prospectus supplement as the date on which distributions will begin to be calculated on the basis of a fixed distribution rate and as of that date the applicable distribution rate will be the fixed distribution rate specified in the accompanying prospectus supplement or, if no such rate is specified, the applicable distribution rate in effect on the day immediately preceding the date on which distributions will begin to be calculated on the basis of a fixed distribution rate, provided, however, that if any of the above calculations would result in the applicable distribution rate being less than zero then the applicable distribution rate will be deemed to be equal to zero.

The “base rate” for any series of trust certificates will be designated in the accompanying prospectus supplement, as described in greater detail below.  The “spread” is the number of basis points, where one basis point equals one one-hundredth of a percentage point, that may be specified in the accompanying prospectus supplement as being applicable to that series.  The “spread multiplier” is the percentage that may be specified in the accompanying prospectus supplement as being applicable to that series.  The accompanying prospectus supplement may specify, however, that:

(A)  the base rate for a floating rate certificate may be determined by reference to two or more of the base rates described below, and

(B)  the spread or spread multiplier on a series of floating rate certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to those trust certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in the accompanying prospectus supplement.

The accompanying prospectus supplement will designate one or more of the following base rates as applicable to the determination of the applicable distribution rate in a floating rate certificate:

•	the CD Rate for a “CD Rate Certificate”;

•	the Federal Funds Rate for a “Federal Funds Certificate”;

•	LIBOR Rate for a “LIBOR Certificate”;

•	the prime loan rates or base lending rates of major U.S. banks for a “Prime Rate Certificate”;

•	the Treasury Rate for a “Treasury Rate Certificate”;

•	the Commercial Paper Rate for a “Commercial Paper Rate Certificate”;

•	the constant maturities swap rate for a “CMS Rate Certificate”; or

•
another base rate based on a permitted index customarily used to measure interest in debt transactions (which may be based on, among other things, one or more market indices or the interest and/or other payments (whether scheduled or otherwise) paid, accrued or available with respect to a designated asset, pool of assets or type of asset), as set forth in the accompanying prospectus supplement and shall in no event be based on a commodity or equity index.

Distributions will be payable only from cash that the trustee receives from the underlying CDs that are available for application to that payment, notwithstanding the accrual of distributions on the principal balance of the certificates at a higher rate.

As specified in the accompanying prospectus supplement, floating rate certificates of a particular series may also have either or both of the following:

(C)  a “maximum certificate rate,” which is a maximum limitation, or ceiling, on the rate at which distributions may accrue during any distribution accrual period specified in the accompanying prospectus supplement; and

(D)  a “minimum certificate rate,” which is a minimum limitation, or floor, on the rate at which distributions may accrue during any distribution accrual period specified in the accompanying prospectus supplement.

In each case, these distribution rates will be expressed as a rate per annum on a simple interest basis.  In addition to any maximum certificate rate, the distribution rate applicable to any series of floating rate certificates will in no event be higher than the maximum rate of interest permitted by applicable New York and United States federal law.  Under applicable New York and United States federal law as of the date of this prospectus, the maximum rate of interest, with some exceptions, is 25% per annum on a simple interest basis.

We will appoint, and enter into agreements with, calculation agents (each, a “calculation agent”) who will calculate floating distribution rates on each series of floating rate certificates.  The accompanying prospectus supplement will set forth the identity of the calculation agent for each series of floating rate certificates.  All determinations of distributions by the calculation agent will, if made on a commercially reasonable basis and in good faith, be conclusive for all purposes and binding on the holders of floating rate certificates of a given series.

The applicable floating distribution rate will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the “Interest Accrual Period”).  The first day of each Interest Accrual Period is called a “Interest Reset Date” and, with respect to each series, will be specified in the accompanying prospectus supplement; provided that the distribution rate in effect for the 10 days immediately before the final scheduled distribution date for a particular series of trust certificates will be either (i) the distribution rate applicable to each of those 10 days immediately before the final scheduled distribution date for a particular series of trust certificates or (ii) that in effect on the tenth day preceding that final scheduled distribution date, as specified in the accompanying prospectus supplement.  If an Interest Reset Date for any series of floating rate certificates would otherwise be a day that is not a business day, that distribution reset date will occur on the next business day, except that, in the case of a LIBOR certificate described above, if that business day would fall in the next calendar month, the distribution reset date will be the immediately preceding business day.

Distributions payable in respect of floating rate certificates will be either (i) the accrued distributions from and including the original issue date of the series or the last distribution reset date to which distributions have accrued and been distributed, as the case may be, to but excluding the immediately following distribution date, or (ii) the accrued distributions from but excluding the original issue date of the series or the last distribution reset date to which distributions have accrued and been distributed, as the case may be, to and including the immediately following distribution date, or (iii) on a schedule that is substantially similar to the schedule on the underlying CDs, as specified in the accompanying prospectus supplement.

With respect to a floating rate certificate, accrued distributions will be calculated by multiplying the certificate’s principal balance with respect to a distribution reset period by the product of the applicable distribution rate and one of the following day count fractions, as specified in the accompanying prospectus supplement:

•	if “1/1” is specified, 1;

•
if “Actual/365”, “Act/365”, “A/365”, “Actual/Actual” or “Act/Act” is specified, the actual number of days in the distribution reset period in respect of which payment is being made divided by 365 (or, if any portion of that distribution reset period falls in a leap year, the sum of (i) the actual number of days in that portion of the distribution reset period falling in a leap year divided by 366 and (ii) the actual number of days in that portion of the distribution reset period falling in a non-leap year divided by 365);

•	if “Actual/365 (Fixed)”, “Act/365 (Fixed)”, “A/365 (Fixed)” or “A/365F” is specified, the actual number of days in the distribution reset period in respect of which payment is being made divided by 365;

•	if “Actual/360”, “Act/360” or “A/360” is specified, the actual number of days in the distribution reset period in respect of which payment is being made divided by 360;

•
if “30/360”, “360/360” or “Bond Basis” is specified, the number of days in the distribution reset period in respect of which payment is being made divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (i) the last day of the distribution reset period is the 31st day of a month but the first day of the distribution reset period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month or (ii) the last day of the distribution reset period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month));

•
if “30E/360” or “Eurobond Basis” is specified, the number of days in the distribution reset period in respect of which payment is being made divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the distribution reset period unless, in the case of the final distribution reset period, the maturity date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month); or

•	the day count fraction applicable to the underlying CDs.

For purposes of making the foregoing calculation, the variable distribution rate in effect on any distribution reset date will be the applicable rate as reset on that date.

All percentages resulting from any calculation of the distribution rate on a floating rate certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from that calculation on floating rate certificates will be rounded to the nearest one-hundredth of a unit, with .005 of a unit being rounded upward.

Distributions on any series of floating rate certificates will be distributable on the distribution dates and for the Interest Accrual Periods as and to the extent set forth in the accompanying prospectus supplement.

Upon the request of the holder of any floating rate certificate of a particular series, the calculation agent for that series will provide the applicable distribution rate then in effect and, if determined, the distribution rate that will become effective on the next Interest Reset date with respect to the floating rate certificate.

In the descriptions below:

•	The “Index Maturity” for any series of floating rate certificates is the period of maturity of the instrument or obligation from which the base rate is calculated.

•	“H.15(519)” means the publication entitled “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication of the Board of Governors of the Federal Reserve System.

CD Rate Certificates.  CD Rate Certificates will pay distributions at rates specified in the accompanying prospectus supplement and will be calculated with reference to the CD Rate and the spread and/or the spread multiplier, if any.

Unless otherwise specified in the accompanying prospectus supplement, the “CD Rate” for each Interest Accrual Period shall be the rate as of the second business day prior to the Interest Reset Date for such Interest Accrual Period (a “CD Rate Determination Date”) and will be the rate for negotiable certificates of deposit having the Index Maturity designated in the accompanying prospectus supplement as published in H.15(519) under the heading “CDs (Secondary Market).”   If by 3:00 p.m., New York City time, on such CD Rate Calculation Date such rate is not yet published in H.15(519), then the “CD Rate” for such Interest Accrual Period will be calculated by the calculation agent for such CD Rate Certificate and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the calculation agent for such CD Rate Certificate for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related prospectus supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such calculation agent are not quoting offered rates as mentioned in this sentence, the “CD Rate” for such Interest Accrual Period will be the same as the CD Rate for the immediately preceding Interest Accrual Period.

The “CD Rate Calculation Date” pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a business day, the next succeeding business day and (b) the second business day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

CD Rate certificates, like other trust certificates, are not deposit obligations of a bank and are not insured by the FDIC.

Commercial Paper Rate Certificates.  Commercial Paper Rate Certificates will pay distributions at the rates that the accompanying prospectus supplement specifies, calculated with reference to the Commercial Paper Rate, as described below and the spread and/or the spread multiplier, if any.

Unless otherwise specified in the accompanying prospectus supplement, the “Commercial Paper Rate” for each Interest Accrual Period will be determined by the calculation agent for such Commercial Paper Rate Certificate as of the second business day prior to the Interest Reset Date for such Interest Accrual Period (a “Commercial Paper Rate Determination Date”) and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the accompanying prospectus supplement, as such rate shall be published in H.15(519) under the heading “Commercial Paper-Nonfinancial.” If by 3:00 p.m., New York City time, on such Commercial Paper Rate Calculation Date such rate is not yet published in H.15(519), then the “Commercial Paper Rate” for such Interest Accrual Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the calculation agent for such Commercial Paper Rate Certificate for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated “AA” or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such calculation agent are not quoting offered rates as mentioned in this sentence, the “Commercial Paper Rate” for such Interest Accrual Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Accrual Period.

The term “Money Market Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield	=	×	100

where “D” refers to the applicable annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the applicable period for which interest is being calculated.

The “Commercial Paper Rate Calculation Date” pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

Federal Funds Rate Certificates.  Federal Funds Rate certificates will bear interest at the interest rates that the accompanying prospectus supplement specifies, calculated with reference to the Federal Funds Rate, as described below, and the spread and/or the spread multiplier, if any.

Unless otherwise specified in the accompanying prospectus supplement, the “Federal Funds Rate” for each Interest Accrual Period shall be the effective rate on the Interest Reset Date for such Interest Accrual Period (a “Federal Funds Rate Determination Date”) for Federal Funds as published in H.15(519) under the heading “Federal Funds (Effective)”. If by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date such rate is not yet published in H.15(519), then the “Federal Funds Rate” for such Interest Accrual Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading “Federal Funds (Effective)”; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date, the “Federal Funds Rate” for such Interest Accrual Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Accrual Period (or, if there was no such Interest Accrual Period, the Initial Pass-Through Rate). Unless otherwise specified in the accompanying prospectus supplement, in the case of a Federal Funds Rate Certificate that resets daily, the Pass-Through Rate on such Certificate for the period from and including a Monday to but excluding the succeeding Monday will be reset by the calculation agent for such certificate on such second Monday (or, if not a business day, on the next succeeding business day) to a rate equal to the average of the Federal Funds Rate in effect with respect to each such day in such week.

The “Federal Funds Rate Calculation Date” pertaining to any Federal Funds Rate Determination Date shall be the next succeeding business day.

LIBOR Certificates.  LIBOR Certificates will pay distributions at the rates that the accompanying prospectus supplement specifies, calculated with reference to LIBOR and the spread and/or the spread multiplier, if any.

With respect to LIBOR indexed to the offered rate for U.S. dollar deposits, unless otherwise specified in the accompanying prospectus supplement, “LIBOR” for each Interest Accrual Period will be determined by the calculation agent for any LIBOR Certificate as follows:

(i)  On the second London Banking Day prior to the Interest Reset Date for such Interest Accrual Period (a “LIBOR Determination Date”), the calculation agent for such LIBOR Certificate will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the accompanying prospectus supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBOR01 Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date.

“Reuters Screen LIBOR01 Page” means the display designated as page “LIBOR” on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBOR01 page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBOR01 Page, “LIBOR” for such Interest Accrual Period will be the arithmetic mean of such offered rates as determined by the calculation agent for such LIBOR Certificate.

(ii)  If fewer than two offered rates appear on the Reuters Screen LIBOR01 Page on such LIBOR Determination Date, the calculation agent for such LIBOR Certificate will request the principal London offices of each of four major banks in the London interbank market selected by such calculation agent to provide such calculation agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, “LIBOR” for such Interest Accrual Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, “LIBOR” for such Interest Accrual Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the calculation agent for such LIBOR Certificate at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by such calculation agent are quoting rates as specified in this sentence, “LIBOR” for such Interest Accrual Period will be the same as LIBOR for the immediately preceding Interest Accrual Period.

If LIBOR with respect to any LIBOR Certificate is indexed to the offered rates for deposits in a currency other than U.S. dollars, the accompanying prospectus supplement will set forth the method for determining such rate.

Prime Rate Certificates.  Prime Rate Certificates will pay distributions at the interest rates, calculated with reference to the prime rate and the spread and/or the spread multiplier, if any, specified in the accompanying prospectus supplement.

Unless otherwise specified in the related prospectus supplement, the “prime rate” means, with respect to any record date, that rate on that date, as published in H.15(519) under the heading “Bank Prime Loan.” If that rate is not published by 9:00 a.m., New York City time, on the calculation date pertaining to that record date the prime rate will be the arithmetic mean of the rates of interest publicly announced by each bank named on the “Reuters Screen USPrime1 Page” as that bank’s prime rate or base lending rate as in effect for that record date. “Reuters Screen USPrime1 Page” means the display designated as page “USPrime1” on the Reuters Monitor Money Rates Service, or any other page that may replace the USPrime1 page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks. If fewer than four but more than one rate appears on the Reuters Screen USPrime1 Page for that record date the prime rate will be the arithmetic mean of the prime rates, quoted on the basis of the actual number of days in the year divided by 360, as of the close of business on that record date by four major money center banks in The City of New York. If fewer than two rates appear on the Reuters Screen USPrime1 page, the prime rate will be the arithmetic mean of the prime rates in effect for the record date as furnished in The City of New York by at least three substitute banks or trust companies organized and doing business under the laws of the United States, or any U.S. state, in each case having total equity capital of at least $500,000,000 and subject to supervision or examination by federal or state authority. The banks and trust companies referred to above will be selected by the calculation agent after consultation with us. However, if the banks or trust companies that the calculation agent selects are not quoting those rates, the distribution rate for the period commencing on the distribution reset date following the record date will be the distribution rate borne by the prime rate certificates on the record date. If the prime rate must be calculated then that calculation will be performed by the calculation agent.

Treasury Rate Certificates.  Treasury Rate Certificates will pay distributions at the rates, calculated with reference to the Treasury Rate and the spread and/or the spread multiplier, if any, specified in the accompanying prospectus supplement.

Unless otherwise specified in the accompanying prospectus supplement, the “Treasury Rate” for each Interest Accrual Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Accrual Period of direct obligations of the United States (“Treasury bills”) having the Index Maturity specified in the accompanying prospectus supplement, as such rate shall be published in H.15(519) under the heading “U.S. Government Certificates-Treasury bills (secondary market)” or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Treasury Rate Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Treasury Rate Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the “Treasury Rate” for such Interest Accrual Period shall be calculated by the calculation agent for such Treasury Rate Certificate and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such calculation agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such calculation agent are not quoting bid rates as mentioned in this sentence, then the “Treasury Rate” for such Interest Accrual Period will be the same as the Treasury Rate for the immediately preceding Interest Accrual Period (or, if there was no such Interest Accrual Period, the Initial Pass-Through Rate).

The “Treasury Rate Determination Date” for such Interest Accrual Period will be the day of the week in which the Interest Reset Date for such Interest Accrual Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Accrual Period commencing in the next succeeding week. Unless otherwise specified in the accompanying prospectus supplement, if an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Certificate, then such Interest Reset Date shall instead be the business day immediately following such auction date.

The “Treasury Rate Calculation Date” pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a business day, the next succeeding business day or (b) the second business day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

CMS Rate Certificates.  CMS Rate Certificates will pay distributions at the rates, calculated with reference to the CMS Rate and the spread and/or the spread multiplier, if any, specified in the accompanying prospectus supplement.

The “CMS Rate” will be the rate for U.S. Dollar swaps with a maturity of the Index Maturity designated in the accompanying prospectus supplement, expressed as a percentage, which appears on the Reuters Screen ISDAFIX1 Page as of 11:00 a.m., New York City time, on the CMS Rate Calculation Date. If that information is no longer displayed by 11:00 a.m., New York City time, on the CMS Rate Calculation Date, then the CMS Rate will be a percentage determined on the basis of the mid-market semi-annual swap rate quotations provided by five leading swap dealers in the New York City interbank market at approximately 11:00 a.m., New York City time, on the CMS Rate Calculation Date. For this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. Dollar interest rate swap transaction with a term equal to the Index Maturity designated in the accompanying prospectus supplement commencing on that CMS Rate Determination Date with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/ 360 day count basis, is equivalent to the Reuters Page LIBOR 01, as published by Reuters with a maturity of three months. The calculation agent will select the five swap dealers after consultation with us and will request the principal New York City office of each of those dealers to provide a quotation of its rate. If at least three quotations are provided, the CMS Rate for that CMS Rate Determination Date will be the arithmetic mean of the quotations, eliminating the highest and lowest quotations or, in the event of equality, none of the highest and one of the lowest quotations. If fewer than three swap dealers selected by the calculation agent are quoting as described above, the CMS Rate will be the CMS Rate in effect on that CMS Rate Determination Date or, if that CMS Rate Determination Date is the first CMS Rate Determination Date, the Initial Pass-Through Rate.

“CMS Rate Calculation Date” pertaining to any CMS Rate Determination Date shall be the next succeeding business day.

“Reuters Screen ISDAFIX1 Page” means the display on the Reuters Money 3000 Service (or any successor services) on the “ISDAFIX1” page (or any other page as may replace that page on that service) for the purpose of displaying rates or prices comparable to that floating rate payment).

“U.S. Government Securities Business Day” means, any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

If two United States Treasury securities with an original maturity greater than the index maturity specified in the accompanying prospectus supplement have remaining terms to maturity equally close to the particular index maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

In the context of the trust certificates, unless otherwise specified in the accompanying prospectus supplement, the term “business day” means (1) any day other than a Saturday, Sunday or other day on which commercial banks are obligated or authorized by law, executive order or regulation to be closed in The City of New York or Boston, Massachusetts; or (2) a business day, as the term is used in the master certificate, or other governing document, for the underlying CDs.   Interest payments from the related issuers will be subject to the business day conventions applicable to their underlying CDs.

Distributions on the trust certificates on each regular distribution date other than the final scheduled distribution date and on each special distribution date resulting from the failure of the related issuer of any underlying CDs held as assets of the particular trust to make a required payment prior to the regular distribution date with respect to that payment will be made to the certificateholders as of the record date preceding the regular distribution date or special distribution date, as the case may be, by wire transfer sent to each of those certificateholders at its account of record.  Principal, premium, if any, and any interest and other distributions on the trust certificates on the final scheduled distribution date, on any special distribution date resulting from the redemption of underlying CDs held as assets of the particular trust or upon the occurrence of an event requiring removal of underlying CDs from the assets of the particular trust under the circumstances we describe in this prospectus or in the accompanying prospectus supplement will be made in immediately available funds against presentation and surrender of those trust certificates.  Notwithstanding the foregoing, distributions on trust certificates represented by a global trust certificate will be made to DTC or its nominee, as holder of the global certificate, as we describe below under “Description of the Trust Certificates—Global Trust Certificates.”

If the trustee receives a payment on any underlying CDs held as assets of the particular trust after the regular distribution date with respect to that payment then the trustee will make a special distribution of that payment within two Business Days following receipt of that payment.  No additional amounts will accrue on any trust certificates or be owed to certificateholders as a result of the receipt of a payment on an underlying CD after the date of the distribution with respect to that payment.  However, any additional interest owed and paid by the related issuer of those underlying CDs to the trustee as a result of a delay will be distributed to the certificateholders as specified in the accompanying prospectus supplement.

Principal of the Trust Certificates

Each trust certificate will have a certificate principal balance which, at any time, will equal the maximum amount that the holder of the certificate will be entitled to receive in respect of principal out of the future cash flows on the underlying CDs deposited in the trust.  Upon any redemption or at maturity of underlying CDs, the outstanding certificate principal balance of a trust certificate will be reduced to the extent the principal amount of those underlying CDs are paid upon redemption or at maturity.  The outstanding certificate principal balance of a trust certificate will also be reduced if underlying CDs are removed from the assets of the trust and distributed to you following a removal event, tax wind-up event or investment company wind-up event, under circumstances we describe more fully in this prospectus or the accompanying prospectus supplement.  In addition, if applicable pursuant to the terms of the related series, the outstanding certificate balance of a trust certificate will be reduced by the amount of any realized losses, which are the net losses realized on any underlying CDs or other assets deposited in the trust that are allocated to the trust certificates.  The accompanying prospectus supplement will specify the initial aggregate certificate balance of a series.

Optional Exchange

The accompanying prospectus supplement may provide that any of us, the selling agent, the trustee or our or their respective affiliates and designees, or any other person identified in the prospectus supplement who is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act (a “QIB”), may have an “optional exchange right.”  A person with an optional exchange right may, when permitted by the terms described in the accompanying prospectus supplement, exchange trust certificates of any particular series for a pro rata portion of the underlying CDs.

The accompanying prospectus supplement will specify the terms upon which an optional exchange right may be exercised; provided that:

(1)  any optional exchange right will be exercisable only to the extent that the exercise of that right:

(A)  would not affect the trust’s ability to be exempt under Rule 3a-7 under the Investment Company Act, and all applicable rules, regulations and interpretations thereunder; and

(B)  would not affect the characterization of the trust as a “grantor trust” under the Code;

(2)  any optional exchange right will be exercisable only to the extent that the exercise of that right would not result in an undercollateralization of the related trust;

(3)  if the assets deposited in the trust constitute a pool of underlying CDs then an optional exchange right cannot result in the exercising party receiving a disproportionate amount of any underlying CDs in that pool.  Any exercise of the optional exchange right will be effected so that, with respect to each series or issue of underlying CDs included in that pool, the proportion that the principal amount of that series or issue of underlying CDs bears to the aggregate principal amount of trust certificates immediately before the exercise will be equal to the proportion that the principal amount of the series or issue of underlying CDs bears to the aggregate principal amount of trust certificates immediately after the exercise; and

(4)  any optional exchange right will be limited.  An optional exchange right may only be effectuated on an exchange date, which will be: (a) a distribution date, or (b) a date on which the underlying CDs are to be redeemed by the underlying CD issuer.

The exercise of an optional exchange right will decrease the aggregate amount of trust certificates of the applicable exchangeable series outstanding.  For more details, see “Risk Factors—The exercise of an optional exchange right may decrease the amount of outstanding trust certificates.”  While the exercise of an optional exchange will decrease the aggregate amount of trust certificates of the applicable exchangeable series outstanding, the availability of the optional exchange right may increase liquidity for the certificateholders.  The ability to exchange trust certificates for underlying CDs enables holders of optional exchange rights to sell underlying CDs, which may be part of a more liquid issue than the trust certificates, at a better price for the holder than the sale of any such less liquid trust certificates.

The terms and conditions, if any, upon which trust certificates of any series may be exchanged for a pro rata portion of the underlying CDs and any other assets deposited in the related trust will be specified in the related trust agreement.  However, any optional exchange right will be exercisable only to the extent that we provide an opinion of counsel that (1) the exchange would not be inconsistent with continued satisfaction of the applicable requirements under the Investment Company Act, and (2) the exchange would not affect the characterization of the trust as a “grantor trust” under the Code.  In addition, no trust certificate may be exchanged unless the trustee has received at least 30 days’ but not more than 45 days’ notice before an optional exchange date.

Any tender of a trust certificate by a holder for exchange will be irrevocable.  The optional exchange right may be exercised by the holder of a trust certificate for less than the aggregate certificate principal balance of the trust certificate as long as the aggregate certificate principal balance outstanding after the exchange is a multiple of the minimum denomination of the trust certificate and all other exchange requirements set forth in the related trust agreement are satisfied.  Upon that partial exchange, the trust certificate will be canceled and a new trust certificate or trust certificates for the remaining principal amount of the trust certificate will be issued.  The new trust certificate, in the case of any trust certificate issued in registered form, will be in the name of the holder of the exchanged trust certificate.

The trustee will provide certificateholders with semi-annual reports describing, among other things, the aggregate principal amount of the underlying CDs remaining in the related trust.  See “Description of the Trust Agreement—Reports to Certificateholders; Notices” for more details.

Any series with certificates that may be exchanged pursuant to an optional exchange right is referred to as an “exchangeable series.”

Call Right

The trust certificates or the underlying CDs may be subject to a “call right.”  A call right may initially be held by us or one or more of our affiliates.  Also, if so specified in the accompanying prospectus supplement, we or our affiliates may have the ability to transfer the call right.  The initial holder of a call right and every subsequent transferee thereof is required to be a QIB.  No call right will be a “redeemable security” as defined in Section 2(a)(32) of the Investment Company Act of 1940, and under all applicable rules, regulations and interpretations thereunder.

A call right on trust certificates is the right to purchase all or some of the trust certificates of a particular series or class from the holders of those certificates.  A call right on underlying CDs is the right to purchase all or some of the underlying CDs of a given series from the trust.

The likelihood that a party will exercise its call right increases as interest rates generally prevailing in the market for debt securities fall relative to those in effect on the dates on which, or periods during which, the series of trust certificates may be issued.  Any reduction in interest rates would increase the value of the underlying CDs, making the exercise of a call right more likely.  If one or more specified persons hold a call right with respect to a particular series of trust certificates, the accompanying prospectus supplement will designate that series as a “callable series.”

The exercise of any call rights will be subject to significant restrictions, which will be set forth in the documentation relating to the call rights.  Call rights may be exercised, in whole or in part, only on a business day occurring on or after the fifth anniversary of the issuance of the trust certificates or prior thereto, on any business day (a) on which the underlying CD issuer redeems, prepays or otherwise makes an unscheduled payment of principal on the underlying CDs, or (b) following notification from the trustee to the certificateholders of any proposed sale of the underlying CDs pursuant to the terms of the applicable trust agreement following the occurrence of the failure of an underlying CD issuer to comply with its obligations to submit call reports to the applicable federal banking agency.  A notice specifying the number of call warrants being exercised and the call date shall be delivered to the trustee and the warrant agent no less than five days (or such shorter period as is acceptable to the trustee and the warrant agent) but not more than 30 days before the call date.  The holder of the call right shall certify that it is solvent at the time of exercise by delivering a solvency certificate to the warrant agent, as specified in the related warrant agreement.  The terms upon which the persons or entities specified above may exercise a call right will be described in the accompanying prospectus supplement.  Those terms may include the following:

•	the initial holder of the call right;

•	whether the certificate principal balance of each trust certificate being purchased pursuant to the call right must be an authorized denomination;

•	the call date or dates; and

•	the call price.

After receiving notice of the exercise of a call right, the trustee will disseminate that notice as specified in the trust agreement.  Upon the satisfaction of any applicable conditions to the exercise of a call right, each certificateholder will be entitled to receive payment of a pro rata share of the call price paid in connection with that exercise.  In the case of a purchase of less than all of the trust certificates, only certificateholders from whom trust certificates are called will be entitled to receive payment of a pro rata share of the call price.  In addition, in conjunction with the exercise of a call on underlying CDs in respect of all or a portion of the underlying CDs, the trust certificates will be redeemed in whole or in part, pro rata or in accordance with the allocation ratio, as applicable and as specified in the accompanying prospectus supplement.  The trustee will not exercise any discretion in connection with the exercise of the call right, or the selection of trust certificates.  The trustee will direct DTC, relying on DTC’s published procedures, to select trust certificates to be surrendered to the trustee in connection with an exercise of the call right.

Redemption

Upon the redemption of the underlying CDs, in whole or in part, at any time or from time to time at the option of the applicable underlying CD issuer upon the occurrence of a triggering event, which will be specified in the prospectus supplement and if certain conditions are met at the option of the underlying CD issuer, the redemption proceeds will be distributed pro rata to the underlying CDs holders, including the trust, upon not less than 30 nor more than 60 days’ notice of a date of an optional redemption.  The trust will then distribute such redemption proceeds pro rata to trust certificateholders as described in the applicable Prospectus Supplement.

Removal of Underlying CDs

A removal event with respect to specific underlying CDs held by a trust will occur if:

•	an underlying CD issuer is, at any time, not submitting call reports to the appropriate federal banking agency and, in any case, the obligations of that issuer are not assumed by an eligible issuer;

•	the designation by the depositor, if the depositor owns 100% of the trust certificate principal balance, of a special depositor wind-up event;

•	the occurrence of an excess expense event, as described below; or

•	any other wind-up event described in the applicable prospectus supplement.

If a removal event occurs, then the trustee, within two business days following the receipt of written notice from the administrative agent, in the case of a non-filing event, will deliver to the holders of the trust certificates notice of that removal event and, following its receipt of the written notice, will (A) make commercially reasonable efforts to sell all of the underlying CDs and a pro rata portion of the related assets within 12 business days of receipt of such notice or actual knowledge and distribute the proceeds from that sale to the certificateholders in accordance with the allocation ratio (as defined below) or (B) remove the underlying CDs and a pro rata portion of the related assets from the assets of the particular trust and distribute them in kind to the holders of the trust certificates in accordance with the allocation ratio.  If, however, at the time of the removal event the trust has organizational or similar expenses that have not been paid or amortized fully by the trust, the trust may retain the proceeds or the underlying CDs, and not distribute them to you, in an amount equal to your portion of these expenses.

In each of these circumstances, the accompanying prospectus supplement will specify whether (A) or (B) above will occur and whether and how the certificateholders will be given the opportunity to vote on which of (A) or (B) will occur.  The certificateholders of the relevant series may experience a loss on any sale described in (A) above if the sale price is less than the purchase price for the underlying CDs.  The accompanying prospectus supplement will set forth the choice of remedies for a particular series, and we, the trustee and the certificateholders will have no discretion in this respect.

A tax wind-up event will occur with respect to a trust if the trustee for the trust has received an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that there is more than an insubstantial risk that at such time, or within 90 days of the date thereof, the trust is, or would be, subject to more than an insignificant amount of taxes, duties or other governmental charges.

An investment company wind-up event will occur with respect to a trust if the trust ceases to be exempt from registration under the Investment Company Act.

A removal event also will occur with respect to all the assets of the trust if, at any time, the aggregate principal amount of the assets that remain in the trust is less than 30% of the original aggregate principal amount of the assets.  Following a removal event of this kind, a trust wind-up event will occur and the trust will dissolve.

The administrative agent will be required to give written notice to the trustee of the occurrence of a tax wind-up event or an investment company wind-up event.  If a tax wind-up event or an investment company wind-up event occurs with respect to a trust, then the trustee, within two business days following the receipt of written notice from the administrative agent, will deliver to the holders of the trust certificates notice of the event and will make commercially reasonable efforts to, within 12 business days following its receipt of the written notice, remove the underlying CDs and a pro rata portion of the related assets from the assets of the particular trust and distribute them in kind to the holders of the trust certificates in accordance with the allocation ratio described above.  If, however, at the time of the tax wind-up event or investment company wind-up event, the trust has unpaid expenses that the trust is responsible for, the trust may retain the underlying CDs and not distribute them to you, in an amount equal to your portion of these unpaid expenses.  Following a tax wind-up event or an investment company wind-up event, we will dissolve the trust.

Following a removal event, tax wind-up event or investment company wind-up event, if the trustee cannot distribute all of the underlying CDs that you and each other holder of trust certificates would otherwise be entitled to receive, because of a failure to satisfy the authorized minimum denominations of these underlying CDs, the trustee will deliver (1) underlying CDs in integral multiples of the authorized denominations to you and each other holder and (2) underlying CDs attributable to the fractional amount of underlying CDs to which you and each other holder would be entitled, were there no authorized minimum denomination requirement, to the administrative agent.  The administrative agent will use its reasonable efforts to sell those underlying CDs attributable to fractional amounts.  Upon the sale, the administrative agent will promptly deliver the proceeds received from each of those sales (less fees of the administrative agent) to the trustee for distribution to you and the other certificateholders.

Upon the occurrence of any removal event, your aggregate principal balance of trust certificates will be reduced by an amount equal to the pro rata share of the principal amount of the underlying CDs so removed from the assets of the particular trust.  You will be the registered holder of underlying CDs distributed to you after a removal event, tax wind-up event or investment company wind-up event, distributed in definitive form, and you will be the beneficial owner of underlying CDs, distributed in book-entry form.  The position of beneficial owners of underlying CDs, will be determined by reference to the book-entry system of DTC and, in other cases, other clearing systems, for example Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, société anonyme, Luxembourg (“Clearstream, Luxembourg”), and will be substantially similar to the position of the beneficial owners of a global security summarized in this prospectus with respect to the trust certificates.

Excess expense event.  Under each trust agreement, an “excess expense event” will occur if the trustee has incurred extraordinary trust expenses in an aggregate amount exceeding the trigger amount specified in the applicable prospectus supplement.  Extraordinary trust expenses would include any increased expenses due to the costs of replacing the trustee in the event the trustee is required to be replaced.

Sale Procedures

In connection with any sale of any underlying CDs following a removal event, tax wind-up event or investment company wind-up event, the administrative agent named in the accompanying prospectus supplement will use its reasonable efforts to sell those underlying CDs to the highest of not less than three solicited bidders (which bidders may include the administrative agent).  However, neither the administrative agent nor any of its affiliates is obligated to bid for those underlying CDs, and the administrative agent will use its reasonable efforts to solicit at least three bids from financial institutions with invested assets or assets under management of at least $100 million that are not affiliates of the administrative agent.  If the administrative agent receives less than three bids prior to the close of business on the second business day following its receipt of all underlying CDs to be sold, the administrative agent will direct the trustee to sell those underlying CDs to the highest bidder of the bids received.  In the sole judgment of the administrative agent, bids may be evaluated on the basis of bids for all or a portion of the underlying CDs to be sold or any other basis selected in good faith by the administrative agent.

No assurance can be given as to whether the administrative agent will be successful in soliciting any bids to purchase the underlying CDs to be sold following a removal event, tax wind-up event or investment company wind-up event or as to the price of any bid relative to the principal amount of those underlying CDs.  See “Risk Factors—A removal event, tax wind-up event or investment company wind-up event with respect to the trust certificates will result generally in the distribution of underlying CDs to you, which could result in a loss on your investment.”

Global Trust Certificates

Unless otherwise specified in the applicable prospectus supplement, the trust certificates of a given series will initially be represented by one or more global trust certificates registered in the name of Cede & Co., as nominee of DTC.  So long as the trust certificates are represented by one or more global trust certificates, DTC's nominee will be the sole certificateholder under the related trust agreement.  No purchaser of any trust certificate will be entitled to receive a trust certificate representing the purchaser’s interest registered in its name, except as set forth below under “—Definitive trust certificates.”

DTC will act as securities depositary for all of the trust certificates.  Cross-market transfers of trust certificates, if any, will be effected through DTC on behalf of Euroclear or Clearstream, Luxembourg, as participants in DTC, in accordance with the rules of DTC.  However, these cross-market transfers will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in that system in accordance with its rules and procedures and within its established deadlines.  Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transfer meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving the beneficial interests in the applicable global trust certificate in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Participants of Euroclear or Clearstream, Luxembourg may not deliver instructions directly to the depositaries for Euroclear or Clearstream, Luxembourg, as the case may be.

Because of time zone differences, the securities account of a Euroclear or Clearstream, Luxembourg participant purchasing a beneficial interest in a global trust certificate from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, Luxembourg, as applicable) immediately following the DTC settlement date.  Credit of a transfer of a beneficial interest in a global trust certificate settled during that processing day will be reported to the applicable Euroclear or Clearstream, Luxembourg participant on that day.  Cash received in Euroclear or Clearstream, Luxembourg as a result of a transfer of a beneficial interest in a global trust certificate by or through a Euroclear or Clearstream, Luxembourg participant to a DTC participant will be received with value on the DTC settlement date but will be available in the applicable Euroclear or Clearstream, Luxembourg cash account only as of the business day following settlement in DTC.

DTC, Euroclear and Clearstream, Luxembourg

The information set out below in connection with DTC, Euroclear and Clearstream, Luxembourg is subject to any change in or reinterpretation of the rules, regulations and procedures of the clearing systems currently in effect, and material changes in, or reinterpretations of, any of the foregoing will be described in the accompanying prospectus supplement.  The information about each of them set forth below has been obtained from sources that we believe to be reliable, but we do not take, and no selling agent takes any responsibility for the accuracy or completeness of the information.  We will not, and no selling agent will, have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the trust certificates held through the facilities of any clearing system or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the following procedures described in this section in order to facilitate transfers of interests in the trust certificates among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time.  We do not assume, and no selling agent assumes, any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

DTC, Euroclear and Clearstream, Luxembourg Have Advised Us as Follows:

DTC.  DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of transactions between DTC participants through electronic book-entry changes in accounts of DTC participants, thereby eliminating the need for physical movement of trust certificates.  DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and may in the future include certain other organizations (“DTC participants”).  Indirect access to the DTC system is also available to other banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly (“indirect DTC participants”).  DTC is owned by a number of its participants and by the New York Stock Exchange, the Financial Industry Regulatory Authority, Inc., and rules applicable to DTC and its participants are on file with the SEC.

Transfers of ownership or other interests in the trust certificates in DTC may be made only through DTC participants.  Indirect DTC participants are required to effect transfers through a DTC participant.  DTC has no knowledge of the actual beneficial owners of trust certificates.  DTC's records reflect only the identity of the DTC participants to whose accounts the trust certificates are credited, which may not be the beneficial owners.  DTC participants will remain responsible for keeping account of their holdings on behalf of their customers and for forwarding all notices concerning the trust certificates to their customers.

So long as DTC, or its nominee, is the holder of a global trust certificate, distributions on a global trust certificate will be made in immediately available funds to DTC.  DTC's practice is to credit DTC participants' accounts on the accompanying payment date in accordance with their respective holdings shown on its records, unless DTC has reason to believe that it will not receive payment on that date.  Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices, as in the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the DTC participants and not of DTC or any other party, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment to DTC is the responsibility of the trustee.  Disbursement of payments to DTC participants will be DTC's responsibility and disbursement of payments to the beneficial owners will be the responsibility of DTC participants and indirect DTC participants.

Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants, and because owners of beneficial interests in the global trust certificates will hold their interests through DTC participants or indirect DTC participants, the ability of the owners of beneficial interests in a global trust certificate to pledge their interests to persons or entities that do not participate in DTC, or otherwise take actions with respect to their interests, may be limited.

Ownership of interests in the global trust certificates will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC, the DTC participants and the indirect DTC participants.  The laws of some jurisdictions require that certain persons take physical delivery in certificated form of securities which they own.  Consequently, the ability to transfer beneficial interests in the global trust certificates is limited to that extent.

Delivery of notices and other communications by DTC to DTC participants, by DTC participants to indirect DTC participants and by DTC participants and indirect DTC participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

Upon the occurrence of a removal event, tax wind-up event or investment company wind-up event or the redemption of any underlying CDs, notices will be sent to Cede & Co., DTC’s nominee.  If less than all of the principal balance of the global trust certificates is affected, DTC will reduce the amount of the interest of each DTC participant in those global trust certificates in accordance with the accompanying prospectus supplement.

According to DTC, the foregoing information with respect to DTC has been provided to the industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

The accompanying prospectus supplement will set forth any specific terms of the depositary arrangement with respect to any series of trust certificates being offered to the extent not set forth or different from the description above.

Euroclear.  Euroclear was created in 1968 to hold securities for Euroclear participants (as defined below) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of trust certificates and any risk from lack of simultaneous transfers of securities and cash.  Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries.  Euroclear Clearance Systems S.C., a Belgium cooperative corporation, establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries (“Euroclear participants”).  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Euroclear terms and conditions”).  The Euroclear terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payment with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear operator acts under the Euroclear terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to trust certificates held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear terms and conditions, to the extent received by the Euroclear operator and by Euroclear.

Clearstream, Luxembourg.  Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depositary.  Clearstream, Luxembourg holds securities for Clearstream, Luxembourg participants (as defined below) and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of trust certificates.  Clearstream, Luxembourg provides to Clearstream, Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream, Luxembourg interfaces with domestic markets in several countries.  As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute.  Clearstream, Luxembourg participants are recognized financial institutions around the world, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations (“Clearstream, Luxembourg participants”).  Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant either directly or indirectly.

Distributions with respect to trust certificates held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg participants in accordance with its rules and procedures, to the extent received by Clearstream, Luxembourg.

Definitive Trust Certificates

The trust certificates represented by a global trust certificate will be exchangeable for definitive trust certificates if (1) DTC notifies us that it is unwilling or unable to continue as depositary for the global trust certificates or we determine that DTC is unable to continue as depositary, and we then fail to appoint a successor depositary to DTC within 60 calendar days or (2) we, in our sole discretion, at any time determine not to have trust certificates represented by global trust certificates.  Any trust certificate that is exchangeable pursuant to the preceding sentence will be exchangeable for definitive trust certificates of like tenor in authorized denominations for the same aggregate principal balance and registered in those names as DTC directs.

The paying agent for the trust certificates will be named in the accompanying prospectus supplement.  See “Description of the Trust Agreement—Notices.”

In the event definitive trust certificates are issued, the holders of definitive trust certificates will be able to transfer their trust certificates, in whole or in part, by surrendering them for registration of transfer at the office of the trustee, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the trustee.  Upon surrender, the trustee will authenticate and deliver new trust certificates to the designated transferee in the aggregate principal balance being transferred, and a new trust certificate for any principal balance not being transferred will be issued to the transferor.

The trustee will not charge any fee for the registration of transfer or exchange, except that it may require the payment of a sum sufficient to cover any applicable tax or other government charge payable in connection with the transfer.

Trading

Except for trades involving Euroclear and Clearstream, Luxembourg participants, beneficial interests in the trust certificates will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity in the trust certificates will therefore settle in immediately available funds, subject in all cases to the rules and operating procedures of DTC.  This requirement may affect trading activity in the trust certificates.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC's rules and operating procedures and will be settled in immediately available funds, while transfers between participants in Euroclear and Clearstream, Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

DESCRIPTION OF THE TRUST AGREEMENT

General

The trust certificates of each trust will be issued pursuant to its trust agreement, which may contain the provisions summarized below.  The following summary of several provisions of each trust agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the detailed provisions contained in the trust agreements, to which we refer you for a full description of these provisions.

Assignment of Underlying CDs and Any Other Assets Deposited in the Trust

At the time any series of trust certificates is issued, we will cause the underlying CDs and any other deposited assets to be assigned and delivered to the trustee for deposit in the related trust, together with all principal, premium, if any, and any interest received by or on behalf of us on or with respect to those underlying CDs and other assets deposited in the trust after the cut-off date specified in the accompanying prospectus supplement, other than principal, premium, if any, and interest due on or before the cut-off date and other than any retained interest.  Concurrently with that assignment, we will execute, and the trustee will authenticate and deliver, trust certificates to us in exchange for the underlying CDs.  Each underlying CD and any other asset deposited in the trust will be identified in a schedule to the applicable trust agreement.  The schedule will include summary identifying information with respect to each underlying CD and other deposited asset as of the cut-off date.  The schedule will include, to the extent applicable, information regarding the payment terms, any retained interest, the maturity or term, and any other material information with respect to any underlying CDs of an underlying CD issuer constituting a “Significant Obligor” as defined in Regulation AB.

In addition, we will, with respect to each underlying CD and any other deposited asset, deliver or cause to be delivered to the trustee, or to the custodian, all documents necessary to transfer to the trustee ownership of the underlying CDs.  The trustee or the custodian will hold those documents in trust for the benefit of the certificateholders.

The trust agreement will contain our representations and warranties regarding our authority to enter into, and our ability to perform our obligations under, the trust agreement.  Upon a breach of any of our representations that materially and adversely affects the interests of the certificateholders, we will be obligated to cure the breach in all material respects.

Collection and Other Administrative Procedures

General.  Except as otherwise specified in this prospectus or the accompanying prospectus supplement, with respect to any series of trust certificates, the trustee or any other person specified in the accompanying prospectus supplement, directly or through administrative agents, will establish and maintain segregated collection accounts for the benefit of the holders of the relevant trust certificates and will deposit into those accounts all amounts that it receives in respect of the underlying CDs.

We will direct the trustee to direct any depository institution maintaining those accounts to invest the funds in the accounts, pending distribution to the holders of the related trust certificates, in one or more “eligible investments,” as defined below.  Any earnings with respect to those investments will be paid to, and any losses with respect to the investments will be allocated in accordance with the allocation ratio as set forth in the applicable prospectus supplement.  Further, the trustee or any other person specified in the prospectus supplement will make reasonable efforts to collect all scheduled payments under the underlying CDs, and will follow or cause to be followed those collection procedures, if any, that it would follow with respect to comparable financial assets that it held for its own account; provided that those procedures are consistent with the trust agreement, and provided further that the trustee shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

“Eligible investments” means investments which are consistent with the particular trust's status as a grantor trust for U.S. federal income tax purposes and acceptable to the applicable rating agencies as being consistent with their ratings of the trust certificates.  As specified in the related trust agreement, eligible investments may include, among other investments, U.S. government and agency obligations, repurchase agreements, demand and time deposits and commercial paper.  Generally, eligible investments must be limited to obligations or securities that mature not later than the business day preceding the immediately succeeding regularly scheduled distribution date.

Realization upon Defaulted Deposited Assets.   The trustee will be obligated to follow, or cause to be followed, those normal practices and procedures it deems necessary or advisable to realize upon any defaulted assets deposited in the trust.  However, the trustee will not be required to expend or risk its own funds or otherwise incur financial liability.  If the proceeds of any liquidation of the defaulted assets are less than the sum of:

(A) the outstanding principal balance of the assets;

(B) interest accrued but unpaid on those assets at the applicable interest rate; and

(C) the aggregate amount of expenses incurred by the trustee in connection with those proceedings to the extent reimbursable from the assets of the trust under the trust agreement,

then the trust for the applicable series will realize a loss in the amount of the difference.  The trustee will be entitled to withdraw or cause to be withdrawn from the related collection accounts out of the net proceeds recovered on any defaulted assets, as provided in the accompanying prospectus supplement, amounts representing:

•	its normal administrative compensation on the defaulted assets;

•	unreimbursed administrative expenses incurred with respect to those assets; and

•	any unreimbursed advances of delinquent payments made with respect to those assets.

Those withdrawals will occur to the extent provided in the accompanying prospectus supplement before the distribution of those proceeds to certificateholders.

Retained Interest

The prospectus supplement for a series of trust certificates will specify whether there will be any retained interest in the underlying CDs and, if so, will identify the owner of any retained interest.  If so specified, the retained interest will be established on an asset-by-asset basis and will be set forth in an exhibit to the applicable trust agreement.  A retained interest in underlying CDs represents a specified ownership interest in those assets and a right to a portion of the payments thereon.  Payments in respect of the retained interest will be deducted from payments on the underlying CDs as received and, in general, will not be deposited in the applicable collection account or become a part of the related trust.  After the trustee deducts all applicable fees, as provided in the trust agreement, from any partial recovery on an underlying CD, the trustee will allocate any partial recovery between the holder of the retained interest, if any, and the certificateholders of the applicable series.

Advances in Respect of Delinquencies

Unless otherwise specified in the applicable prospectus supplement, the administrative agent or the trustee will have no obligation to make any advances with respect to collections on the underlying CDs or in favor of the certificateholders of the related series of trust certificates.  However, to the extent provided in the applicable prospectus supplement, the administrative agent or the trustee will advance on or before each distribution date funds held in a reserve account established for such purpose for such series that are not part of the funds available for distribution for such distribution date.  The amount of funds advanced will equal the aggregate of payments of principal, premium (if any) and interest (net of related administration fees and any retained interest) with respect to the underlying CDs that were due during the related collection period (as defined in the related prospectus supplement) and were delinquent on the related determination date, subject to (i) any such administrative agent’s or trustee’s good faith determination that such advances will be reimbursable from related proceeds (as defined below) and (ii) such other conditions as may be specified in the prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest, premium (if any) and principal payments to certificateholders, rather than to guarantee or insure against losses.  Unless otherwise provided in the related prospectus supplement, advances will be reimbursable only out of related recoveries on the deposited assets for such series with respect to which such advances were made (as to any underlying CDs, the “Related Proceeds”); provided, however, that any advance will be reimbursable from any amounts in the certificate account for the series to the extent that the administrative agent or trustee shall determine, in its sole judgment, that the advance is not ultimately recoverable from related proceeds.  If advances have been made by the administrative agent or trustee from excess funds in the certificate account for any series, the administrative agent will replace the funds in such certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to certificateholders on such date.

Certain Matters Regarding the Trustee

The accompanying prospectus supplement will specify the name of the trustee for holders of the trust certificates of the particular trust pursuant to the related trust agreement.  The commercial bank, national banking association or trust company serving as trustee will be unaffiliated with, but may have banking relationships with or provide financial services to, us, any administrative agent and our or their respective affiliates.  Based on the underlying asset information provided on the closing date of each series of trust certificates, the trustee will calculate the amount of principal, premium, if any, and any interest to be paid with respect to the trust certificates on each distribution date and remit distributions on the distribution dates to certificateholders.

The trustee will perform the functions with respect to collection of amounts paid in relation to the assets of the trust and the making of allocations or distributions to certificateholders.  The trust will not employ any other servicer or administrative agent for purposes of the administration of the assets of the trust.  The trustee will be regarded as the “servicer” of the trust for purposes of Item 1101(j) of Regulation AB.

The trustee will be entitled to receive a fee for its services as trustee.  In addition, the trustee will incur legal, accounting, rating agency, exchange listing, administrative agent and other expenses from time to time on behalf of the particular trust.  With respect to a given series of trust certificates, the accompanying prospectus supplement will specify the trustee’s compensation and the source, manner and priority of payment.

The trustee will apply funds on deposit in a segregated interest bearing reserve account, which we refer to as the “reserve account” (including net investment earnings on such funds as described more fully below), if any, to the payment of the excess actual trust expenses.

On each regular distribution date and the final scheduled distribution date, unless otherwise specified in the accompanying prospectus supplement, the interest portion of available funds will be paid by the trustee to you and to the other holders of the outstanding trust certificates as specified in the accompanying prospectus supplement.

The term “available funds” for any regular distribution date or the final scheduled distribution date of the trust certificates means the sum of all amounts received by the trustee on or with respect to the underlying CDs held as assets of the particular trust from but excluding the determination date related to the previous regular distribution date (or, if none, the initial issue date of the trust certificates) to and including the determination date related to such regular distribution date or the final scheduled distribution date, as the case may be, exclusive of any amounts received by the trustee during that period and distributed on a special distribution date as we describe in the immediately succeeding paragraph, plus income on eligible investments made by the trustee.

Funds on deposit in each reserve account will be invested by the trustee in eligible investments and held separate and apart from, and not commingled with, any other moneys (including those held in reserve accounts relating to the trust certificates of other trusts) held by the trustee.  As described above, any net investment earnings on funds on deposit in a reserve account will be applied toward the payment of actual trust expenses of the particular trust.  If all actual trust expenses upon the final distribution to holders of trust certificates of the particular trust of all amounts due on the underlying CDs held as assets of that trust are paid in full, all remaining funds on deposit in the related reserve account will be distributed to the holders as described in the accompanying prospectus supplement.

The trustee under each trust agreement may resign or may be removed by us at any time, in which event we will be obligated to appoint a successor trustee.  Any successor trustee must be a bank or trust company organized, in good standing, doing business, and authorized to exercise corporate trust powers, under the laws of the United States or any state of the United States, have combined capital and surplus of at least $200,000,000 (or be a wholly owned subsidiary of a bank holding company having a combined capital and surplus of at least $200,000,000), and be subject to supervision or examination by U.S. federal or state banking authorities.  Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.  There will be at all times a Delaware trustee who is either a natural person who is a resident of the State of Delaware or an entity with its principal place of business in the State of Delaware and otherwise meets the applicable requirements of law.

Each trust agreement will provide that we will indemnify the trustee and any director, officer, employee or agent of the trustee, and we hold them harmless against any loss, liability or expense incurred in connection with any legal action relating to the trust agreement or the trust certificates of the particular trust or the performance of the trustee's duties under the trust agreement, other than any loss, liability or expense (1) that constitutes a specific liability of the trustee under the trust agreement or (2) incurred by reason of willful misconduct, bad faith or negligence in the performance of the trustee's duties under the trust agreement or as a result of a breach or reckless disregard of the trustee's obligations and duties under the trust agreement.

Certain Matters Regarding the Administrative Agent

The administrative agent under each trust agreement will be named in the accompanying prospectus supplement.  Pursuant to each trust agreement or an administrative agent agreement, the administrative agent will act on behalf of the related certificateholders in connection with the sale of underlying CDs following a removal event, tax wind-up event or investment company wind-up event and will be required to perform only those duties that are specifically applicable to it as set forth in the trust agreement.  In addition, the administrative agent will be responsible for monitoring whether:

•	the assets held by a particular trust are eligible assets; and

•
the related underlying CD issuer is, at any time, not submitting call reports to the relevant federal banking agency and, in any case, the obligations of that issuer are not assumed by an eligible issuer.

The relevant selling agent will obtain from each certificateholder the following information and provide such information to the administrative agent:  the name, address and taxpayer identification number of such certificateholder and the principal amount of trust certificates or beneficial interests therein held by such certificateholder.  The administrative agent will maintain a record of such information and will request the relevant selling agent to update this information periodically.  In addition, the depositor will provide to the administrative agent to include in the same record, for each underlying CD issuer, the principal amount of all CDs of such issuer held by the trust, and this information will be updated periodically.

Each trust agreement will provide that the administrative agent will have no liability to holders of the trust certificates for any act or omission except as a result of its willful misconduct, bad faith or gross negligence.  The administrative agent may delegate any and all of its duties, obligations and rights as administrative agent under a trust agreement to any of its affiliates.  The administrative agent under each trust agreement may resign or be removed by us at any time, in which event we will be obligated to appoint a successor administrative agent.

Voting Rights of the Trust Certificates

The voting rights of the trust certificates of the particular trust will be allocated among the holders of the trust certificates of the trust in proportion to the principal balance of their then outstanding trust certificates held on any date of determination or as otherwise specified in the accompanying prospectus supplement.

Limitations on Rights of Certificateholders

No certificateholder of a given series will have the right under the trust agreement to institute any proceeding with respect to the trust certificates unless:

•	the certificateholder previously gave the trustee written notice of a continuing breach;

•
certificateholders evidencing not less than the percentage of the aggregate voting rights specified in the trust agreement have requested in writing that the trustee institute the proceeding in its own name as trustee;

•	that certificateholder or those certificateholders have offered the trustee reasonable indemnity;

•	the trustee for 30 days has failed to institute that proceeding; and

•
certificateholders evidencing not less than the percentage of the aggregate voting rights specified in the trust agreement do not give the trustee directions inconsistent with the written request during that 30-day period.

The trustee, however, is under no obligation to:

(A) exercise any of the trusts or powers vested in it by the trust agreement; or

(B) make any investigation into the facts of matters arising under the trust agreement or stated in any document believed by it to be genuine, unless the certificateholders of the “required percentage” of trust certificates, as defined in the trust agreement, request the trustee in writing to do so.  In addition, the trustee is under no obligation to institute, conduct or defend any litigation under or related to the trust agreement at the request, order or direction of any of certificateholders affected by those agreements unless those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

Reports to Certificateholders; Notices

Reports to Certificateholders.  The trustee will, with each distribution to certificateholders of a series, make available to each certificateholder, to the depositor and to such other parties as may be specified in the trust agreement, a statement setting forth:

(A) the amounts received by the trustee as of the last statement in respect of principal, premium, if any, and any interest on the underlying CDs;

(B) the amount of compensation the administrative agent, if any, and the trustee received for the period relating to that distribution date, and the amount of any other fees or expenses accrued and paid by the trust for the period relative to such distribution date with an identification of the general purpose of such fees and the party receiving such fees or expenses;

(C) the amount of the payment to certificateholders of the series on that distribution date allocable to principal of and premium, if any, and any interest on the trust certificates, and the amount of aggregate unpaid distributions accrued as of that distribution date;

(D) the applicable record date and interest accrual date for calculating the distributions on such distribution date;

(E) in the case of floating rate certificates, the floating rate applicable to those certificates on the distribution date, as calculated in accordance with the method specified in the trust certificates and the related trust agreement;

(F) the aggregate stated principal amount of the underlying CDs related to the series, any delinquency or loss information with respect to the underlying CDs and the current interest rate or rates at the close of business on that distribution date;

(G) the aggregate principal amount of the series at the close of business on the distribution date, separately identifying any reduction in the aggregate principal amount due to the allocation of realized losses on that distribution date or otherwise, as provided in the trust agreement; and

(H) any other information appropriate for a series, as specified in the accompanying prospectus supplement.

The trustee will furnish within a reasonable period of time after the end of each calendar year, to each person who at any time during the calendar year was a certificateholder, a statement containing the information set forth in clause (B) above, aggregated for the calendar year during which that person was a certificateholder.  That obligation of the trustee will be deemed to have been satisfied to the extent that substantially comparable information is provided by the trustee pursuant to any requirements of the Code as are from time to time in effect.

Notices.  Notices to certificateholders will be made by first class mail, postage prepaid, to the addresses that appear on the security register maintained by the trustee.  Any notice mailed within the time period prescribed in the trust agreement shall be conclusively presumed to have been duly given when mailed, whether or not the certificateholder receives that notice.

Amendment

Each trust agreement may be amended by the trustee, the Delaware trustee and us, without notice to or consent of the certificateholders, for specified purposes, including:

•	to cure any ambiguity in the trust agreement;

•	to correct or supplement any provision in the trust agreement which may be inconsistent with any other provision in the trust agreement;

•	to add to the trust's covenants, restrictions or obligations, for the benefit of the related certificateholders;

•	to comply with any requirements imposed by the Code; or

•	to evidence and provide for the acceptance of appointment under the trust agreement by a successor trustee.

Without limiting the generality of the foregoing, each trust agreement also may be amended from time to time by the trustee, the Delaware trustee and us, with the consent of the holders of a majority in aggregate principal balance of the then outstanding trust certificates issued under the trust agreement, for the purpose of adding any provision to or changing in any manner or eliminating any provision of the trust agreement or of modifying in any manner the rights of the holders of the trust certificates.  However, the consent of the holders of all the outstanding trust certificates will be required in the event any amendment would:

•
alter the pass-through nature of any payments received with respect to the underlying CDs held as assets of the particular trust or the amount or timing of their distribution to holders of the trust certificates;

•
reduce the principal balance of the trust certificates except upon payment on the final scheduled distribution date or upon the removal or redemption of the underlying CDs held as assets of the particular trust under the circumstances we describe in this prospectus or in the accompanying prospectus supplement; or

•	reduce the percentages required for the consent to any amendment with the consent of the holders of the trust certificates.

Notwithstanding anything to the contrary contained in this prospectus, no trust agreement may be amended if any the amendment would:

•	require the particular trust to be registered under the Investment Company Act;

•
cause the particular trust to be taxed as an association or publicly traded partnership taxable as a corporation or otherwise alter the classification of the particular trust for U.S. federal income tax purposes;

•	result in a sale or exchange of any trust certificate issued under the trust agreement for tax purposes;

•
result in a downgrade or withdrawal by any rating agency specified in the accompanying prospectus supplement of its then current rating of the trust certificates issued pursuant to the prospectus supplement;

•	change or add any removal event, tax wind-up event or investment company wind-up event; or

•	substitute underlying CDs of an issuer as assets of the particular trust for securities of another issuer.

Voting of Underlying CDs

Except as otherwise specified in the accompanying prospectus supplement, the trustee, as holder of the underlying CDs held as assets of the particular trust, has the right to vote and give consents and waivers with respect to those underlying CDs, but will do so only if and as directed in writing by holders of the related outstanding trust certificates; provided, however, that while the underlying CDs remain assets of the particular trust neither the trustee nor the related certificateholders will be permitted to vote to take any action that would affect the conditions under which those underlying CDs may be removed as assets of that trust.  In the absence of any written direction from the holders of the related trust certificates, the trustee will not exercise any voting, consent or waiver rights with respect to the underlying CDs held as assets of the particular trust.

Holders of a majority in aggregate principal balance of the then outstanding trust certificates issued by the particular trust will have the right to direct any proceeding for any remedy with respect to any underlying CD held as an asset of that trust that is available to the trustee as holder of the underlying CD. These holders also have the right to direct the trustee to direct any proceeding for any remedy available.

Notwithstanding anything to the contrary contained in this prospectus or in the accompanying prospectus supplement, upon request of any certificateholder, the trustee, on behalf of that certificateholder, (but subject to the terms of the applicable trust agreement) will enforce any of its rights against the related issuers of underlying CDs held as assets of the particular trust or any selling agent, as applicable, under U.S. federal or state securities laws as the purchaser of those underlying CDs.  See also “—Assignment of Claims; Distribution of Underlying CDs.”  Accordingly, the trustee's enforcement of these rights will be pursued for each certificateholder upon its request, and the action pursued by the trustee as requested by any certificateholder may differ from that pursued by the trustee as requested by any other certificateholder.

Meetings of Holders

Holders of trust certificates issued by the particular trust may take any action at a separate meeting of holders of those trust certificates convened for that purpose or by written consent.  The trustee will mail to each of these holders a notice of any meeting at which those holders are entitled to take any action or notice of any matter upon which action by written consent of those holders is to be taken.  Each of these notices will include a statement setting forth the following information:

•	the date of the meeting or the date by which the action is to be taken;

•	a description of any resolution proposed for adoption at the meeting in which holders are entitled to take any action or of the matter upon which written consent is sought; and

•	instructions for the delivery of proxies or consents.

Assignment of Claims; Distribution of Underlying CDs

Under each trust agreement, the trustee, as purchaser of the underlying CDs held as assets of the particular trust, will assign to the related certificateholders its rights against the issuers of those underlying CDs and each applicable selling agent under the U.S. federal and state securities laws with respect to its purchase of those underlying CDs.  In addition, under U.S. federal securities laws, certificateholders may proceed directly against the issuers and each applicable selling agent of underlying CDs deposited into a trust.  Accordingly, by assignment or by law, or both, purchasers of the trust certificates issued under each trust agreement may proceed directly against the related issuers of those underlying CDs and each applicable selling agent to enforce those rights without first proceeding against the particular trust, us, the trustee or any other entity.

Under each trust agreement, the trustee will be required to remove from the assets of the particular trust the underlying CDs of any issuer, in whole and not in part, for which removal of those underlying CDs is required to effectuate a final judgment or decree which requires a right of rescission with respect to those underlying CDs in connection with any action brought under U.S. federal or state securities laws in respect of those underlying CDs.

Evidence as to Compliance

The trust agreement will require with respect to each series of trust certificates, within a reasonable period of time after the end of each calendar year, commencing with the year following the year of issuance each series of trust certificates, the trustee to deliver to us an assessment of compliance (or other such form that may be reasonably requested by the depositor from the trustee to conform to the requirements of Regulation AB) that contains the following:

(i) a statement of the trustee’s responsibility for assessing compliance with the servicing criteria applicable to it under the trust agreement;

(ii) a statement that the trustee used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria under the trust agreement;

(iii) the trustee’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the trustee; and

(iv) a statement that a registered public accounting firm has issued an attestation report on the trustee’s assessment of compliance with the applicable servicing criteria under the trust agreement during and as of the end of the prior calendar year.

For each series of trust certificates, the trustee shall cause a firm of independent certified public accountants to deliver to the depositor a reasonable period of time after the end of each calendar year, commencing with the year following the year of issuance, a report that attests to, and reports on, the trustee’s assessment of compliance, which attestation report shall be made in accordance with the requirements of Rule 15d-18 under the Exchange Act.

The trust agreement will also require, within a reasonable period of time after the end of each calendar year, commencing with the year following the year of issuance of the trust certificates, the trustee to deliver to us a statement of compliance addressed to us and signed by an authorized officer of the trustee, to the effect that (i) a review of the trustee’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the trust agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the trustee has fulfilled all of its obligations under the trust agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Certificateholders can obtain copies of the annual accountants’ statement, if any, and the statement of officers of the trustee without charge upon written request to either the administrative agent or the trustee, as applicable, at the address set forth in the related prospectus supplement.

Reports in Relation to the Trust Certificates

For so long as we are subject to the reporting requirements of the Exchange Act, we will file distribution reports on Form 10-D in relation to each series to of trust certificates following each distribution date for such trust certificates, will file an annual report on Form 10-K in relation to each series of trust certificates, and may file additional periodic reports in relation to each trust and the related trust certificates from time to time.  The public may read and copy any materials filed with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549.  The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at (http://www.sec.gov).  We will also make available such reports on a website hosted by the depositor or an affiliate.  In addition, we or the selling agent will provide electronic or paper copies of such reports free of charge upon request.

Replacement Trust Certificates

If a trust certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the trustee in the City of New York or such other location as may be specified in the accompanying prospectus supplement, upon payment by the holder of those expenses as may be reasonably incurred by the trustee in connection with the replacement of the trust certificate and the furnishing of whatever evidence and indemnity as the trustee may reasonably require.  Mutilated trust certificates must be surrendered before new trust certificates will be issued.

Certificateholder Information

Each certificateholder or holder of an interest in a trust certificate, by acceptance of such trust certificate or such interest therein, agrees to provide to the trustee or any paying agent, upon its request, the certificateholder tax identification information and, to the extent FATCA Withholding Tax is applicable, the Certificateholder FATCA Information. In addition, each certificateholder or holder of an interest in a trust certificate, by acceptance of such trust certificate or such interest therein, agrees that the trustee has the right to withhold any amounts of interest (properly withholdable under law and without any corresponding gross-up) payable to a certificateholder or holder of an interest in a trust certificate that fails to comply with the requirements of the preceding sentence.

For purposes of the paragraph above:

The term “FATCA” means Sections 1471 through 1474 of the Code (or any amended or successor version) and any current or future regulations or official interpretations thereof.

The term “FATCA Withholding Tax” means any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to FATCA.

The term “Certificateholder FATCA Information” means, with respect to any certificateholder or holder of an interest in a trust certificate, information sufficient to eliminate the imposition of, or determine the amount of, U.S. withholding tax under FATCA.

Termination

The obligations created by the trust agreement for each series of trust certificates will terminate upon the payment to certificateholders of that series of all amounts held in the related collection account and required to be paid to them pursuant to the trust agreement following final payment or other liquidation of:

•	any remaining underlying CDs and other assets deposited in the trust; or

•	the disposition of all property acquired upon foreclosure or liquidation of any of the underlying CDs and any other assets deposited in the trust.

In no event, however, will any trust created by the trust agreement continue beyond the date specified in the accompanying prospectus supplement, nor will the trust continue to exist if its existence would result in a violation of the common-law rule against perpetuities.  Written notice of termination of the obligations with respect to the related series of trust certificates under the trust agreement will be provided as set forth above under “—Reports to Certificateholders; Notices.”  The final distribution will be made only upon surrender and cancellation of the trust certificates at an office or agency appointed by the trustee specified in the notice of termination.

If the underlying CDs and other assets deposited in the trust are sold or exchanged for other assets, that sale or exchange shall be made at a price approximately equal to the aggregate fair market value of all the assets in the trust, as determined by the trustee, the administrative agent, if any, and, if different from both persons, the person entitled to effect such sale or exchange.  In each case above, any sale or exchange will take into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the accompanying prospectus supplement, a specified price.  A sale of all the deposited assets will effect an early retirement of the trust certificates of that series, but no sale will occur if the aggregate principal balance of the assets deposited in the trust for such series at the time of purchase is less than the percentage of the aggregate principal balance of the deposited assets at the cut-off date for that series that may be sold, as set out in the accompanying prospectus supplement.

Duties of the Trustee

The trustee makes no representations as to the validity or sufficiently of the trust agreement, the trust certificates of any series or any underlying CDs or any other assets deposited in the trust or related document.  The trustee is not accountable for the use or application by or on behalf of any administrative agent or the depositor of any of the trust certificates or the underlying CDs or any other assets deposited in the trust, or their proceeds.  The trustee is required to perform only those duties specifically required under the trust agreement with respect to each series of trust certificates.

Governing Law

The trust certificates and the related trust agreement will each be governed by, and construed in accordance with, the laws of the State of Delaware.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion of the material U.S. federal income tax considerations of the acquisition, ownership, and disposition of the trust certificates is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This discussion is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment or tax circumstances or to holders subject to special tax rules, such as: partnerships, subchapter S corporations, or other pass-through entities, any government (or instrumentality or agency thereof), banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, persons holding the trust certificates as part of an integrated investment, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” persons (other than Non-U.S. Holders) whose functional currency for tax purposes is not the U.S. dollar, and persons subject to the alternative minimum tax provisions of the Code. This discussion does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder. This discussion assumes that the underlying CDs are properly characterized as U.S. dollar-denominated debt instruments for U.S. federal income tax purposes. If the underlying CDs are not characterized as U.S. dollar-denominated debt instruments for U.S. federal income tax purposes or the tax consequences associated with a particular form of trust certificate are different than those described below, they will be described in the applicable supplement. Further, the discussion below assumes that the trust certificates represent an interest in the underlying CDs in full. The discussion below does not discuss the consequences of a trust’s investment in eligible assets that are not CDs.

This summary is directed solely to holders that, except as otherwise specifically noted, will purchase the trust certificates upon original issuance and will hold such certificates and the assets of the trust as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the trust certificates, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

As used in this prospectus, the term “U.S. Holder” means a beneficial owner of a trust certificate that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•
a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Notwithstanding the preceding paragraph, to the extent provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as United States persons prior to that date, that elect to continue to be treated as United States persons also will be U.S. Holders. As used in this prospectus, the term “Non-U.S. Holder” is a holder that is not a U.S. Holder and that is not a partnership for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the trust certificates offered in this prospectus, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership and accordingly, this summary does not apply to partnerships. A partner of a partnership holding the trust certificates should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership, and disposition by the partnership of the trust certificates.

Tax Classification of Each Trust

Unless otherwise stated in the applicable supplement, in the opinion of Morrison & Foerster LLP, as will be filed with the SEC in connection with each offering of trust certificates, no trust, under current law then in effect, should be classified as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and each trust should constitute a grantor trust for U.S. federal income tax purposes. Each such opinion will be based on the assumption that there will be full compliance with the terms of the organizational documents relating to the trust and any related documents and on a certificate, if any, received from the trust.  Accordingly, in the view of Morrison & Foerster LLP, no trust should be subject to U.S. federal income tax and each certificateholder should be subject to U.S. federal income taxation as if it owned directly the portion of the underlying CDs allocable to the trust certificates, and as if it received (or accrued) directly its share of income received (or accrued) by the particular trust and as if it paid (or accrued) directly its share of expenses paid (or accrued) by the particular trust.  No assurance can be given that the IRS will agree with the foregoing characterization of the trust or that if challenged that the characterization will prevail.

For example, if a trust were to be classified as a tax partnership instead of a grantor trust, then the trust would not be subject to U.S. federal income tax, but each item of income, gain, loss and deduction generated as a result of the ownership of the underlying CDs by the trust would be allocated to the certificateholders as the partners in a tax partnership according to their respective interests in the trust. The amount of income reportable by the certificateholders as partners in a tax partnership could differ from that reportable by the certificateholders as holders of interests in a grantor trust. A cash basis certificateholder treated as a partner, for example, might be required to report income when it accrues to the trust rather than when it is received by the trust. As a result, the certificateholder might be taxed on an amount of income greater than the amount of interest received on the trust certificate. In addition, partnership characterization may have adverse state or local tax consequences for certificateholders. Certificateholders should consult their own tax advisors regarding the foregoing.

Because each trustee will treat the particular trust as a grantor trust for U.S. federal income tax purposes, it will not comply with the tax reporting requirements applicable to the possible alternative characterizations of the trust, including the one discussed above.

The following discussion assumes that each trust is, and the trust certificates represent interests in, a grantor trust for U.S. federal income tax purposes.

U.S. Holders

General

Allocation of basis. A U.S. Holder should allocate the purchase price for a certificate among the underlying CDs represented by the certificate in proportion to the relative fair market values of the underlying CDs on the purchase date. The amount allocated to any particular underlying CD will represent the initial adjusted basis of the U.S. Holder’s interest in that underlying CD.

Trust certificates subject to call right. As discussed above under “Description of the Trust Certificates—Call Right,” certain certificates may be subject to a call right. In that case, a U.S. Holder will generally be treated as the owner of a pro rata share of the underlying CDs and as the writer of a pro rata share of the option to call and will be taxed on each component separately. The applicable supplement will discuss the U.S. federal income tax consequences of the acquisition, ownership and disposition of trust certificates subject to a call right.

Interests in the Underlying CDs in Full

Interest income. Interest on an underlying CD will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received by the trust in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes, provided that the interest is qualified stated interest (as defined below).

Original issue discount. An underlying CD that was issued at an issue price less than its stated redemption price at maturity will be considered to have original issue discount (“OID”) for U.S. federal income tax purposes (and will be referred to as an “OID underlying CD”) unless the discount is de minimis (as described below). The stated redemption price at maturity of an underlying CD equals the sum of all payments required to be made on the underlying CD other than payments of “qualified stated interest.” “Qualified stated interest” is generally stated interest that is unconditionally payable in cash or property (other than in debt instruments of the underlying CD issuer) at least annually during the entire term of the underlying CD at a single fixed rate or, subject to certain conditions, at a variable rate.

If the difference between an underlying CD’s stated redemption price at maturity and its issue price is less than a de minimis amount (generally 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity), then the underlying CD will not be considered to have OID.

If the trust holds OID underlying CDs that mature more than one year from their date of issuance, U.S. Holders will generally be required to include their share of the OID in ordinary gross income as it accrues, in accordance with a constant yield method based on a compounding of interest and regardless of whether the U.S. Holder uses the cash or accrual method of accounting. Under this method, U.S. Holders generally will be required to include in income increasing amounts of OID in successive accrual periods. In some cases, OID may be includible in income prior to the receipt of any cash attributable to such income.

A U.S. Holder may make an election to include in gross income all interest that accrues on any underlying CD (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) in accordance with a constant yield method based on the compounding of interest (a “constant yield election”), as if such underlying CD were newly issued on the date of purchase of the trust certificates by the U.S. Holder and the issue price of such underlying CD equaled the purchase price allocated thereto. An election made by a taxpayer with respect to one obligation can affect other obligations held by the taxpayer. U.S. Holders should consult with their tax advisors regarding this election.

Contingent payment debt instruments. Special rules govern the tax treatment of debt instruments that are treated under applicable Treasury regulations as providing for contingent payments (“contingent payment debt instruments”). These rules generally require accrual of interest income on a constant yield basis at a comparable yield determined at the time of issuance of the instrument. Adjustments will be required to these accruals when any contingent payments are made that differ from the payments calculated based on the comparable yield. Any gain on the sale, exchange, or retirement of a contingent payment debt instrument will be ordinary income. Loss, up to the amount of interest included in income with respect to the contingent payment debt instrument by a U.S. Holder in the current or prior taxable years, will be characterized as ordinary loss and any loss in excess of that amount will be capital loss.

Market discount. If the purchase price allocated to an underlying CD is less than its stated redemption price at maturity or, in the case of an OID underlying CD, its adjusted issue price, the amount of the difference will be treated as market discount for U.S. federal income tax purposes, unless this difference is less than a specified de minimis amount. The adjusted issue price is the issue price of the underlying CD plus previously accrued OID, less any prior payments other than payments of qualified stated interest.

A U.S. Holder that makes a constant yield election or a separate election under market discount rules will be required to include market discount in income as it accrues. Absent such election, a U.S. Holder will be required to treat any principal payment (or, in the case of an OID underlying CD, any payment that does not constitute qualified stated interest) on, and any gain on the sale, exchange, or retirement of an underlying CD as ordinary income to the extent of the market discount accrued on the underlying CD at the time of the payment or disposition. If the underlying CD is disposed of in certain nontaxable transactions, accrued market discount will be includible as ordinary income to the U.S. Holder as if such U.S. Holder had sold the underlying CD at its then fair market value. In addition, the U.S. Holder may be required to defer, until the maturity of the underlying CD or its earlier disposition (including certain nontaxable transactions), the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry the trust certificate.

Acquisition premium and amortizable bond premium. If the purchase price allocated to an underlying CD exceeds the underlying CD’s adjusted issue price but is less than or equal to its stated redemption price at maturity, a U.S. Holder will be considered to have purchased the underlying CD with an acquisition premium. Under the acquisition premium rules, the amount of OID that a U.S. Holder must include in its gross income with respect to the underlying CD for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

If the purchase price allocated to an underlying CD exceeds the underlying CD’s stated redemption price at maturity, a U.S. Holder will be considered to have purchased the underlying CD with amortizable bond premium equal in amount to the excess of the purchase price over the amount payable at maturity (exclusive of any portion of such excess attributable to a conversion feature). A U.S. Holder may elect under Section 171 of the Code to amortize this premium, using a constant yield method, over the remaining term of the underlying CD (where the underlying CD is not optionally redeemable prior to its maturity date). If the underlying CD may be optionally redeemed prior to maturity after the trust has acquired it, the amount of amortizable bond premium is determined with reference to the amount payable on maturity or, if it results in a smaller premium attributable to the period before the earlier redemption date, with reference to the amount payable on the earlier redemption date.  A U.S. Holder who elects to amortize bond premium must reduce its tax basis in the underlying CD by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt instruments then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS.

If a U.S. Holder makes a constant yield election (as described under “—Original issue discount” above) for an underlying CD with amortizable bond premium, such election is treated as an election to amortize bond premium under Section 171 of the Code, with the consequences described above.

Short-Term CDs. Certain underlying CDs may have maturities of one year or less from the date of issue, which we refer to as short-term CDs. Treasury regulations provide that no payments of interest on a short-term debt CD are treated as qualified stated interest. Accordingly, in determining the amount of discount on a short-term CD, all interest payments, including stated interest, are included in the short-term CD’s stated redemption price at maturity.

In general, individual and certain other U.S. Holders using the cash-basis method of tax accounting are not required to include accrued discount on short-term debt CDs in income currently unless they elect to do so, but they may be required to include any stated interest in income as the interest is received. However, a cash-basis U.S. Holder will be required to treat any gain realized on a sale, exchange, or retirement of the short-term CD as ordinary income to the extent such gain does not exceed the discount accrued with respect to the short-term CD, which will be determined on a straight-line basis unless the holder makes an election to accrue the discount under the constant-yield method, through the date of sale, exchange, or retirement. In addition, a cash-basis U.S. Holder that does not elect to currently include accrued discount in income will not be allowed to deduct any of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term CD (in an amount not exceeding the deferred income), but instead will be required to defer deductions for such interest until the deferred income is realized upon the maturity of the short-term CD or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, a cash-basis U.S. Holder of a short-term CD may elect to include accrued discount in income on a current basis. If this election is made, the limitation on the deductibility of interest described above will not apply.

A U.S. Holder using the accrual method of tax accounting and some cash-basis holders (including banks, securities dealers, regulated investment companies, and certain trust funds) generally will be required to include accrued discount on a short-term CD in income on a current basis, on either a straight-line basis or, at the election of the holder, under the constant-yield method based on daily compounding.

Regardless of whether a U.S. Holder is a cash-basis or accrual-basis holder, the holder of a short-term CD may elect to include accrued “acquisition discount” with respect to the short-term CD in income on a current basis. Acquisition discount is the excess of the remaining redemption amount of the short-term CD at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing on a straight-line basis or, at the election of the holder, under a constant yield method based on daily compounding. If a U.S. Holder elects to include accrued acquisition discount in income, the rules for including OID will not apply. In addition, the market discount rules described above will not apply to short-term CDs.

Deductibility of Trust's Fees and Expenses

In computing its U.S. federal income tax liability, a U.S. Holder will be entitled to deduct, consistent with its method of accounting, its share of reasonable administrative fees, trustee fees and other fees, if any, paid or incurred by each trust as provided in Section 162 or 212 of the Code.  If a U.S. Holder is an individual, estate or trust, the deduction for the holder’s share of fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Sale, Exchange, or Retirement

Upon a sale, exchange, or retirement of a trust certificate, a U.S. Holder will generally be treated as having sold a pro rata portion of the underlying CDs represented by the certificate. The U.S. Holder will generally recognize gain or loss equal to the difference, if any, between the amount received for each type of underlying CD (determined based on the relative fair market values of the underlying CDs on the date of sale) and the U.S. Holder’s adjusted basis in each underlying CD. A U.S. Holder’s adjusted basis in an underlying CD will equal the amount of the certificate purchase price initially allocated to the underlying CD, increased by any OID accrued by the holder with respect to that security or any discount with respect to a short-term CD previously included in income with respect to the CD and decreased by the bond premium amortized and any payments of stated redemption price at maturity received with respect to that security. Except for amounts representing accrued interest and market discount not previously included in income, any gain or loss will generally be capital gain or loss.

Upon the sale, exchange, or retirement of an underlying CD (including a sale resulting from a sale of trust certificates which is treated as a sale of a pro rata portion of the underlying CDs represented by the certificate), a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, or retirement (less an amount equal to any accrued interest not previously included in income, which will be included in income as interest income for U.S. federal income tax purposes) and the U.S. Holder’s adjusted tax basis in the underlying CD.

Except as described above with respect to market discount or contingent payment debt instruments, gain or loss realized on the sale, exchange, or retirement of an underlying CD will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, or retirement the underlying CD has been held for more than one year.

Additional Medicare Tax on Unearned Income

Certain U.S. Holders, including individuals and estates and trusts, will be subject to an additional 3.8% Medicare tax on unearned income. For individual U.S. Holders, the additional Medicare tax applies to the lesser of (i) “net investment income,” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately).  “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents, and capital gains. U.S. Holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in the trust certificates.

Removal of Underlying CDs

The removal of the underlying CDs from a trust and corresponding distribution of the underlying CDs to the related certificateholders upon the occurrence of a removal event, tax wind-up event or investment company wind-up event described in this prospectus will not in and of itself result in gain or loss to a U.S. Holder.

Non-U.S. Holders

A beneficial owner of a trust certificate that is not a Non-U.S. Holder and that is not subject to U.S. federal income tax with respect to the trust certificate as a result of any direct or indirect connection to the United States (other than its ownership of a trust certificate) will generally not be subject to United States income or withholding tax, except as described below and under “—Information Reporting and Backup Withholding”, in respect of interest income or gain on the underlying CDs if:

•
the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock entitled to vote, and is not a controlled foreign corporation related, directly or indirectly, through stock ownership to, the underlying CD issuer and is not a bank extending credit under a loan entered into in the ordinary course of its trade or business;

•	interest on the underlying CDs is not contingent on the cash flows of, value of property of, or dividends or other equity payments by, the issuer of the underlying CDs; and

•	the certification requirement described below has been fulfilled with respect to the beneficial owner, as discussed below.

Interest and OID will not be exempt from withholding tax unless the beneficial owner provides an appropriate statement (generally on IRS Form W-8BEN or W-8BEN-E), signed under penalties of perjury, identifying the Non-U.S. Holder and stating, among other things, that the Non-U.S. Holder is not a U.S. person, or satisfies certain documentary evidence requirements for establishing that it is not a U.S. person.

If a Non-U.S. Holder is engaged in a trade or business in the United States, and if income or gain with respect to the trust certificates is effectively connected with the conduct of this trade or business, the Non-U.S. Holder, although exempt from withholding tax, will generally be taxed in the same manner as a U.S. Holder (see “—U.S. Holders” above), except that the Non-U.S. Holder will be required to provide to the trustee a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. These Non-U.S. Holders should consult their own tax advisors with respect to other U.S. tax consequences of the acquisition, ownership and disposition of trust certificates including the possible imposition of a 30% branch profits tax.

If the underlying CDs provide for payments relating to a “United States real property interest” within the meaning of Section 897 of the Code, then gain from the underlying CDs may be treated as income effectively connected with a United States trade or business, and a related withholding tax may apply.

Information Reporting and Backup Withholding

Information returns may be filed with the IRS in connection with tax items of the trust, including gross income and expenses, payments on the trust certificates and the proceeds from a sale, exchange, or retirement of the trust certificates or the trust property. A U.S. Holder will be subject to U.S. backup withholding tax on reportable payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. A Non-U.S. Holder may be subject to U.S. backup withholding tax on these payments unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person.  For a Non-U.S. Holder, the certification procedures required to claim the exemption from withholding tax described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding with respect to a holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

State and Local Tax Considerations

Potential holders should consider the state and local tax consequences of the purchase, ownership and disposition of the trust certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Potential holders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the trust certificates.

The Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (“FATCA”) imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the Treasury Department to collect and provide to the Treasury Department substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, with such institution. Account holders subject to information reporting requirements pursuant to the FATCA may include holders of the trust certificates. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity.

These withholding and reporting requirements generally currently apply to Withholdable Payments except that they will apply to payments of gross proceeds from a sale, exchange, or retirement made after December 31, 2016. If the trust determines withholding is appropriate with respect to the trust certificates, the trust will withhold tax at the applicable statutory rate, and the trust will not pay any additional amounts in respect of such withholding. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Holders are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the trust certificates.

EMPLOYEE RETIREMENT INCOME SECURITY ACT CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes requirements on employee benefit plans (as defined in Section 3(3) of ERISA) subject to ERISA and on collective investment funds, separate accounts and various other entities in which these plans are invested, including insurance company separate and general accounts (all of which are referred to in this prospectus as “ERISA Plans”), and on persons who are fiduciaries (as defined in Section 3(21) of ERISA) with respect to these ERISA Plans.  The Code also imposes various requirements on ERISA Plans and on other retirement plans and arrangements that are not subject to ERISA, including individual retirement accounts and Keogh plans (these ERISA Plans and other plans and arrangements are referred to in this prospectus as “Plans”).

Before proceeding with an investment in trust certificates on behalf of a Plan, the person with investment discretion on behalf of the Plan (the “Plan Fiduciary”) should review with its legal advisors whether the purchase or holding of trust certificates would be a suitable investment for the Plan.  The following discussion and any discussion in an accompanying prospectus supplement is not intended to be exhaustive, but illustrative of some of the legal issues which may be of concern to a Plan Fiduciary considering an investment in trust certificates on behalf of a Plan.  Because of the many factual patterns which may develop in connection with the purchase or holding of trust certificates, independent advice should be sought regarding each Plan's particular situation.

ERISA's Fiduciary Standards

Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification, requirements respecting delegation of investment authority and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.  Each Plan Fiduciary of an ERISA Plan must give appropriate consideration to the facts and circumstances that are relevant to an investment in the trust certificates, including the role that an investment in the trust certificates plays in the ERISA Plans' investment portfolio.  Each Plan Fiduciary of an ERISA Plan, before deciding to invest in the trust certificates, must be satisfied that an investment in the trust certificates is a prudent investment for the ERISA Plan, that the investments of the ERISA Plan, including the investment in the trust certificates, are diversified so as to minimize the risk of large losses and that an investment in the trust certificates complies with the ERISA Plan and related trust documents.

Prohibited Transaction Rules

Unless a statutory or administrative exemption is available, Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in a broad range of transactions with persons (“parties in interest” within the meaning of ERISA and “disqualified persons” within the meaning of the Code; collectively, “Parties in Interest”) who have specified relationships to the Plan.  The types of transactions between Plans and Parties in Interest that are prohibited include: (1) sales, exchanges or leases of property, (2) loans or other extensions of credit and (3) the furnishing of goods and services. Parties in Interest that participate in a non-exempt prohibited transaction may be subject to an excise tax under ERISA or the Code.  In addition, the persons involved in the prohibited transaction may have to rescind the transaction and pay an amount to the Plan for any losses realized by the Plan or profits realized by these persons and various other liabilities that may have a significant adverse effect on these persons.

An investment in trust certificates by a Plan might result in the underlying CDs being deemed to constitute assets of that Plan, which in turn would mean that these assets, and various underlying aspects of the investment, including the operation of the trust, would be subject to the prohibited transaction rules of ERISA and Section 4975 of the Code.  In addition, it might also mean that the Plan Fiduciary deciding to invest in the trust certificates may be regarded as having delegated fiduciary responsibility to each related trustee with respect to the investment.  Under regulations issued by the U.S. Department of Labor, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”), the assets of a trust would be treated as assets of a Plan that acquires trust certificates unless one of the exceptions contained in the Plan Asset Regulations is applicable.  No assurance can be given as to whether any of the exceptions set forth in the Plan Asset Regulations will apply to a trust and, thus, an acquisition of trust certificates by one or more Plans could result in the trust's assets being treated as assets of Plan investors.  For example, under the Plan Asset Regulations, the assets of a trust would not be considered assets of a Plan if the trust certificates constitute “publicly offered securities.”  For this purpose, a publicly-offered security is a security that is:

•	freely transferable;

•	part of a class of securities that is owned by 100 or more investors independent of the issuer and of each other; and

•
either (1) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (2) sold to the Plan as part of an offering pursuant to an effective registration statement under the Securities Act, and the class of securities is registered under the Exchange Act within 120 days after the end of the issuer's fiscal year.

The accompanying prospectus supplement will indicate if the depositor believes a class of trust certificates may constitute “publicly offered securities.”  Under the Plan Asset Regulations, the assets of a trust also will not be considered assets of a Plan if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by “benefit plan investors.”  For this purpose, “benefit plan investors” are defined to include Plans subject to the fiduciary requirements of ERISA, any individual retirement accounts or other plans subject to Section 4975 of the Code, and any entity whose underlying assets include plan assets under the Plan Asset Regulations by reason of any such plans’ or accounts’ investments in such entity.  Unless an accompanying prospectus supplement provides otherwise, neither the initial sales of the trust certificates nor any subsequent transfers of the trust certificates will be monitored to comply with the 25% limit described above.

Each trust has been structured with the intention that, if the trust's assets were treated as assets of any Plan, the operations of the trust, and functions of the trustee, will be restricted to limit the exercise of discretion on the part of the related trustee, in order to minimize the potential for prohibited transactions.  Nevertheless, each Plan Fiduciary contemplating an investment in the trust certificates should consult with its legal advisors and review all of the terms of the trust agreement and the underlying CDs.  In addition, Plan Fiduciaries cannot purchase trust certificates on behalf of a Plan unless an exemption from the prohibited transaction rules of ERISA and Section 4975 of the Code applies to the purchase of the trust certificates and, if applicable, to the holding and disposition of the trust certificates and to the underlying transactions of a trust.  For example, various exemptions may apply if the Plan Fiduciary is a QPAM or INHAM (as those terms are defined in Prohibited Transaction Class Exemption (“PTE”) 84-14 and PTE 96-23, respectively), and the other conditions to the applicability of PTE 84-14 or PTE 96-23 are satisfied with respect to the acquisition of the trust certificates and, if applicable, to the continued holding and disposition of the trust certificates as well as to the underlying transactions of the trust.  In addition, the exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may be available for certain arm’s-length transactions with a person that is a party in interest solely by reason of providing services to Plans or being an affiliate of such a service provider (the “Service Provider Exemption”).  Alternatively, other exemptions may apply if the Plan is an insurance company separate or general account or a bank collective investment fund and the conditions to the applicability of PTE 90-1 (for insurance company pooled separate accounts), PTE 95-60 (for insurance company general accounts) or PTE 91-38 (for bank collective funds) are satisfied so that one of those PTEs applies to the acquisition of the trust certificates and, if applicable, to the continued holding and disposition of the trust certificates, as well as to the underlying transactions of the trust.

Each Plan Fiduciary must be sure that any applicable exemption applies not only to the acquisition of the trust certificates but also, if applicable, to the continued holding and disposition of the trust certificates and to the underlying transactions of the trust.  In this regard, there can be no assurance that even if the conditions specified in one or more of the PTEs are met that the scope of the relief provided by the PTEs covers all acts which might be construed as prohibited transactions.  Accordingly, each Plan Fiduciary who purchases a trust certificate on behalf of a Plan will be deemed to represent in its corporate and fiduciary capacity that its acquisition of the trust certificates will not constitute or result in a non-exempt prohibited transaction.  In addition, if the trust certificates do not constitute “publicly offered securities,” each Plan Fiduciary who purchases a trust certificate on behalf of a Plan will be deemed to represent that either:

•
the Plan is so represented in this regard by a QPAM or INHAM and will be so represented for so long as the Plan holds a trust certificate, and that the other conditions of PTE 84-14, PTE 96-23 or the Service Provider Exemption are and will at all times be satisfied;

•	the conditions to the applicability of PTE 90-1, PTE 95-60 or PTE 91-38 are and will at all times be satisfied; or

•
the conditions of another applicable exemption are and will at all times be satisfied, so that in the case of this bullet point or the previous two, the applicable exemption applies to the purchase, continued holding and disposition of the trust certificates, as well as to the underlying CDs of the trust.

In addition, if the trust certificates do not constitute “publicly offered securities,” the trust certificates generally should not be purchased by a Plan if the trust, the related trustee, the depositor, any selling agent, the related issuers or any of their respective affiliates (each, a “Seller”) either:

•	has investment discretion with respect to the investment of the Plan's assets; or

•
regularly gives investment advice with respect to the Plan's assets for a fee, pursuant to an understanding that this advice will serve as a primary basis for investment decisions with respect to the Plan's assets and that this advice will be based on the particular investment needs of the Plan.

In connection with the foregoing, each Plan Fiduciary who purchases a trust certificate on behalf of a Plan will be deemed to represent in its corporate and fiduciary capacity that it recognizes and agrees that any communication from the Seller to such Plan Fiduciary with respect to the trust certificates is not intended by the Seller to be impartial investment advice and is rendered in its capacity as a seller of such trust certificates and not a fiduciary to the Plan.

In addition, and regardless of the applicability of any of the PTEs described above, a prohibited transaction may still occur under ERISA or the Code where there are circumstances indicating that:

•	the investment in trust certificates is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA;

•
the investment constitutes an arrangement under which it is expected that a trust will engage in transactions which would otherwise be prohibited if entered into directly by the Plan purchasing the trust certificates;

•	the Plan, by itself, has the authority or influence to cause a trust to engage in these transactions; or

•	the Party in Interest may, but only with the aid of the Plan, cause a trust to engage in transactions with the Party in Interest.

Governmental Plans and Other Exempt Plans

Various employee benefit plans may be governmental plans or church plans.  Governmental plans and church plans are generally not subject to ERISA, nor do the above-described prohibited transaction provisions apply.  However, these plans are subject to prohibitions against various related-party transactions under Section 503 the Code, which prohibitions operate similar to the above-described prohibited transaction rules.  In addition, the fiduciary of any governmental or church plan must consider applicable state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon the plan.

We express no view whether an investment in trust certificates (and any continued holding of the trust certificates), or the operation and administration of a trust, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local, or other law respecting the plan.

THE SALE OF TRUST CERTIFICATES TO PLANS IS IN NO RESPECT A REPRESENTATION BY A TRUST, THE RELATED TRUSTEE, THE DEPOSITOR, ANY SELLING AGENT, THE RELATED ISSUERS, ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE TRUST CERTIFICATES THAT THESE INVESTMENTS MEET ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THESE INVESTMENTS ARE OTHERWISE APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.  ANY PLAN FIDUCIARY THAT PROPOSES TO CAUSE A PLAN TO PURCHASE THE TRUST CERTIFICATES SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL APPLICABILITY OF ERISA AND THE CODE TO THAT INVESTMENT AND WHETHER ANY EXEMPTION WOULD BE APPLICABLE AND DETERMINE ON ITS OWN WHETHER ALL CONDITIONS OF THE EXEMPTION OR EXEMPTIONS HAVE BEEN SATISFIED.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may offer the trust certificates from time to time (i) through one or more underwriters or dealers, (ii) through one or more selling agents or (iii) directly to one or more purchasers.  The accompanying prospectus supplement will set forth the material terms of the offering of any series of trust certificates, which may include the names of any underwriters or selling agents, the purchase price of the certificates and the proceeds to us from the sale, any discounts, commission or other compensation payable to each underwriter or selling agent, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and the place and time of delivery of the trust certificates to be offered through the prospectus supplement.

If underwriters are used in the sale, trust certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions.  The particular trust may sell the trust certificates at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale or at prices related to those prevailing market prices, or at negotiated prices, as specified in the accompanying prospectus supplement.  The trust certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  The managing underwriters or underwriters in the U.S. may include Incapital. The obligations of those underwriters to purchase trust certificates will be subject to some conditions precedent and the underwriters will be obligated to purchase all trust certificates if any trust certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Trust certificates may be sold through selling agents designated by the depositor from time to time.  The accompanying prospectus supplement will set forth the name of any selling agent involved in the offer or sale of the trust certificates, and any commissions payable by the depositor to the selling agent.  Any selling agent will act on a best efforts basis for the period of its appointment.

We will deposit the proceeds of the trust certificates with the underlying CD issuers which will then issue to the relevant trust the underlying CDs that will be deposited in such trust.  These transactions will occur contemporaneously.  We will be the issuer of the trust certificates within the meaning of the U.S. federal securities laws.  If the accompanying prospectus supplement so indicates, the depositor will authorize selling agents, underwriters or dealers to solicit offers by specified institutions to purchase trust certificates at the public offering price described in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in that prospectus supplement. The contracts will be subject only to those conditions set forth in the accompanying prospectus supplement. The prospectus supplement will also set forth the commissions payable for solicitation of those contracts. Any underwriters, dealers or selling agents participating in the distribution of trust certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of trust certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Selling agents and underwriters may be entitled under agreements entered into with the depositor to indemnification by the depositor against some civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the selling agents or underwriters or their affiliates may be required to make in respect thereof. Selling agents and underwriters and their affiliates may be customers of, engage in transactions with, or perform services for, the depositor or its affiliates in the ordinary course of business.

Affiliates of the selling agent may act as agents in connection with the sale of the trust certificates.  The accompanying prospectus supplement will name any affiliate of the selling agent acting as agents and will describe its affiliation with the selling agent.  The selling agents or their affiliates may act as principals or agents in connection with market-making transactions relating to the trust certificates or trading activities that create a short position.  The prospectus supplement related to the trust certificates for which a market is being made or a short position is being either created or covered will be delivered by the selling agents or their affiliates.

Conflicts of Interest

We are an affiliate of Incapital.  Incapital will conduct each offering of the trust certificates in compliance with the requirements of FINRA Rule 5121, regarding a FINRA member firm’s distribution of the securities of an affiliate.  Following the initial distribution of any trust certificates, Incapital may offer and sell those certificates in the course of its business as broker-dealer. Incapital may act as principal or agent in these transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Incapital may use this prospectus and the accompanying prospectus supplement in connection with any of these transactions. Incapital is not obligated to make a market in any of the trust certificates and may discontinue any market-making activities at any time without notice.

Neither Incapital nor any other affiliated agent or dealer of the depositor utilized in the initial offering of the trust certificates will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

LEGAL MATTERS

Morrison & Foerster LLP, New York, New York, or other counsel identified in the accompanying prospectus supplement, will pass upon certain legal matters relating to the trust certificates for the depositor and any selling agents.  The validity of the trust certificates and other matters of Delaware law will be passed upon for the depositor and any selling agents by Richards, Layton & Finger, P.A., Wilmington, Delaware.

$250,000,000

Incapital Products II LLC

Depositor and Sponsor

BASICS

(BAsic Structured Income Certificates)

CD Pass-Through Certificates

Prospectus

[__________], 2015

For 25 days, with respect to trust certificates approved for listing on a national securities exchange, or 90 days following the date of the prospectus supplement accompanying this prospectus, all selling agents or dealers selling trust certificates are required to deliver a copy of this prospectus and the accompanying prospectus supplement to their potential investors.  This is in addition to the selling agents’ or dealers’ obligation to deliver a copy of this prospectus and the accompanying prospectus supplement to their potential investors when acting as an agent of the depositor in soliciting offers to purchase trust certificates.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

Expenses in connection with the offering of the trust certificates being registered hereunder, other than underwriting discounts and commissions, are estimated as follows:

SEC Registration Fee	$29,050
Printing and Engraving	$100,000
Legal Fees and Expenses	$150,000
Trustee Fees and Expenses	$400,000
Rating Agency Fees	$100,000
Listing Fees and Expenses	$100,000
Miscellaneous	$200,000
Total	$1,079,050

Item 15.  Indemnification of Directors and Officers.

Section 18-108 of the Limited Liability Company Act of the State of Delaware proves that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 12 of the Limited Liability Company Agreement of the depositor provides that the depositor shall pay and shall protect, indemnify and save harmless the manager, the members and any officers, employees, agents and servants of the depositor and all persons controlling, controlled by or under common control or otherwise affiliated with any of them (each of the foregoing an “Indemnified Person”) from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses (including, without limitation, fees and expenses of counsel) of any nature (including, without limitation, under any federal, state or foreign securities laws, rules or regulations) arising from or relating to (a) the Limited Liability Company Agreement, (b) the transactions contemplated by the Limited Liability Company or by any of the documents to which the depositor may be a party, whether now existing or hereinafter arising, and (c) the actions of any Indemnified Person (or the failure or and Indemnified Person to act) in their respective capacities for the Company (all of the foregoing being collectively referred to as “Indemnified Amounts”); excluding, however, Indemnified Amounts resulting from the gross negligence or willful misconduct of any Indemnified Person in performing such Indemnified Person’s obligations hereunder, under the Act or pursuant to any employment or other similar agreement.  If any action, suit or proceeding arising from any of the foregoing is brought against any Indemnified Person, the depositor will resist and defend such action, suit or proceeding or cause the same to be resisted and defended by its counsel (which counsel shall be reasonably satisfactory to the affected Indemnified Person or Persons) and shall pay all costs of defense as incurred unless and until it is finally determined by a court of competent jurisdiction that such Indemnified Person is not entitled to indemnification hereunder.

Item 16.  Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit No.	Description
3.1	Limited Liability Company Agreement of Incapital Trust Products II LLC*
4.1	Form of Trust Agreement, with form of Trust Certificate attached thereto*
4.2	Form of Selling Agent Agreement*
4.3	Form of Administrative Agent Agreement*
4.4	Form of Deposit Agreement*
5.1	Opinion of Richards, Layton & Finger, P.A. **
8.1	Opinion of Morrison & Foerster LLP **
23.1	Consent of Richards, Layton & Finger, P.A. (included in its opinion filed as Exhibit 5.1) **
23.2	Consent of Morrison & Foerster LLP (included in Exhibit 8.1) **
25.1	Statement of Eligibility of Trustee on Form T-1*

*Filed herewith.

**To be provided by amendment.

(b)	Financial Statement Schedules

Not Applicable

Item 17.  Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the foregoing paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of this registration statement.

Provided, further, however that the foregoing paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b) of the Trust Indenture Act.

(b)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)
for purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)
except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

(3)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
each prospectus filed by the registrant pursuant to Rule 430B under the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) under the Securities Act as part of the registration statement in reliance on Rule 430B for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B under the Securities Act, for liability purposes of the issuer and any person that is at the date an underwriter, such date shall be deemed to be a new effective date of the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated by reference into the registration statement or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(4)
that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used by or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(d)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, Delaware, on the 29th day of July, 2015.

INCAPITAL TRUST PRODUCTS II LLC

/s/ Christopher O’Connor
Name: Christopher O’Connor Title: Chief Executive Officer and Manager

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons for Incapital Trust Products II LLC in the capacities indicated, on the 29th day of July, 2015.

Signature	Title	Date

/s/ Christopher O’Connor	Chief Executive Officer and	July 29, 2015
Christopher O’Connor	Manager (Principal Executive Officer)

/s/ Thomas Belka	Chief Financial Officer (Principal	July 29, 2015
Thomas Belka	Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
3.1	Limited Liability Company Agreement of Incapital Trust Products II LLC*
4.1	Form of Trust Agreement, with form of Trust Certificate attached thereto*
4.2	Form of Selling Agent Agreement*
4.3	Form of Administrative Agent Agreement*
4.4	Form of Deposit Agreement*
5.1	Opinion of Richards, Layton & Finger, P.A. **
8.1	Opinion of Morrison & Foerster LLP **
23.1	Consent of Richards, Layton & Finger, P.A. (included in its opinion filed as Exhibit 5.1) **
23.2	Consent of Morrison & Foerster LLP (included in Exhibit 8.1 )**
25.1	Statement of Eligibility of Trustee on Form T-1*

*Filed herewith.

**To be provided by amendment.